                                                                     EXHIBIT 4.1

================================================================================

                            LAIDLAW INVESTMENTS LTD.
                 (to be renamed Laidlaw International, Inc. upon
                       consummation of the Domestication)

                           THE GUARANTORS NAMED HEREIN

                                       and

                DEUTSCHE BANK TRUST COMPANY AMERICAS, as Trustee

                     --------------------------------------

                                    INDENTURE

                            Dated as of June 3, 2003
                     --------------------------------------

                   $406,000,000 10 3/4% Senior Notes due 2011

================================================================================

                              CROSS-REFERENCE TABLE

  TIA                                                                                   Indenture
Section                                                                                  Section
-------                                                                             -----------------
310   (a)(1)...............................................................         7.10
      (a)(2)...............................................................         7.10
      (a)(3)...............................................................         N.A.
      (a)(4)...............................................................         N.A.
      (a)(5)...............................................................         7.10
      (b)..................................................................         7.08; 7.10
      (b)(1)...............................................................         7.10
      (c)..................................................................         N.A.
311   (a)..................................................................         7.11
      (b)..................................................................         7.11
      (c)..................................................................         N.A.
312   (a)..................................................................         2.06
      (b)..................................................................         12.03
      (c)..................................................................         12.03
313   (a)..................................................................         7.06
      (b)..................................................................         7.08
      (b)(1)...............................................................         N.A.
      (b)(2)...............................................................         7.06; 11.04
      (c)..................................................................         7.06; 11.04
      (d)..................................................................         7.06
314   (a)..................................................................         4.06; 4.18; 12.04
      (b)..................................................................         11.02
      (c)(1)...............................................................         12.04
      (c)(2)...............................................................         12.04
      (c)(3)...............................................................         N.A.
      (d)..................................................................         11.04
      (e)..................................................................         12.05
      (f)..................................................................         N.A.
315   (a)..................................................................         7.01(b)
      (b)..................................................................         7.05
      (c)..................................................................         7.01(a)
      (d)..................................................................         7.01(c)
      (e)..................................................................         6.12
316   (a) (last sentence)..................................................         2.10
      (a)(1)(A)............................................................         6.05
      (a)(1)(B)............................................................         6.04
      (a)(2)...............................................................         N.A.
      (b)..................................................................         6.08
      (c)..................................................................         8.04
317   (a)(1)...............................................................         6.09
      (a)(2)...............................................................         6.10
      (b)..................................................................         2.05; 7.12
318   (a)..................................................................         12.01

-----------------------
N.A. means Not Applicable

Note: This Cross-Reference Table shall not, for any purpose, be deemed to be a part of this Indenture

                                TABLE OF CONTENTS

                                                                                           Page
                                                                                           ----
                                          ARTICLE ONE

                          DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.01.   Definitions..............................................................    1
SECTION 1.02.   Incorporation by Reference of Trust Indenture Act........................   32
SECTION 1.03.   Rules of Construction....................................................   32

                                          ARTICLE TWO

                                           THE NOTES

SECTION 2.01.   Amount of Notes..........................................................   33
SECTION 2.02.   Form and Dating..........................................................   33
SECTION 2.03.   Execution and Authentication.............................................   34
SECTION 2.04.   Registrar and Paying Agent...............................................   34
SECTION 2.05.   Paying Agent To Hold Money in Trust......................................   35
SECTION 2.06.   Holder Lists.............................................................   35
SECTION 2.07.   Transfer and Exchange....................................................   36
SECTION 2.08.   Replacement Notes........................................................   36
SECTION 2.09.   Outstanding Notes........................................................   37
SECTION 2.10.   Treasury Notes...........................................................   37
SECTION 2.11.   Temporary Notes..........................................................   38
SECTION 2.12.   Cancellation.............................................................   38
SECTION 2.13.   Defaulted Interest.......................................................   38
SECTION 2.14.   CUSIP Number.............................................................   38
SECTION 2.15.   Deposit of Moneys........................................................   39
SECTION 2.16.   Book-Entry Provisions for Global Notes...................................   39
SECTION 2.17.   Special Transfer Provisions..............................................   41
SECTION 2.18.   Computation of Interest..................................................   43

                                         ARTICLE THREE

                                          REDEMPTION

SECTION 3.01.   Election To Redeem; Notices to Trustee...................................   43
SECTION 3.02.   Selection by Trustee of Notes To Be Redeemed.............................   44
SECTION 3.03.   Notice of Redemption.....................................................   44
SECTION 3.04.   Effect of Notice of Redemption...........................................   45
SECTION 3.05.   Deposit of Redemption Price..............................................   45
SECTION 3.06.   Notes Redeemed in Part...................................................   46
SECTION 3.07.   Special Mandatory Redemption; Notices to Trustee and
                  Securities Intermediary................................................   46
SECTION 3.08.   Notice of Special Mandatory Redemption to Holders........................   46

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                                                                                           ----
SECTION 3.09.   Effect of Notice of Special Mandatory Redemption.........................   47
SECTION 3.10.   Deposit of Special Mandatory Redemption Price............................   47
SECTION 3.11.   Other Mandatory Redemption...............................................   47

                                          ARTICLE FOUR

                                           COVENANTS

SECTION 4.01.   Payment of Notes.........................................................   48
SECTION 4.02.   Maintenance of Office or Agency..........................................   48
SECTION 4.03.   Corporate Existence......................................................   49
SECTION 4.04.   Maintenance of Properties; Insurance; Compliance with Law................   49
SECTION 4.05.   Waiver of Stay, Extension or Usury Laws..................................   50
SECTION 4.06.   Compliance Certificate...................................................   50
SECTION 4.07.   Payment of Taxes and Other Claims........................................   51
SECTION 4.08.   Repurchase at the Option of Holders upon Change of Control...............   51
SECTION 4.09.   Limitation on Incurrence of Additional Indebtedness and
                  Issuance of Preferred Stock............................................   53
SECTION 4.10.   Limitation on Restricted Payments........................................   56
SECTION 4.11.   Limitation on Liens......................................................   61
SECTION 4.12.   Repurchase at the Option of the Holders upon Asset Sales.................   62
SECTION 4.13.   Limitation on Dividends and Other Payment Restrictions Affecting
                  Restricted Subsidiaries................................................   66
SECTION 4.14.   Limitation on Transactions with Affiliates...............................   68
SECTION 4.15.   Limitation on Designations of Unrestricted Subsidiaries..................   70
SECTION 4.16.   Limitation on Sale and Leaseback Transactions............................   71
SECTION 4.17.   Reports to Holders.......................................................   72
SECTION 4.18.   Issuance of Subsidiary Guarantees........................................   73
SECTION 4.19.   Payment of Additional Amounts............................................   73

                                          ARTICLE FIVE

                                     SUCCESSOR CORPORATION

SECTION 5.01.   Merger, Consolidation and Sale of Assets.................................   76

                                          ARTICLE SIX

                                    DEFAULTS AND REMEDIES

SECTION 6.01.   Events of Default........................................................   79
SECTION 6.02.   Acceleration of Maturity; Rescission.....................................   81
SECTION 6.03.   Other Remedies...........................................................   82
SECTION 6.04.   Waiver of Past Defaults and Events of Default............................   82
SECTION 6.05.   Control by Majority......................................................   83
SECTION 6.06.   Limitation on Suits......................................................   83

                                                                                           Page
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
SECTION 6.07.   No Personal Liability of Directors, Officers, Employees and
                  Stockholders...........................................................   84
SECTION 6.08.   Rights of Holders To Receive Payment.....................................   84
SECTION 6.09.   Collection Suit by Trustee...............................................   84
SECTION 6.10.   Trustee May File Proofs of Claim.........................................   84
SECTION 6.11.   Priorities...............................................................   85
SECTION 6.12.   Undertaking for Costs....................................................   85

                                          ARTICLE SEVEN

                                            TRUSTEE

SECTION 7.01.   Duties of Trustee........................................................   86
SECTION 7.02.   Rights of Trustee........................................................   87
SECTION 7.03.   Individual Rights of Trustee.............................................   89
SECTION 7.04.   Trustee's Disclaimer.....................................................   89
SECTION 7.05.   Notice of Defaults.......................................................   89
SECTION 7.06.   Reports by Trustee to Holders............................................   90
SECTION 7.07.   Compensation and Indemnity...............................................   90
SECTION 7.08.   Replacement of Trustee...................................................   91
SECTION 7.09.   Successor Trustee by Consolidation, Merger, etc..........................   92
SECTION 7.10.   Eligibility; Disqualification............................................   92
SECTION 7.11.   Preferential Collection of Claims Against Company........................   93
SECTION 7.12.   Paying Agents............................................................   93

                                        ARTICLE EIGHT

                                   MODIFICATION AND WAIVER

SECTION 8.01.   Without Consent of Holders...............................................   93
SECTION 8.02.   With Consent of Holders..................................................   94
SECTION 8.03.   Compliance with Trust Indenture Act......................................   96
SECTION 8.04.   Revocation and Effect of Consents........................................   96
SECTION 8.05.   Notation on or Exchange of Notes.........................................   96
SECTION 8.06.   Trustee To Sign Amendments, etc..........................................   97

                                         ARTICLE NINE

                              DISCHARGE OF INDENTURE; DEFEASANCE

SECTION 9.01.   Discharge of Liability on Notes; Defeasance..............................   97
SECTION 9.02.   Conditions to Defeasance.................................................   99
SECTION 9.03.   Deposited Money and Government Obligations To Be Held in
                  Trust; Other Miscellaneous Provisions..................................  100
SECTION 9.04.   Reinstatement............................................................  100
SECTION 9.05.   Moneys Held by Paying Agent..............................................  101

                                                                                           Page
                                                                                           ----
SECTION 9.06.   Moneys Held by Trustee...................................................  101

                                         ARTICLE TEN

                                      GUARANTEE OF NOTES

SECTION 10.01.  Guarantee................................................................  102
SECTION 10.02.  Execution and Delivery of Guarantee......................................  103
SECTION 10.03.  Release of Guarantors....................................................  103
SECTION 10.04.  Waiver of Subrogation....................................................  104
SECTION 10.05.  Notice to Trustee........................................................  104
SECTION 10.06.  Severability.............................................................  105
SECTION 10.07.  Limitation on Guarantor's Liability; Contribution........................  105
SECTION 10.08.  Successors and Assigns...................................................  106
SECTION 10.09.  No Waiver................................................................  106

                                       ARTICLE ELEVEN

                                    SECURITY DOCUMENTS

SECTION 11.01.  Security Documents.......................................................  106
SECTION 11.02.  Recording and Opinions...................................................  107
SECTION 11.03.  Release of Collateral....................................................  107
SECTION 11.04.  Certificates of the Company..............................................  107
SECTION 11.05.  Authorization of Actions To Be Taken by the Trustee Under the
                  Security Documents.....................................................  108
SECTION 11.06.  Authorization of Receipt of Funds by the Trustee Under the
                  Security Documents.....................................................  108

                                     ARTICLE TWELVE

                                     MISCELLANEOUS

SECTION 12.01.  Trust Indenture Act Controls.............................................  108
SECTION 12.02.  Notices..................................................................  109
SECTION 12.03.  Communications by Holders with Other Holders.............................  110
SECTION 12.04.  Certificate and Opinion as to Conditions Precedent.......................  110
SECTION 12.05.  Statements Required in Certificate and Opinion...........................  110
SECTION 12.06.  Rules by Trustee and Agents..............................................  111
SECTION 12.07.  Legal Holidays...........................................................  111
SECTION 12.08.  Governing Law............................................................  111
SECTION 12.09.  No Adverse Interpretation of Other Agreements............................  111
SECTION 12.10.  Successors...............................................................  111
SECTION 12.11.  Multiple Counterparts....................................................  112
SECTION 12.12.  Table of Contents, Headings, etc.........................................  112
SECTION 12.13.  Separability.............................................................  112

                                                                                           Page
                                                                                           ----
SECTION 12.14.  Agent for Service; Submission to Jurisdiction; Waiver of
                  Immunities.............................................................  112
SECTION 12.15.  Currency of Account; Conversion of Currency; Foreign Exchange
                  Restrictions...........................................................  113

                                        EXHIBITS

Exhibit A.      Form of Note.............................................................  A-1
Exhibit B.      Form of Legend for Rule 144A Notes and Other Notes
                  That Are Restricted Notes..............................................  B-1
Exhibit C.      Form of Legend for Regulation S Note.....................................  C-1
Exhibit D.      Form of Legend for Global Note...........................................  D-1
Exhibit E.      Form of Certificate To Be Delivered in Connection with Transfers
                  Pursuant to Regulation S...............................................  E-1
Exhibit F.      Form of Guarantee........................................................  F-1
Exhibit G.      Form of Certificate from Acquiring Institutional Accredited Investor.....  G-1

                  INDENTURE, dated as of June 3, 2003, between LAIDLAW INVESTMENTS LTD., an Ontario corporation, as issuer (the "Company"), the Guarantors named herein and DEUTSCHE BANK TRUST COMPANY AMERICAS, as trustee (the "Trustee").

                  The Notes shall be Guaranteed by the Guarantors (as defined below).

                  Each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders of the Notes.

                                   ARTICLE ONE

                   DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.01.     Definitions.

                  "Acquired Indebtedness" means Indebtedness of a Person or any of its Subsidiaries existing (1) at the time such Person becomes a Restricted Subsidiary or (2) at the time it merges or consolidates with the Company or any of the Restricted Subsidiaries or assumed by the Company or any Restricted Subsidiary in connection with the acquisition of assets from such Person and in each case not incurred by such Person in connection with, or in anticipation or contemplation of, such Person becoming a Restricted Subsidiary or such acquisition, merger or consolidation. Acquired Indebtedness shall be deemed to have been incurred, with respect to clause (1) of the preceding sentence, on the date such Person becomes a Restricted Subsidiary of the Company and, with respect to clause (2) of the preceding sentence, on the date of consummation of such merger, consolidation or acquisition of assets.

                  "Additional Amounts" has the meaning set forth in Section 4.19(b).

                  "Additional Interest" has the meaning set forth in Exhibit A.

                  "Additional Notes" has the meaning set forth in Section 2.01.

                  "Adjusted Net Assets" of any Person at any date shall mean the lesser of the amount by which:

                  (1) the fair value of the property of such Person exceeds the total amount of liabilities, including, without limitation, contingent liabilities (after giving effect to all other fixed and contingent liabilities), but excluding liabilities under the Guarantee of such Person at such date; and

                  (2) the present fair salable value of the assets of such Person at such date exceeds the amount that will be required to pay the probable liability of such Person on its debts (after giving effect to all other fixed and contingent liabilities and after giving effect to any collection from any Subsidiary of such Person in respect of the obligations of such Person under the Guarantee of such Person), excluding Indebtedness in respect of the Guarantee of such Person, as they become absolute and matured.

                  "Affiliate" of any specified Person means:

                  (a) any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person, or

                  (b)      any other Person who is a director or officer of:

                  (1)      such specified Person,

                  (2)      any Subsidiary of such specified Person, or

                  (3)      any Person described in clause (a) above.

                  For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing. For purposes of Section
4.14 only, "Affiliate" shall also mean any beneficial owner of shares representing 10% or more of the total voting power of the Voting Stock (on a fully diluted basis) of the Company or of rights or warrants to purchase such Voting Stock (whether or not currently exercisable) and any Person who would be an Affiliate of any such beneficial owner pursuant to the first sentence hereof.

                  "Affiliate Transaction" has the meaning set forth in Section 4.14.

                  "Agent" means any Registrar, Paying Agent or agent for service or notices and demands.

                  "Agent Members" has the meaning set forth in Section 2.16.

                  "Alternate Offer" has the meaning set forth in Section
4.08(e).

                  "amend" means amend, modify, supplement, restate or amend and restate, including successively; and "amending" and "amended" have correlative meanings.

                  "Applicable Currency Equivalent" means, with respect to any monetary amount in a currency other than U.S. Dollars at any time for the determination thereof, the amount of U.S. Dollars obtained by converting such foreign currency involved in such computation into U.S. Dollars at the spot rate for the purchase of U.S. Dollars with the applicable foreign currency as quoted by Reuters at approximately 10:00 A.M. (New York time) on the date not more than two Business Days prior to such determination.

                  "Asset Acquisition" means (1) an Investment by the Company or any Restricted Subsidiary in any other Person pursuant to which such Person shall become a Restricted Subsidiary, or shall be merged with or into the Company or any Restricted Subsidiary, or (2) the acquisition by the Company or any Restricted Subsidiary of the assets of any Person (other than a Restricted Subsidiary) which constitute all or substantially all of the assets of such Person or comprise any division or line of business of such Person or any other properties or assets of such Person other than in the ordinary course of business.

                  "Asset Sale" means any sale, lease (other than an operating lease entered into in the ordinary course of business pursuant to which the Company is the lessor), transfer, issuance, conveyance or other disposition (or series of related sales, leases, transfers, issuances or dispositions) by the Company or any Restricted Subsidiary, including any disposition by means of a merger, consolidation or similar transaction (each referred to for the purposes of this definition as a "disposition"), of (a) any Capital Stock of any Restricted Subsidiary (other than directors' qualifying shares or shares required by applicable law to be held by a Person other than the Company or a Restricted Subsidiary) or (b) any other property or assets of the Company or any Restricted Subsidiary; provided, however, that Asset Sales shall not include:

                  (1) a transaction or series of related transactions for which the Company or the Restricted Subsidiaries receive aggregate consideration or which has a Fair Market Value of less than $2.5 million;

                  (2) the sale or disposition of obsolete, damaged or worn out assets no longer used or useful to the business of the Company and its Restricted Subsidiaries, in each case, in the ordinary course of business;

                  (3) the sale, lease, conveyance, disposition or other transfer of all or substantially all of the assets of the Company as permitted by Section 5.01;

                  (4)      any Restricted Payment made in accordance with
         Section 4.10 or a Permitted Investment;

                  (5)      the sale or other disposition of cash or Cash
         Equivalents;

                  (6) the sale of inventory in the ordinary course of business;

                  (7) the sale or discount, in each case without recourse, of accounts receivable arising in the ordinary course of business, but only in connection with the compromise or collection thereof,

                  (8) the factoring of accounts receivable arising in the ordinary course of business pursuant to arrangements customary in the industry (as determined in good faith by the Board of Directors of the Company);

                  (9) the grant in the ordinary course of business of any non-exclusive license of patents, trademarks, registrations thereof and other similar intellectual property;

                  (10) any disposition of Receivables and Related Assets to a Securitization Entity pursuant to a Qualified Securitization Transaction for the Fair Market Value thereof, including cash or Cash Equivalents in an amount at least equal to 75% of the Fair Market Value thereof (for the purpose of this clause (10), Purchase Money Notes shall be deemed to be cash);

                  (11) any transfer of Receivables and Related Assets, or a fractional undivided interest therein, by a Securitization Entity in a Qualified Securitization Transaction;

                  (12) any release of intangible claims or rights in connection with the loss or settlement of a bona fide lawsuit, dispute or other controversy;

                  (13) leases or subleases to third persons not interfering in any material respect with the business of the Company or any of its Restricted Subsidiaries;

                  (14) the sale or other disposition of assets between Parent and one or more of its Subsidiaries or between Subsidiaries of Parent occurring on or prior to the Escrow Release Date for the purpose of effectuating the Reorganization Transactions;

                  (15) the sale or other disposition for cash of securities and other investment portfolio assets by an Insurance Subsidiary in the ordinary course of business;

                  (16) any disposition by a Restricted Subsidiary to the Company or by the Company or a Restricted Subsidiary to a Restricted Subsidiary; or

                  (17) the creation of any Lien in compliance with the terms of this Indenture.

                  "Attributable Indebtedness" in respect of a Sale and Leaseback Transaction means, as at the time of determination, the greater of

                  (1) the fair value of the property subject to such arrangement; and

                  (2) the present value (discounted at the rate of interest implicit in such transaction, determined in accordance with GAAP) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale and Leaseback Transaction (including any period for which such lease has been extended).

                  "Bankruptcy Court" means the U.S. Bankruptcy Court for the Western District of New York.

                  "Bankruptcy Law" means Title 11, United States Code, or any similar U.S. Federal or state or foreign law.

                  "Base Currency" has the meaning set forth in Section 12.15(b).

                  "Board of Directors" means, as to any Person, the board of directors of such Person or any duly authorized committee thereof.

                  "Board Resolution" means, with respect to any Person, a copy of a resolution certified by the Secretary or an Assistant Secretary of such Person to have been duly adopted by the Board of Directors of such Person and to be in full force and effect on the date of such certification, and delivered to the Trustee.

                  "Borrowing Base" means, as of any date on which Indebtedness is proposed to be incurred, the sum of (x) 50% of the net book value of the vehicles of the Company and its Restricted Subsidiaries, (y) 80% of the net book value of the transportation accounts receivable of the Company and its Restricted Subsidiaries and (z) 65% of the net book value of the healthcare accounts receivable of the Company and its Restricted Subsidiaries, in each case calculated on a consolidated basis as of the most recently ended fiscal quarter of the Company for which financial statements are available and in accordance with GAAP.

                  "Business Day" means a day other than a Saturday, Sunday or other day on which commercial banking institutions in New York City are authorized or required by law to close.

                  "Capital Stock" means

                  (1) with respect to any Person that is a corporation, any and all shares, interests, participations or other equivalents (however designated and whether or not voting) of corporate stock, including each class of Common Stock and Preferred Stock of such Person and

                  (2) with respect to any Person that is not a corporation, any and all partnership or other equity interests of such Person.

                  "Capitalized Lease Obligations" means, as to any Person, the obligations of such Person under a lease that are required to be classified and accounted for as capital lease obligations under GAAP and, for purposes of this definition, the amount of such obligations at any date shall be the capitalized amount of such obligations at such date, determined in accordance with GAAP.

                  "Cash Equivalents" means:

                  (1) marketable direct obligations issued by, or unconditionally guaranteed by, the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition thereof;

                  (2) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either Standard & Poor's, a division of The McGraw-Hill Companies, Inc. ("S&P"), or Moody's Investors Service, Inc. ("Moody's");

                  (3) commercial paper maturing no more than one year from the date of creation thereof and, at the time of acquisition, having a rating of at least A-1 from S&P or at least P-1 from Moody's;

                  (4) certificates of deposit or bankers' acceptances maturing within one year from the date of acquisition thereof issued by any bank organized under the laws of the United States of America or any state thereof or the District of Columbia or any U.S. branch of a foreign bank having at the date of acquisition thereof combined capital and surplus of not less than $250.0 million;

                  (5) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause
         (1) above entered into with any bank meeting the qualifications specified in clause (4) above; and

                  (6) investments in money market funds which invest substantially all their assets in securities of the types described in clauses (1) through (5) above.

                  "Change of Control" means the occurrence of one or more of the following events:

                  (1) any Person or group of related Persons for purposes of Section 13(d) of the Exchange Act (a "Group") becomes the beneficial owner (as defined under Rule l3d-3 or any successor rule or regulation promulgated under the Exchange Act, except that a Person shall be deemed to have "beneficial ownership" of all securities that such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time) of 50% or more of the total voting power of the Company's Capital Stock;

                  (2) there is consummated any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company to any Person or Group, together with any Affiliates thereof (whether or not otherwise in compliance with the provisions of this Indenture);

                  (3) there is consummated any consolidation or merger of the Company in which the Company is not the continuing or surviving Person or pursuant to which the Common Stock of the Company would be converted into cash, securities or other property, other than a merger or consolidation of the Company in which the holders of the Capital Stock of the Company outstanding immediately prior to the consolidation or merger hold, directly or indirectly, at least a majority of the Capital Stock of the surviving corporation immediately after such consolidation or merger;

                  (4) the approval by the holders of Capital Stock of the Company of any plan or proposal for the liquidation or dissolution of the Company (whether or not otherwise in compliance with the provisions of this Indenture); or

                  (5) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors (together with any new directors whose election by such Board of Directors or whose nomination for election by the stockholders of the Company was approved pursuant to a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors then in office.

                  Notwithstanding the foregoing, the consummation of the Reorganization Transactions and the Plan shall not constitute a Change of Control; provided that on the Effective Date of the Plan (and immediately after giving effect thereto), no Person or Group shall beneficially own (as defined in clause (1) above) 50% or more of the total voting power of the Company's Capital Stock.

                  "Change of Control Offer" has the meaning set forth in Section 4.08.

                  "Change of Control Payment" has the meaning set forth in
Section 4.08.

                  "Change of Control Payment Date" has the meaning set forth in
Section 4.08.

                  "Clearstream" has the meaning set forth in Section 2.16.

                  "Collateral" has the meaning set forth in Section 6(a) of the Escrow Agreement.

                  "Commission" means the U.S. Securities and Exchange Commission, as from time to time constituted, or if at any time after the execution of this Indenture such Commission is not existing and performing the applicable duties now assigned to it, then the body or bodies performing such duties at such time.

                  "Common Stock" of any Person means any and all shares, interests or other participations in, and other equivalents (however designated and whether voting or non-voting) of such Person's common stock, whether outstanding on the Issue Date or issued after the Issue Date, and includes, without limitation, all series and classes of such common stock.

                  "Confirmation Order" means the order of the Bankruptcy Court dated February 27, 2003, in respect of Parent, the Company and their debtor affiliates.

                  "Company" means (i) initially the party named as such in the first paragraph of this Indenture and (ii) from and after the Domestication, Laidlaw International, Inc., a Delaware corporation, until, in each case, a successor replaces such party pursuant to Article Five and thereafter means the successor.

                  "Consolidated EBITDA" means, with respect to the Company, for any period, the sum (without duplication) of:

                  (1)      Consolidated Net Income; and

                  (2) to the extent Consolidated Net Income has been reduced thereby:

                           (A) all income taxes of the Company and the Restricted Subsidiaries paid or accrued in accordance with GAAP for such period,

                           (B)      Consolidated Interest Expense, and

                           (C)      Consolidated Non-cash Charges,

less any non-cash items increasing Consolidated Net Income for such period, all as determined on a consolidated basis for the Company and the Restricted Subsidiaries in accordance with GAAP.

                  "Consolidated Fixed Charge Coverage Ratio" means, with respect to the Company, the ratio of Consolidated EBITDA of the Company during the four full fiscal quarters (the "Four Quarter Period") ending on or prior to the date of the transaction giving rise to the need to calculate the Consolidated Fixed Charge Coverage Ratio for which financial statements are available (the "Transaction Date") to Consolidated Fixed Charges of the Company for the Four Quarter Period. In addition to and without limitation of the foregoing, for purposes of this definition, "Consolidated EBITDA" and "Consolidated Fixed Charges" shall be calculated after giving effect on a pro forma basis for the period of such calculation to:

                  (1) the incurrence or repayment of any Indebtedness or issuance or redemption of Preferred Stock of the Company or any of the Restricted Subsidiaries (and the application of the proceeds thereof) giving rise to the need to make such calculation and any incurrence or repayment of other Indebtedness or issuance or redemption of Preferred Stock (and the application of the proceeds thereof), other than the incurrence or repayment of Indebtedness in the ordinary course of business for working capital purposes pursuant to working capital facilities, occurring during the Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and on or prior to the Transaction Date, as if such incurrence or repayment or issuance or redemption, as the case may be (and the application of the proceeds thereof), occurred on the first day of the Four Quarter Period; and

                  (2) any asset sales or other dispositions or Asset Acquisitions (including, without limitation, any Asset Acquisition giving rise to the need to make such calculation as a result of the Company or one of the Restricted Subsidiaries (including any Person who becomes a Restricted Subsidiary as a result of the Asset Acquisition) incurring, assuming or otherwise being liable for Acquired Indebtedness and also including any Consolidated EBITDA (including any pro forma expense and cost reductions calculated on a basis consistent with Regulation S-X under the Exchange Act) attributable to the assets which are the subject of the Asset Acquisition or asset sale or other disposition during the Four Quarter Period) occurring during the Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and on or prior to the Transaction Date as if such asset sale or other disposition or Asset Acquisition (including the incurrence, assumption or liability for any such Acquired Indebtedness) occurred on the first day of the Four Quarter Period.

                  If the Company or any of the Restricted Subsidiaries directly or indirectly guarantees Indebtedness of a third Person, the preceding sentence shall give effect to the incurrence of such guaranteed Indebtedness as if the Company or such Restricted Subsidiary had directly incurred or otherwise assumed such guaranteed Indebtedness. Furthermore, in calculating "Consolidated Fixed Charges" for purposes of determining the denominator (but not the numerator) of this "Consolidated Fixed Charge Coverage Ratio":

                  (1) interest on outstanding Indebtedness determined on a fluctuating basis as of the Transaction Date and which shall continue to be so determined thereafter shall be deemed to have accrued at a fixed rate per annum equal to the rate of interest on such Indebtedness in effect on the Transaction Date;

                  (2) if interest on any Indebtedness actually incurred on the Transaction Date may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rates, then the interest rate in effect on the Transaction Date shall be deemed to have been in effect during the Four Quarter Period; and

                  (3) notwithstanding clause (1) above, interest on Indebtedness determined on a fluctuating basis, to the extent such interest is covered by agreements relating to Hedging Obligations, shall be deemed to accrue at the rate per annum in effect on the Transaction Date resulting after giving effect to the operation of such agreements on such date.

                  "Consolidated Fixed Charges" means, with respect to the Company for any period, the sum, without duplication, of:

                  (1)      Consolidated Interest Expense, plus

                  (2) the product of (x) the amount of all dividend payments on any series of Preferred Stock of the Company or any Restricted Subsidiary (other than dividends paid in Qualified Capital Stock) paid, accrued and/or scheduled to be paid or accrued during such period times (y) a fraction, the numerator of which is one and the denominator of which is one minus the then current effective consolidated federal, state, foreign and local income tax rate of the Company, expressed as a decimal.

                  "Consolidated Interest Expense" means, with respect to the Company for any period, the sum of, without duplication:

                  (1) the aggregate of the interest expense of the Company and the Restricted Subsidiaries for such period determined on a consolidated basis in accordance with GAAP, including without limitation or duplication,

                           (A) any amortization of debt discount and amortization or write-off of deferred financing costs,

                           (B) the net payments, if any, pursuant to Hedging Obligations,

                           (C)      all capitalized interest, and

                           (D) the interest portion of any deferred payment obligation; and

                  (2) the interest component of Capitalized Lease Obligations and Attributable Indebtedness paid, accrued and/or scheduled to be paid or accrued by the Com-pany and the Restricted Subsidiaries during such period as determined on a consolidated basis in accordance with GAAP.

                  "Consolidated Net Income" means, with respect to the Company, for any period, the aggregate net income (or loss) of the Company and the Restricted Subsidiaries for such period as determined on a consolidated basis in accordance with GAAP; provided that there shall be excluded therefrom:

                  (1) net gains and losses from asset sales or abandonments or reserves relating thereto;

                  (2) extraordinary or non-recurring gains, losses, income or expenses (determined on an after-tax basis);

                  (3) the net income of any Person acquired in a "pooling of interests" transaction accrued prior to the date it becomes a Restricted Subsidiary or is merged or consolidated with the Company or any Restricted Subsidiary;

                  (4) the net income (but not loss) of any Restricted Subsidiary to the extent that the declaration of dividends or similar distributions by that Restricted Subsidiary of that income is restricted by a contract, operation of law or otherwise;

                  (5) the net income of any Person, other than a Restricted Subsidiary, except to the extent of cash dividends or distributions paid to the Company or to a Restricted Subsidiary by such Person;

                  (6) any restoration to income of any contingency reserve, except to the extent that provision for such reserve was made out of Consolidated Net Income accrued at any time following the Issue Date;

                  (7) income or loss attributable to discontinued operations (including, without limitation, operations disposed of during such period whether or not such operations were classified as discontinued); and

                  (8) in the case of a successor to the Company by consolidation or merger or as a transferee of the Company's assets, any earnings of the successor corporation prior to such consolidation, merger or transfer of assets.

                  "Consolidated Net Tangible Assets" means, as of any date of determination, the total assets, less goodwill and other intangibles (other than patents, trademarks, copyrights, licenses and other intellectual property), shown on the balance sheet of the Company and its Restricted Subsidiaries for the most recently ended fiscal quarter for which financial statements are available, determined on a consolidated basis in accordance with GAAP.

                  "Consolidated Non-cash Charges" means, with respect to the Company, for any period, the aggregate depreciation, amortization and other non-cash expenses of the Company and the Restricted Subsidiaries reducing Consolidated Net Income of the Company for such period, determined on a consolidated basis in accordance with GAAP (excluding any such charge which requires an accrual of or a reserve for cash charges for any future period).

                  "Corporate Trust Office" means the principal office of the Trustee at which at any time its corporate trust business shall be administered, which office at the date hereof is located at 60 Wall Street, MS NYC60-2515, New York, New York 10005, Attention: Corporate Trust and Agency Services, or such other address as the Trustee may designate from time to time by notice to the Holders and the Company, or the principal corporate trust office of any successor Trustee (or such other address as such successor Trustee may designate from time to time by notice to the Holders and the Company).

                  "Covenant Defeasance" has the meaning set forth in Section
9.01.

                  "Credit Facility" means the Credit Facility to be entered into on or prior to the Escrow Release Date, among the Company, the Subsidiaries party thereto, the lenders party thereto in their capacities as lenders thereunder and the agents party thereto in their capacities as agents thereunder, together with the related documents thereto (including, without limitation, any guarantee agreements and security documents), in each case as such agreements may be amended (including any amendment and restatement thereof), supplemented or otherwise modified from time to time, including any agreement extending the maturity of, refinancing, replacing or otherwise restructuring (including increasing the amount of available borrowings thereunder (provided that such increase in borrowings is permitted by Section 4.09) or adding Subsidiaries as additional borrowers or guarantors thereunder) all or any portion of the Indebtedness under such agreement or any successor or replacement agreement and whether by the same or any other agent, lender or group of lenders or creditor or group of creditors.

                  "Custodian" means any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.

                  "Deadline Date" has the meaning set forth in Section 3.07.

                  "Default" means an event or condition the occurrence of which is, or with the lapse of time or the giving of notice of both would be, an Event of Default.

                  "Depository" means, with respect to the Notes issued in the form of one or more Global Notes, The Depository Trust Company or another Person designated as Depository by the Company, which Person must be a clearing agency registered under the Exchange Act.

                  "Designation" has the meaning set forth in Section 4.15.

                  "Disbursing Agent" means the party or parties acting as disbursing agent(s) pursuant to the Plan.

                  "Disqualified Capital Stock" means that portion of any Capital Stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable, in either case, at the option of the holder thereof), or upon the happening of any event, matures (excluding any maturity as a result of an optional redemption by the issuer thereof) or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is mandatorily exchangeable for Indebtedness, or is or may become redeemable or exchangeable for Indebtedness or Disqualified Capital Stock, at the sole option of the holder thereof on or prior to the final maturity date of the Notes; provided that any Capital Stock that would not constitute Disqualified Capital Stock but for provisions thereof giving the holder thereof the right to require the Company to repurchase or redeem such Capital Stock upon the occurrence of a change of control of the Company shall not constitute Disqualified Capital Stock if the change of control provisions applicable to such Disqualified Capital Stock are no more favorable to the holders of such Capital Stock than the provisions of this Indenture with respect to a Change of Control and such Capital Stock specifically provides that the Company shall not be required to repurchase or redeem any such Capital Stock pursuant to such provisions thereof prior to the consummation of a Change of Control Offer in accordance with the terms of this Indenture.

                  "Domestic Restricted Subsidiary" means a Restricted Subsidiary other than a Foreign Restricted Subsidiary.

                  "Domestication" means such time when the Company has become a Delaware corporation pursuant to a domestication in accordance with the applicable provisions of the Delaware General Corporation Law and the Business Corporation Act (Ontario), including the related authorization of the Ontario Ministry of Consumer and Business Services.

                  "Escrow Agreement" means the escrow and pledge agreement dated the Issue Dates among Parent, the Company, the Securities Intermediary and the Trustee.

                  "Escrow Funds" has the meaning set forth in the Escrow Agreement.

                  "Escrow Release Date" has the meaning ascribed to the term "Release Date" in the Escrow Agreement.

                  "Euroclear" has the meaning set forth in Section 2.16.

                  "Event of Default" has the meaning set forth in Section 6.01.

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended, or any successor statute or statutes thereto, and the rules and regulations of the Commission promulgated thereunder.

                  "Exchange Notes" means debt securities of the Company with terms substantially identical to the Notes issued in exchange for an equal principal amount of Notes pursuant to an exchange offer registered under the Securities Act in accordance with the terms of the Registration Rights Agreement.

                  "Exchange Offer" has the meaning set forth in Exhibit A.

                  "Excluded Unrestricted Subsidiaries" means, for so long as such Person continues to be designated an Unrestricted Subsidiary, each of (i) Greyhound Lines, Inc., a Delaware corporation, Interstate Leasing, Inc., a Mississippi corporation, and Hotard Coaches, Inc., a Louisiana corporation, and each of their respective Subsidiaries and (ii) any direct or indirect parent entity of any Person referred to in clause (i) above.

                  "Fair Market Value" means, with respect to any asset or property, the price which could be negotiated in an arm's-length, free market transaction, for cash, between a willing seller and a willing buyer, neither of whom is under undue pressure or compulsion to complete the transaction. Fair Market Value shall be determined by the Board of Directors of the Company acting reasonably and in good faith and shall be evidenced by a Board Resolution of the Board of Directors of the Company.

                  "Foreign Restricted Subsidiary" means a Restricted Subsidiary that is formed or otherwise incorporated in a jurisdiction other than the United States or a state thereof or the District of Columbia.

                  "Four Quarter Period" has the meaning set forth in the definition of "Consolidated Fixed Charge Coverage Ratio."

                  "Funding Guarantor" has the meaning set forth in Section
10.07.

                  "GAAP" means United States generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, which are in effect on the Issue Date.

                  "Global Notes" has the meaning set forth in Section 2.16.

                  "Government Obligations" means any security issued or guaranteed as to principal or interest by the United States, or by a person controlled or supervised by and acting as an instrumentality of the government of the United States pursuant to authority granted by the Congress of the United States, or any certificate of deposit for any of the foregoing.

                  "Group" has the meaning set forth in the definition of "Change of Control."

                  "Guarantee" means a Guarantee on the terms set forth in Article Ten by a Guarantor of the Company's obligations with respect to the Notes.

                  "Guarantor" means (1) each Domestic Restricted Subsidiary of the Company as of the Issue Date and (2) each other Restricted Subsidiary that in the future executes a Guarantee pursuant to Section 4.18 or otherwise; provided that any Person constituting a Guarantor as described above shall cease to constitute a Guarantor when its Guarantee is released in accordance with the terms of this Indenture.

                  "Hedging Obligations" means, with respect to any Person, the obligations of such Person under:

                  (1) any interest rate protection agreements including, without limitation, interest rate swap agreements, interest rate cap agreements and interest rate collar agreements;

                  (2) any foreign exchange contracts, currency swap agreements or other agreements or arrangements designed to protect such Person against fluctuations in interest rates or foreign exchange rates;

                  (3) any commodity futures contract, commodity option or other similar arrangement or agreement designed to protect such Person against fluctuations in the prices of commodities; and

                  (4) indemnity agreements and arrangements entered into in connection with the agreements and arrangements described in clauses
         (1), (2) and (3).

                  "Holder" means any registered holder, from time to time, of any Notes.

                  "incur" has the meaning set forth in Section 4.09.

                  "Indebtedness" means, with respect to any Person, without duplication:

                  (1)      all obligations of such Person for borrowed money;

                  (2) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

                  (3)      all Capitalized Lease Obligations of such Person;

                  (4) all obligations of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations and all obligations under any title retention agreement (but excluding trade accounts payable and other accrued liabilities arising in the ordinary course of business);

                  (5) all obligations for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction (other than obligations with respect to letters of credit, performance bonds or surety bonds securing obligations (other than obligations described in clauses (1) through (4) above) provided in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the third Business Day following receipt by such Person of a demand for reimbursement following payment on the letter of credit or bond);

                  (6) guarantees and other contingent obligations in respect of Indebtedness of any other Person referred to in clauses (1) through (5) above and clause (8) below;

                  (7) all obligations of any other Person of the type referred to in clauses (1) through (6) which are secured by any Lien on any property or asset of such Person, the amount of such obligation being deemed to be the lesser of the Fair Market Value of such property or asset or the amount of the obligation so secured;

                  (8) all obligations under Hedging Obligations of such Person; and

                  (9) all Disqualified Capital Stock of such Person with the amount of Indebtedness represented by such Disqualified Capital Stock being equal to the greater of its voluntary or involuntary liquidation preference and its maximum fixed repurchase price, but excluding accrued and unpaid dividends, if any.

                  For purposes hereof, the "maximum fixed repurchase price" of any Disqualified Capital Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Capital Stock as if such Disqualified Capital Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to this Indenture, and if such price is based upon, or measured by, the Fair Market Value of such Disqualified Capital Stock, such Fair Market Value shall be determined reasonably and in good faith by the Board of Directors of the issuer of such Disqualified Capital Stock.

                  The amount of Indebtedness outstanding as of any date shall be
(i) the accreted value thereof, in the case of any Indebtedness that does not require current payments of interest, and (ii) with respect to any Indebtedness issued with original issue discount, the principal amount of such Indebtedness less the remaining unamortized portion of the original issue discount of such Indebtedness at such time as determined in conformity with GAAP.

                  Notwithstanding the foregoing, Indebtedness shall not include any obligation of (a) the Company and any of its Restricted Subsidiaries under
(1) the PBGC Agreement as in effect on the Escrow Release Date and (2) any employment or change in control agreement with any officer of the Company or any of its Subsidiaries to the extent such agreement permits the Company or any of its Restricted Subsidiaries to satisfy its payment obligations thereunder on an installment or other deferred basis and (b) any Insurance Subsidiary to pay incurred losses under insurance programs in the ordinary course of business.

                  "Indenture" means this Indenture as amended, restated or supplemented from time to time.

                  "Independent Financial Advisor" means a firm

                  (1) which does not, and whose directors, officers and employees and Affiliates do not, have a direct or indirect material financial interest in the Company; and

                  (2) which, in the judgment of the Board of Directors of the Company, is otherwise independent and qualified to perform the task for which it is to be engaged.

                  "Initial Purchasers" means Citigroup Global Markets Inc. and Credit Suisse First Boston LLC.

                  "Insurance Subsidiary" means a direct or indirect Subsidiary of the Company that engages in no activities other than in connection with satisfying the insurance requirements relating to the business and assets of the Company and its Subsidiaries and is designated by the Board of Directors of the Company as an Insurance Subsidiary; provided, however, that if any such Guarantees any Indebtedness of the Company or any Restricted Subsidiary, then such Subsidiary shall cease to be an Insurance Subsidiary for so long as it shall continue to guarantee such Indebtedness. As of the Issue Date, American National Insurance Corporation, a Barbados corporation, First Transportation Indemnity Ltd., a Barbados corporation, EMCA Insurance Company Ltd., a Cayman Islands company, and National Insurance and Indemnity Corporation, a Vermont corporation, shall be Insurance Subsidiaries.

                  "interest" means, with respect to the Notes, interest and Additional Interest.

                  "Interest Payment Date" means June 15 and December 15 of each year.

                  "Investment" means, with respect to any Person, any direct or indirect loan or other extension of credit (including, without limitation, guarantee) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition by such Person of any Capital Stock, bonds, notes, debentures or other securities or evidences of Indebtedness issued by, any Person. "Investment" shall exclude extensions of trade credit by the Company and the Restricted Subsidiaries on commercially reasonable terms in accordance with normal trade practices of the Company or such Restricted Subsidiaries, as the case may be. If the Company or any Restricted Subsidiary sells or otherwise disposes of any Capital Stock of any Restricted Subsidiary (the "Referent Subsidiary") such that, after giving effect to any such sale or disposition, the Referent Subsidiary shall cease to be a Restricted Subsidiary, the Company shall be deemed to have made an Investment on the date of any such sale or disposition equal to the Fair Market Value of the Capital Stock of the Referent Subsidiary not sold or disposed of.

                  "Issue Date" means June 3, 2003, the date of initial issuance of the Notes.

                  "Judgment Currency" has the meaning set forth in Section 12.15(b).

                  "Legal Defeasance" has the meaning set forth in Section 9.01.

                  "Legal Holiday" has the meaning set forth in Section 12.07.

                  "Lien" means any lien, mortgage, deed of trust, pledge, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof and any agreement to give any security interest).

                  "Maturity Date" when used with respect to any Note, means the date on which the principal amount of such Note becomes due and payable as therein or herein provided.

                  "Moody's" has the meaning set forth in the definition of "Cash Equivalents."

                  "Net Cash Proceeds" means, with respect to any Asset Sale, the proceeds in the form of cash or Cash Equivalents, including payments in respect of deferred payment obligations when received in the form of cash or Cash Equivalents (other than the portion of any such deferred payment constituting interest), received by the Company or any of the Restricted Subsidiaries from such Asset Sale net of:

                  (1) the direct out-of-pocket expenses and fees relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees, sales commissions and relocation expenses);

                  (2) taxes paid or payable after taking into account any reduction in consolidated tax liability due to available tax credits or deductions and any tax sharing arrangements;

                  (3) repayments of Indebtedness secured by a Lien permitted by this Indenture on the property or assets subject to such Asset Sale that is required to be repaid in connection with such Asset Sale; and

                  (4) appropriate amounts to be determined by the Company or any Restricted Subsidiary, as the case may be, as a reserve, in accordance with GAAP, against any liabilities associated with such Asset Sale and retained by the Company or any Restricted Subsidiary, as the case may be, after such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations and any other post-closing adjustments associated with such Asset Sale.

                  "Net Proceeds Offer" has the meaning set forth in Section
4.12.

                  "Net Proceeds Offer Amount" has the meaning set forth in
Section 4.12.

                  "Net Proceeds Offer Payment Date" has the meaning set forth in
Section 4.12.

                  "Net Proceeds Offer Trigger Date" has the meaning set forth in
Section 4.12.

                  "Non-Recourse Securitization Entity Indebtedness" has the meaning set forth in the definition of "Securitization Entity."

                  "Non-U.S. Person" means a Person who is not a U.S. person, as defined in Regulation S.

                  "Notes" means the 10 3/4% Senior Notes due 2011 to be issued by the Company.

                  "Obligations" means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness, including any guarantees thereof, and in all cases whether direct or indirect, absolute or contingent, now outstanding or hereafter created, assumed or incurred and including, without limitation, interest accruing subsequent to the filing of a petition in bankruptcy or the commencement of any insolvency, reorganization or similar proceedings at the rate provided in the relevant documentation, whether or not an allowed claim, and any obligation to redeem or defease any of the foregoing.

                  "Offering Memorandum" means the offering memorandum dated May 22, 2003 relating to the offering of Notes issued on the Issue Date.

                  "Officer" means the Chief Executive Officer, the President, the Chief Financial Officer or any Vice President, the Treasurer or the Secretary of the Company.

                  "Officers' Certificate" means a certificate signed by two Officers of the Company and delivered to the Trustee.

                  "Opinion of Counsel" means a written opinion from legal counsel who is acceptable to the Trustee. The counsel may be an employee of or counsel to the Company, Parent, a Guarantor or the Trustee.

                  "Parent" means Laidlaw Inc., a Canadian corporation.

                  "Pari Passu Debt" means any Indebtedness of the Company or a Guarantor that ranks pari passu in right of payment with the Notes or such Guarantee, as applicable.

                  "Paying Agent" has the meaning set forth in Section 2.04.

                  "payment default" has the meaning set forth in Section 6.01.

                  "PBGC" has the meaning set forth in the definition of "PBGC Agreement."

                  "PBGC Agreement" means the agreement, to be entered into on or before the Escrow Release Date, by and among Parent, the Company, the Subsidiaries of the Company party thereto, Greyhound Lines, Inc. and the Pension Benefit Guaranty Corporation (the "PBGC").

                  "Permitted Asset Swap" means any transfer of properties or assets by the Company or any of its Restricted Subsidiaries in which at least 90% of the consideration received by the transferor consists of properties or assets (other than cash) that shall be used in a Related Business; provided that the aggregate Fair Market Value of the property or assets being transferred by the Company or such Restricted Subsidiary is not greater than the aggregate Fair Market Value of the property or assets received by the Company or such Restricted Subsidiary in such exchange; provided that, with respect to any transaction or series of related transactions that constitute a Permitted Asset Swap with an aggregate Fair Market Value in excess of $20.0 million, the Company, prior to consummation thereof, shall be required to obtain a written opinion from an Independent Financial Advisor to the effect that such transaction or series of related transactions are fair from a financial point of view to the Company and Restricted Subsidiaries, taken as a whole.

                  "Permitted Indebtedness" has the meaning set forth in Section 4.09.

                  "Permitted Investments" means:

                  (1) Investments by the Company or any Restricted Subsidiary of the Company in a Person, if as a result of such Investment (a) such Person becomes a Restricted Subsidiary of the Company or (b) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys all or substantially all of its assets to, or is liquidated into, the Company or a Restricted Subsidiary of the Company;

                  (2)      Investments in the Company or any Restricted
         Subsidiary;

                  (3)      Investments in cash and Cash Equivalents;

                  (4) loans and advances (including, without limitation, payroll, travel, commission and similar advances) to employees, officers, directors and consultants of the Company and the Restricted Subsidiaries (including guarantees of third-party loans to officers or employees) in the ordinary course of business for bona fide business purposes;

                  (5) Investments in connection with Hedging Obligations entered into in the ordinary course of the Company's or a Restricted Subsidiary's businesses and otherwise in compliance with this Indenture;

                  (6) Investments in securities or other obligations of trade creditors or customers received in settlement of Indebtedness created in the ordinary course of business or pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of such trade creditors or customers;

                  (7) Investments made by the Company or the Restricted Subsidiaries as a result of consideration received in connection with an Asset Sale made in compliance with Section 4.12;

                  (8) Investments existing on the Escrow Release Date, and any extension, modification or renewal of any Investments existing on the Escrow Release Date, but only to the extent not involving additional advances, contributions or other Investments of cash or other assets or other increases thereof (other than as a result of the accrual or accretion of interest or original issue discount or the issuance of pay-in-kind securities, in each case, pursuant to the terms of such Investment as in effect on the Escrow Release Date);

                  (9) Investments by the Company in a Securitization Entity or any Investment by a Securitization Entity in any other Person in connection with a Qualified Securitization Transaction which Investments consist of the transfer of Receivables and Related Assets; provided that any Investment in a Securitization Entity is in the form of (a) a Purchase Money Note, (b) an equity interest, (c) obligations of the Securitization Entity to pay the purchase price for assets transferred to it and/or (d) interests in accounts receivable generated by the Company or Restricted Subsidiary and transferred to such Securitization Entity or other Person in connection with a Qualified Securitization Transaction;

                  (10) Investments in any Person to the extent that the consideration for such Investment consists of Qualified Capital Stock of the Company;

                  (11) Investments in prepaid expenses, negotiable instruments held for collection and lease, utility and workers' compensation, performance and other similar deposits provided to third parties in the ordinary course of business;

                  (12) Investments in Cash Equivalents and other securities permitted by applicable law by any Insurance Subsidiary in the ordinary course of its business; provided that each such Investment shall be made pursuant to and in accordance with the terms of one or more investment policies approved by the Board of Directors of the Company or such applicable Insurance Subsidiary;

                  (13) any payments or other Investments made pursuant to the terms of the PBGC Agreement as in effect on the Escrow Release Date;

                  (14) any payments or other Investments made pursuant to the terms of letters of credit, credit support, guarantees and other obligations in respect of Indebtedness of Unrestricted Subsidiaries of the Company to the extent such letters of credit, credit support, guarantees and other obligations are effect on the Issue Date; and

                  (15) additional Investments not to exceed $25.0 million at any one time outstanding.

                  "Permitted Liens" means the following types of Liens:

                  (1) Liens for taxes, assessments or governmental charges or claims either (A) not delinquent or can be paid without penalty or
         (B) contested in good faith by appropriate proceedings and, in each case, as to which the Company or any Restricted Subsidiary shall have set aside on its books such reserves as may be required pursuant to GAAP;

                  (2) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, suppliers, materialmen, repairmen and other Liens imposed by law incurred in the ordinary course of business for sums that are not more than 60 days past due or are being contested in good faith and by appropriate proceedings;

                  (3) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, including any Lien securing letters of credit issued in the ordinary course of business consistent with past practice in connection therewith, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);

                  (4) judgment Liens not giving rise to an Event of Default so long as such Lien is adequately bonded and any appropriate legal proceedings which may have been duty initiated for the review of such judgment shall not have been finally terminated or the period within which such proceedings may be initiated shall not have expired;

                  (5) easements, rights-of-way, zoning restrictions and other similar charges or encumbrances in respect of real property not impairing in any material respect the ordinary conduct of the business of the Company or any of the Restricted Subsidiaries;

                  (6) Liens upon specific items of inventory or other goods and proceeds of any Person securing such Person's obligations in respect of bankers' acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

                  (7) Liens securing reimbursement obligations with respect to commercial letters of credit which encumber documents and other property relating to such letters of credit and products and proceeds thereof;

                  (8) Liens encumbering deposits made to secure obligations arising from statutory, regulatory, contractual or warranty requirements of the Company or any of the Restricted Subsidiaries, including rights of offset and set-off;

                  (9) Liens securing Hedging Obligations to the extent that such obligations are otherwise permitted under this Indenture;

                  (10) Liens securing Purchase Money Indebtedness and Capitalized Lease Obligations, in each case, incurred pursuant to
         Section 4.09; provided, however, that (i) in the case of Purchase Money Indebtedness (a) the Indebtedness so secured shall not exceed the cost of such property or assets and shall not be secured by any property or assets of the Company or any Restricted Subsidiary of the Company other than the property and assets so acquired or constructed and (b) the Lien securing such Indebtedness shall be created within 180 days of such acquisition or construction or, in the case of a refinancing of any Purchase Money Indebtedness, within 180 days of such refinancing and (ii) in the case of Capitalized Lease Obligations, such Liens do not extend to any property or asset which is not leased property subject to such Capitalized Lease Obligation;

                  (11) Liens (including, without limitation, Liens securing Acquired Indebtedness) on property or assets or shares of Capital Stock of any Person existing at the time such property or assets are acquired by the Company or any Restricted Subsidiary or such Person becomes a Restricted Subsidiary of the Company or at the time such Person is merged or consolidated with or into the Company or any Restricted Subsidiary; provided that

                           (A) such Liens existed at the time of and prior to such property or assets being acquired or at the time of and prior to such Person becoming a Restricted Subsidiary or merger or consolidation with or into the Company or any Restricted Subsidiary and were not granted in connection with, or in anticipation of, such Person becoming a Restricted Subsidiary or such merger or consolidation; and

                           (B) such Liens do not extend to or cover any property or assets of the Company or of any of the Restricted Subsidiaries other than the property or assets that were secured by such Lien prior to the time such Person became a Restricted Subsidiary or prior to the time of such merger or consolidation, as the case may be;

                  (12) pledges or deposits by the Company or any Restricted Subsidiary under workers' compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which the Company or any Restricted Subsidiary is party, or deposits to secure public or statutory obligations of the Company or any Restricted Subsidiary, or deposits for the payment of rent, in each case incurred in the ordinary course of business;

                  (13) Liens on and pledges of the Capital Stock of any Unrestricted Subsidiary to secure Indebtedness of that Unrestricted Subsidiary;

                  (14) Liens on Receivables and Related Assets of a Securitization Entity incurred in connection with a Qualified Securitization Transaction;

                  (15)     Liens in favor of the Company or any Restricted
         Subsidiary;

                  (16) Liens arising by means of any judgment, decree or order of any court, to the extent not otherwise resulting in a Default, and any Liens that are required to protect or enforce rights in any administrative, arbitration or other court proceedings in the ordinary course of business;

                  (17) Liens on the property and assets of any Insurance Subsidiary securing the ordinary course insurance-related obligations of such Insurance Subsidiary; and

                  (18) additional Liens not to exceed 5% of Consolidated Net Tangible Assets.

                  "Person" means an individual, partnership, corporation, unincorporated organization, trust or joint venture, or a governmental agency or political subdivision thereof.

                  "Physical Notes" means certificated Notes in registered form in substantially the form set forth in Exhibit A.

                  "Plan" means the Third Amended Joint Plan of Reorganization of Laidlaw USA, Inc. and its debtor affiliates, as filed on January 13, 2003 with the Bankruptcy Court Jointly Administered Case Nos. 01-14099k through 01-14104.

                  "Preferred Stock" of any Person means any Capital Stock of such Person that has preferential rights to any other Capital Stock of such Person with respect to dividends or redemptions or upon liquidation.

                  "Private Placement Legend" means the legend initially set forth on the Rule 144A Notes and other Notes that are Restricted Notes in the form set forth in Exhibit B.

                  "pro forma" means, with respect to any calculation made or required to be made pursuant to the terms hereof, a calculation performed in accordance with the terms of this Indenture and (to the extent not conflicting with such terms) Article 11 of Regulation S-X promulgated under the Securities Act (as in effect on the Issue Date).

                  "Property" means, with respect to any Person, any interest of such Person in any kind of property or asset, whether real, personal or mixed, or tangible or intangible, including Capital Stock in, and other securities of, any other Person. For purposes of any calculation required pursuant to this Indenture, the value of any Property shall be its Fair Market Value.

                  "Purchase Money Indebtedness" means Indebtedness of the Company or any Restricted Subsidiary incurred in the normal course of business for the purpose of financing all or any part of the purchase price or the cost of installation, construction or improvement of any property or equipment.

                  "Purchase Money Note" means a promissory note of a Securitization Entity evidencing a line of credit, which may be irrevocable, from the Company or any Subsidiary of the Company in connection with a Qualified Securitization Transaction to a Securitization Entity, which note shall be repaid from cash available to the Securitization Entity, other than amounts required to be established as reserves pursuant to agreements, amounts paid to investors in respect of interest, principal and other amounts owing to such investors and amounts paid in connection with the purchase of newly generated receivables.

                  "Qualified Capital Stock" means any Capital Stock that is not Disqualified Capital Stock.

                  "Qualified Equity Offering" has the meaning set forth in paragraph 5 of the Note.

                  "Qualified Institutional Buyer" or "QIB" shall have the meaning specified in Rule 144A promulgated under the Securities Act.

                  "Qualified Securitization Transaction" means any transaction or series of transactions that may be entered into by the Company or any Restricted Subsidiary pursuant to which the Company or any Restricted Subsidiary may sell, convey or otherwise transfer to (a) a Securitization Entity (in the case of a transfer by the Company or of any Restricted Subsidiary) and (b) any other Person (in the case of a transfer by a Securitization Entity), or may grant a security interest in, Receivables and Related Assets; provided that such transaction is on market terms at the time the Company or such Restricted Subsidiary or the Securitization Entity entered into such transaction.

                  "Receivables and Related Assets" means any accounts receivable (whether now existing or arising thereafter) of the Company or any Restricted Subsidiary, and any assets related thereto including all collateral securing such accounts receivable, all contracts and contract rights and all guarantees or other obligations in respect of such accounts receivable, proceeds of such accounts receivable and other assets which are customarily transferred or in respect of which security interest are customarily granted in connection with asset securitization transactions involving accounts receivable.

                  "Redemption Date" when used with respect to any Note to be redeemed pursuant to paragraph 5 of the Note means the date fixed for such redemption pursuant to the terms of the Notes.

                  "Reference Date" has the meaning set forth in Section 4.10.

                  "Referent Subsidiary" has the meaning set forth in the definition of "Investment."

                  "Refinance" means in respect of any security or Indebtedness, to refinance, replace, supplement, substitute, extend, renew, refund, repay, prepay, redeem, defease or retire, or to issue a security or Indebtedness in exchange or replacement for, such security or Indebtedness in whole or in part. "Refinanced" and "Refinancing" shall have correlative meanings.

                  "Refinancing Indebtedness" means any Refinancing by the Company or any Restricted Subsidiary of Indebtedness incurred in accordance with
Section 4.09 (other than
pursuant to clause (2), (4), (5), (6), (7), (8), (9), (11), (12), (13) or (14)
of Section 4.09(b)), in each case that does not:

                  (1) result in an increase in the aggregate principal amount of any Indebtedness of such Person as of the date of such proposed Refinancing (except to the extent such increase is a result of a simultaneous incurrence of additional Indebtedness (A) to pay any premium required to be paid under the terms of the instrument governing such Indebtedness and the amount of related fees and expenses incurred by the Company in connection with such Refinancing or (B) otherwise permitted to be incurred (other than as Refinancing Indebtedness under this Indenture); or

                  (2) create Indebtedness with (A) a Weighted Average Life to Maturity that is less than the Weighted Average Life to Maturity of the Indebtedness being Refinanced or (B) a final maturity earlier than the final maturity of the Indebtedness being Refinanced; provided that
         (x) if such Indebtedness being Refinanced is solely Indebtedness of the Company, then such Refinancing Indebtedness shall be Indebtedness solely of the Company and (y) if such Indebtedness being Refinanced is subordinate or junior to the Notes or the Guarantee of any Guarantor, then such Refinancing Indebtedness shall be subordinate to the Notes or such Guarantee at least to the same extent and in the same manner as the Indebtedness being Refinanced.

                  "Registrar" has the meaning set forth in Section 2.04.

                  "Registration Rights Agreement" means the Registration Rights Agreement to be dated the Issue Date among the Company, the Guarantors and the Initial Purchasers and any future registration rights agreement entered into in connection with the issuance of Additional Notes providing for, inter alia, the exchange of Exchange Notes for such Additional Notes.

                  "Regulation S" means Regulation S promulgated under the Securities Act.

                  "Regulation S Global Note" has the meaning set forth in
Section 2.16.

                  "Regulation S Notes" has the meaning set forth in Section
2.02.

                  "Related Business" means any business that is related, ancillary or complementary to the business of the Company or any of its Restricted Subsidiaries on the Issue Date or any reasonable extension, development or expansion of the business of the Company or its Restricted Subsidiaries.

                  "Reorganization Transactions" means (1) such transfers, mergers, consolidations, restructurings, dispositions, redemptions, liquidations or similar transactions of the Company and any of its Subsidiaries that are effected as part of the corporate restructuring of their respective business or otherwise to modify the overall corporate structure of the Company in connection with the consummation of the Plan, including, without limitation, the Domestication, each to occur on or prior to the Effective Date as contemplated by the Confirmation Order, and (2) the transactions contemplated by the Escrow Agreement and any escrow arrangements entered into pursuant to the Credit Facility, including, without limitation, the Special Mandatory Redemption and any similar redemption effected pursuant to such Credit Facility escrow arrangements.

                  "Replacement Assets" means assets and property (including, without limitation, the Capital Stock of a Person that becomes a Restricted Subsidiary as a result of any such Investment) that shall be used in the business of the Company and/or its Restricted Subsidiaries as existing on the Issue Date or in a business related, ancillary or complementary thereto or any reasonable extension, development or expansion of any such business of the Company and/or its Restricted Subsidiaries.

                  "Responsible Officer" shall mean, when used with respect to the Trustee, any officer in the Corporate Trust Office of the Trustee including any vice president, assistant vice president, managing director, director, the Secretary, any assistant Secretary, the Treasurer, any assistant Treasurer, any associate or any other officer of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, and to whom any corporate trust matter is referred because of such officer's knowledge of and familiarity with the particular subject.

                  "Restricted Global Note" has the meaning set forth in Section 2.16.

                  "Restricted Note" has the same meaning as "Restricted Security" set forth in Rule 144(a)(3) promulgated under the Securities Act; provided that the Trustee shall be entitled to request and conclusively rely upon an Opinion of Counsel with respect to whether any Note is a Restricted Note.

                  "Restricted Payment" has the meaning set forth in Section
4.10.

                  "Restricted Subsidiary" means any Subsidiary of the Company that has not been designated by the Board of Directors of the Company, by a Board Resolution delivered to the Trustee, as an Unrestricted Subsidiary pursuant to and in compliance with Section 4.15.

                  "Revocation" has the meaning set forth in Section 4.15.

                  "Rule 144" means Rule 144 promulgated under the Securities
Act.

                  "Rule 144A" means Rule 144A promulgated under the Securities Act.

                  "Rule 144A Notes" has the meaning set forth in Section 2.02.

                  "S&P" has the meaning set forth in the definition of "Cash Equivalents."

                  "Sale and Leaseback Transaction" means any direct or indirect arrangement with any Person or to which any such Person is a party, providing for the leasing to the Company or a Restricted Subsidiary of any property, whether owned by the Company or any Restricted Subsidiary on the Issue Date or later acquired, which has been or is to be sold or transferred by the Company or such Restricted Subsidiary to such Person or to any other Person from whom funds have been or are to be advanced on the security of such property.

                  "Securities Account Control Agreement" means the securities account control agreement dated the Issue Date among Parent, the Company, the Securities Intermediary and the Trustee.

                  "Securities Act" means the Securities Act of 1933, as amended, or any successor statute or statutes thereto, and the rules and regulations of the Commission promulgated thereunder.

                  "Securities Intermediary" has the meaning assigned to such term in the Escrow Agreement.

                  "Securitization Entity" means a Wholly Owned Restricted Subsidiary (or a wholly owned Subsidiary of another Person in which the Company or any Subsidiary of the Company makes an Investment and to which the Company or any Subsidiary of the Company transfers Receivables and Related Assets) that engages in no activities other than in connection with the financing of accounts receivable and that is designated by the Board of Directors of the Company (as provided below) as a Securitization Entity and:

                  (a) no portion of the Indebtedness or any other obligations (contingent or otherwise) of which:

                           (1)      is guaranteed by the Company or any
                  Restricted Subsidiary (excluding guarantees of obligations (other than the principal of, and interest on, Indebtedness) pursuant to Standard Securitization Undertakings);

                           (2) is recourse to or obligates the Company or any Restricted Subsidiary (other than such Securitization Entity) in any way other than pursuant to Standard Securitization Undertakings; or

                           (3) subjects any property or asset of the Company or any Restricted Subsidiary (other than such Securitization Entity), directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to Standard Securitization Undertakings

         (such Indebtedness described in this clause (a), "Non-Recourse Securitization Entity Indebtedness");

                  (b) with which neither the Company nor any Restricted Subsidiary (other than such Securitization Entity) has any material contract, agreement, arrangement or understanding other than on terms no less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons that are not Affiliates of the Company, other than fees payable in the ordinary course of business in connection with servicing accounts receivable of such entity; and

                  (c) to which neither the Company nor any Restricted Subsidiary (other than such Securitization Entity) has any obligation to maintain or preserve such entity's financial condition or cause such entity to achieve certain levels of operating results.

                  Any designation of a Subsidiary as a Securitization Entity shall be evidenced to the Trustee by filing with the Trustee a certified copy of the resolution of the Board of Directors of the Company giving effect to the designation and an Officers' Certificate certifying that the designation complied with the preceding conditions and was permitted by this Indenture.

                  "Security Documents" means the Escrow Agreement and the Securities Account Control Agreement.

                  "Significant Subsidiary" means, with respect to any Person, any Restricted Subsidiary of such Person that satisfies the criteria for a "significant subsidiary" set forth in Rule 1.02(w) of Regulation S-X under the Securities Act, as such Regulation is in effect on the Issue Date.

                  "Special Mandatory Redemption" has the meaning set forth in
Section 3.07.

                  "Special Mandatory Redemption Date" has the meaning set forth in paragraph 6 of the Note.

                  "Special Mandatory Redemption Price" has the meaning set forth in paragraph 6 of the Note.

                  "Standard Securitization Undertakings" means representations, warranties, covenants and indemnities entered into by the Company or any Restricted Subsidiary that are reasonably customary in an accounts receivable securitization transaction, including, without limitation, servicing of the obligations thereunder.

                  "Subsidiary" with respect to any Person, means

                  (1) any corporation of which the outstanding Capital Stock having at least a majority of the votes entitled to be cast in the election of directors under ordinary circumstances shall at the time be owned, directly or indirectly, by such Person or

                  (2) any other Person of which at least a majority of the voting interest under ordinary circumstances is at the time, directly or indirectly, owned by such Person.

                  "Surviving Entity" has the meaning set forth in Section 5.01.

                  "Tax Sharing Agreement" means the tax sharing agreement to be entered into on or before the Escrow Release Date by and among the Company and certain of its direct or indirect Subsidiaries as described under the section entitled "Certain Relationships and Related Transactions" in the Offering Memorandum.

                  "Taxes" has the meaning set forth in Section 4.19(a).

                  "Taxing Jurisdiction" has the meaning set forth in Section 4.19(a).

                  "TIA" means the Trust Indenture Act of 1939 (15 U.S. Code Sections 77aaa-77bbbb) as in effect on the date of this Indenture (except as provided in Section 8.03).

                  "Transaction Date" has the meaning set forth in the definition of "Consolidated Fixed Charge Coverage Ratio."

                  "Trustee" means the party named as such in this Indenture until a successor replaces it pursuant to this Indenture and thereafter means the successor.

                  "Unrestricted Subsidiary" of any Person means:

                  (1) any Subsidiary of such Person that at the time of determination shall be or continue to be designated as such pursuant to and in compliance with Section 4.15; and

                  (2)      any Subsidiary of an Unrestricted Subsidiary.

                  "Voting Stock" of any Person means all classes of Capital Stock or other interests (including partnership interests) of such Person then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof.

                  "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (A) the then outstanding aggregate principal amount of such Indebtedness into (B) the sum of the total of the products obtained by multiplying (1) the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal, including payment at final maturity, in respect thereof, by (2) the number of years (calculated to the nearest one-twelfth) which shall elapse between such date and the making of such payment.

                  "Wholly Owned Restricted Subsidiary" means, at any time, a Restricted Subsidiary all the Voting Stock of which (except directors' qualifying shares and shares required by applicable law to be held by a Person other than the Company or a Restricted Subsidiary) is at such time owned, directly or indirectly, by the Company and its other Wholly Owned Restricted Subsidiaries.

SECTION 1.02.              Incorporation by Reference of Trust Indenture Act.

                  Whenever this Indenture refers to a provision of the TIA, the portion of such provision required to be incorporated herein in order for this Indenture to be qualified under the TIA is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

                  "indenture securities" means the Notes.

                  "indenture securityholder" means a Holder.

                  "indenture to be qualified" means this Indenture.

                  "obligor on this indenture securities" means the Company, the Guarantors or any other obligor on the Notes.

                  All other terms used in this Indenture that are defined by the TIA, defined in the TIA by reference to another statute or defined by Commission rule have the meanings therein assigned to them.

SECTION 1.03.              Rules of Construction.

                  Unless the context otherwise requires:

                  (1) a term has the meaning assigned to it herein, whether defined expressly or by reference;

                  (2)      "or" is not exclusive;

                  (3) words in the singular include the plural, and in the plural include the singular;

                  (4) words used herein implying any gender shall apply to both genders;

                  (5) "herein," "hereof" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subsection;

                  (6) unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with GAAP as in effect on the Issue Date;

                  (7) "$," "U.S. Dollars" and "United States Dollars" each refer to United States dollars, or such other money of the United States that at the time of payment is legal tender for payment of public and private debts; and

                  (8) whenever in this Indenture there is mentioned, in any context, principal, interest or any other amount payable under or with respect to any Note, such mention shall be deemed to include mention of the payment of Additional Interest to the extent that, in such context, Additional Interest is, was or would be payable in respect thereof.

                                  ARTICLE TWO

                                   THE NOTES

SECTION 2.01.              Amount of Notes.

                  The Trustee shall initially authenticate Notes for original issue on the Issue Date in an aggregate principal amount of $406.0 million upon a written order of the Company in the form of an Officers' Certificate of the Company. The Trustee shall authenticate additional Notes ("Additional Notes") thereafter in unlimited aggregate principal amount (so long as permitted by the terms of this Indenture, including, without limitation, Section 4.09) for original issue upon a written order of the Company in the form of an Officers' Certificate in aggregate principal amount as specified in such order. Each such written order shall specify the amount of Notes to be authenticated and the date on which the Notes are to be authenticated.

SECTION 2.02.              Form and Dating.

                  The Notes and the Trustee's certificate of authentication with respect thereto shall be substantially in the form set forth in Exhibit A, which is incorporated in and forms a part of this Indenture. The Notes may have notations, legends or endorsements required by law, rule or usage to which the Company is subject. Without limiting the generality of the foregoing, Notes offered and sold to Qualified Institutional Buyers in reliance on Rule 144A ("Rule 144A Notes") shall bear the legend and include the form of assignment set forth in Exhibit B and Notes offered and sold in offshore transactions in reliance on Regulation S ("Regulation S Notes") shall bear the legend and include the form of assignment set forth in Exhibit C. Each Note shall be dated the date of its authentication.

                  The terms and provisions contained in the Notes shall constitute, and are expressly made, a part of this Indenture and, to the extent applicable, the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and agree to be bound thereby.

                  The Notes may be presented for registration of transfer and exchange at the offices of the Registrar.

SECTION 2.03.              Execution and Authentication.

                  The Notes shall be executed on behalf of the Company by its Chairman of the Board, Chief Executive Officer, Chief Financial Officer, President or any Vice President. The signature of any of these officers on the Notes may be manual or facsimile.

                  If an Officer whose signature is on a Note was an Officer at the time of such execution but no longer holds that office at the time the Trustee authenticates the Note, the Note shall be valid nevertheless.

                  No Note shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Note a certificate of authentication substantially in the form provided for herein executed by the Trustee by manual signature, and such certificate upon any Note shall be conclusive evidence, and the only evidence, that such Note has been duly authenticated and delivered hereunder. Notwithstanding the foregoing, if any Note shall have been authenticated and delivered hereunder but never issued and sold by the Company, and the Company shall deliver such Note to the Trustee for cancellation as provided in Section 2.12, for all purposes of this Indenture such Note shall be deemed never to have been authenticated and delivered hereunder and shall never be entitled to the benefits of this Indenture.

                  The Notes shall be issuable only in fully registered form without coupons in denominations of $1,000 and any integral multiple thereof.

SECTION 2.04.              Registrar and Paying Agent.

                  The Company shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange (the "Registrar"), and an office or agency where Notes may be presented for payment (the "Paying Agent") and an office or agency where notices and demands to or upon the Company, if any, in respect of the Notes and this Indenture may be served. The Registrar shall keep a register of the Notes and of their transfer and exchange. The Company may have one or more additional Paying Agents. The term "Paying Agent" includes any additional Paying Agent.

                  The Company shall enter into an appropriate agency agreement, which shall incorporate the provisions of the TIA, with any Agent that is not a party to this Indenture. The agreement shall implement the provisions of this Indenture that relate to such Agent. The Company shall notify the Trustee of the name and address of any such Agent. If the Company fails to maintain a Registrar or Paying Agent, or fails to give the foregoing notice, the Trustee shall act as such and shall be entitled to appropriate compensation in accordance with
Section 7.07.

                  The Company initially appoints the Trustee as Registrar, Paying Agent and Agent for service of notices and demands in connection with the Notes and this Indenture and the Company may change the Paying Agent without prior notice to the Holders. The Company or any of its Subsidiaries may act as Paying Agent.

SECTION 2.05.              Paying Agent To Hold Money in Trust.

                  Each Paying Agent shall hold in trust for the benefit of the Holders or the Trustee all money held by the Paying Agent for the payment of principal of or premium or interest on the Notes (whether such money has been paid to it by the Company or any other obligor on the Notes or the Guarantors), and the Company and the Paying Agent shall notify the Trustee of any default by the Company (or any other obligor on the Notes) in making any such payment. Money held in trust by the Paying Agent need not be segregated except as required by law and in no event shall the Paying Agent be liable for any interest on any money received by it hereunder; provided that if the Company or an Affiliate thereof acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it as a separate trust fund. The Company at any time may require the Paying Agent to pay all money held by it to the Trustee and account for any funds disbursed and the Trustee may at any time during the continuance of any Event of Default specified in Section 6.01(1) or (2), upon written request to the Paying Agent, require such Paying Agent to pay forthwith all money so held by it to the Trustee and to account for any funds disbursed. Upon making such payment, the Paying Agent shall have no further liability for the money delivered to the Trustee. The Registrar shall not be required to exchange or register a transfer of any Note for a period of 15 days immediately preceding the redemption of Notes, except the unredeemed portion of any Note being redeemed in part.

SECTION 2.06.              Holder Lists.

                  The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of the Holders. If the Trustee is not the Registrar, the Company shall furnish to the Trustee at least five Business Days before each Interest Payment Date, and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders, provided that, as long as the Trustee is the Registrar, no such list need be furnished.

SECTION 2.07.              Transfer and Exchange.

                  Subject to Sections 2.16 and 2.17, when Notes are presented to the Registrar with a request from the Holder of such Notes to register a transfer or to exchange them for an equal principal amount of Notes of other authorized denominations, the Registrar shall register the transfer as requested. Every Note presented or surrendered for registration of transfer or exchange shall be duly endorsed or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Registrar, duly executed by the Holder thereof or his attorneys duly authorized in writing. To permit registrations of transfers and exchanges, the Company shall issue and execute and the Trustee shall authenticate new Notes (and the Guarantors shall execute the guarantee thereon) evidencing such transfer or exchange at the Registrar's request. No service charge shall be made to the Holder for any registration of transfer or exchange. The Company may require from the Holder payment of a sum sufficient to cover any transfer taxes or other governmental charge that may be imposed in relation to a transfer or exchange, but this provision shall not apply to any exchange pursuant to Section 2.11, 3.06, 4.08, 4.12 or 8.05 (in which events the Company shall be responsible for the payment of such taxes).

                  Any Holder of the Global Note shall, by acceptance of such Global Note, agree that transfers of the beneficial interests in such Global Note may be effected only through a book entry system maintained by the Holder of such Global Note (or its agent), and that ownership of a beneficial interest in the Global Note shall be required to be reflected in a book entry.

                  Except as expressly provided herein, neither the Trustee nor the Registrar shall have any duty to monitor the Company's compliance with or have any responsibility with respect to the Company's compliance with any Federal or state securities laws.

SECTION 2.08.              Replacement Notes.

                  If a mutilated Note is surrendered to the Registrar or the Trustee, or if the Holder of a Note claims that the Note has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate a replacement Note (and the Guarantors shall execute the guarantee thereon) if the Holder of such Note furnishes to the Company and the Trustee evidence reasonably acceptable to them of the ownership and the destruction, loss or theft of such Note and if the requirements of Section 8-405 of the New York Uniform Commercial Code as in effect on the date of this Indenture are met. If required by the Trustee or the Company, an indemnity bond shall be posted, sufficient in the judgment of all to protect the Company, the Guarantors, the Trustee or any Paying Agent from any loss that any of them may suffer if such Note is replaced. The Company may charge such Holder for the Company's reasonable out-of-pocket expenses in replacing such Note and the Trustee may charge the Company for the Trustee's expenses (including, without limitation, attorneys' fees and disbursements) in replacing such Note. Every replacement Note shall constitute a contractual obligation of the Company.

SECTION 2.09.              Outstanding Notes.

                  The Notes outstanding at any time are all Notes that have been authenticated by the Trustee except for (a) those canceled by it, (b) those delivered to it for cancellation, (c) to the extent set forth in Sections 9.01 and 9.02, on or after the date on which the conditions set forth in Section 9.01 or 9.02 have been satisfied, those Notes theretofore authenticated and delivered by the Trustee hereunder and (d) those described in this Section 2.09 as not outstanding. Subject to Section 2.10, a Note does not cease to be outstanding because the Company or one of its Affiliates holds the Note.

                  If a Note is replaced pursuant to Section 2.08, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser in whose hands such Note is a legal, valid and binding obligation of the Company.

                  If the Paying Agent holds, in its capacity as such, on any Maturity Date, money sufficient to pay all accrued interest and principal with respect to the Notes payable on that date and is not prohibited from paying such money to the Holders thereof pursuant to the terms of this Indenture, then on and after that date such Notes cease to be outstanding and interest on them ceases to accrue.

SECTION 2.10.              Treasury Notes.

                  In determining whether the Holders of the required principal amount of Notes have concurred in any declaration of acceleration or notice of default or direction, waiver or consent or any amendment, modification or other change to this Indenture, Notes owned by the Company or any other Affiliate of the Company shall be disregarded as though they were not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent or any amendment, modification or other change to this Indenture, only Notes as to which a Responsible Officer of the Trustee has actually received an Officers' Certificate stating that such Notes are so owned shall be so disregarded. Notes so owned which have been pledged in good faith shall not be disregarded if the pledgee established to the satisfaction of the Trustee the pledgee's right so to act with respect to the Notes and that the pledgee is not the Company, a Guarantor, any other obligor on the Notes or any of their respective Affiliates.

SECTION 2.11.              Temporary Notes.

                  Until definitive Notes are prepared and ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of definitive Notes but may have variations that the Company considers appropriate for temporary Notes. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate definitive Notes in exchange for temporary Notes. Until such exchange, temporary Notes shall be entitled to the same rights, benefits and privileges as definitive Notes.

SECTION 2.12.              Cancellation.

                  The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall deliver such canceled Notes to the Company. The Company may not reissue or resell, or issue new Notes to replace, Notes that the Company has redeemed or paid, or that have been delivered to the Trustee for cancellation.

SECTION 2.13.              Defaulted Interest.

                  If the Company defaults on a payment of interest on the Notes, it shall pay the defaulted interest, plus (to the extent permitted by law) any interest payable on the defaulted interest, in accordance with the terms hereof, to the Persons who are Holders on a subsequent special record date, which date shall be at least five Business Days prior to the payment date. The Company shall fix such special record date and payment date in a manner satisfactory to the Trustee. At least 10 days before such special record date, the Company shall mail to each Holder a notice that states the special record date, the payment date and the amount of defaulted interest, and interest payable on defaulted interest, if any, to be paid. The Company may make payment of any defaulted interest in any other lawful manner not inconsistent with the requirements (if applicable) of any securities exchange on which the Notes may be listed and, upon such notice as may be required by such exchange, if, after written notice given by the Company to the Trustee of the proposed payment pursuant to this sentence, such manner of payment shall be deemed practicable by the Trustee.

SECTION 2.14.              CUSIP Number.

                  The Company in issuing the Notes may use a "CUSIP" number, and if so, such CUSIP number shall be included in notices of redemption or exchange as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness or accuracy of the CUSIP number printed in the notice or on the Notes, and that reliance may be placed only on the other identification numbers printed on the Notes. The Com-pany shall promptly notify the Trustee of any such CUSIP number used by the Company in connection with the issuance of the Notes and of any change in the CUSIP number.

SECTION 2.15.              Deposit of Moneys.

                  Prior to 10:00 a.m., New York City time, on each Interest Payment Date and Maturity Date, the Company shall have deposited with the Paying Agent in immediately available funds money sufficient to make cash payments, if any, due on such Interest Payment Date or Maturity Date, as the case may be, in a timely manner which permits the Trustee to remit payment to the Holders on such Interest Payment Date or Maturity Date, as the case may be. The principal and interest on Global Notes shall be payable to the Depository or its nominee, as the case may be, as the sole registered owner and the sole Holder of the Global Notes represented thereby. The principal and interest on Physical Notes shall be payable, either in person or by mail, at the office of the Paying Agent.

SECTION 2.16.              Book-Entry Provisions for Global Notes.

                  (a) Rule 144A Notes shall be represented by one or more Notes in registered, global form without interest coupons (collectively, the "Restricted Global Note"). Regulation S Notes initially shall be represented by one or more Notes in registered, global form without interest coupons (collectively, the "Regulation S Global Note," and, together with the Restricted Global Note and any other global notes representing Notes, the "Global Notes"). The Global Notes shall bear legends as set forth in Exhibit D. The Global Notes initially shall (i) be registered in the name of the Depository or the nominee of such Depository, in each case for credit to an account of an Agent Member (or, in the case of the Regulation S Global Notes, of Euroclear System ("Euroclear") and Clearstream Banking Luxembourg ("Clearstream")), (ii) be delivered to the Trustee as custodian for such Depository and (iii) bear legends as set forth in Exhibit B with respect to Restricted Global Notes and Exhibit C with respect to Regulation S Global Notes.

                  Members of, or direct or indirect participants in, the Depository ("Agent Members") shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Depository, or the Trustee as its custodian, or under the Global Notes, and the Depository may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of the Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization (which may be in electronic form) furnished by the Depository or impair, as between the Depository and its Agent Members, the operation of customary practices governing the exercise of the rights of a Holder of any Note.

                  (b) Transfers of Global Notes shall be limited to transfer in whole, but not in part, to the Depository, its successors or their respective nominees. Interests of beneficial owners in the Global Notes may be transferred or exchanged for Physical Notes in accordance with the rules and procedures of the Depository and the provisions of
Section 2.17. In addition, a Global Note shall be exchangeable for Physical Notes if (i) the Depository (x) notifies the Company that it is unwilling or unable to continue as depository for such Global Note or (y) has ceased to be a clearing agency registered under the Exchange Act, and, with respect to (x) or
(y), the Company thereupon fails to appoint a successor depository within 90 days of such notice or cessation or (ii) there shall have occurred and be continuing an Event of Default with respect to the Notes. In all cases, Physical Notes delivered in exchange for any Global Note or beneficial interests therein shall be registered in the names, and issued in any approved denominations, requested by or on behalf of the Depository (in accordance with its customary procedures).

                  (c) In connection with any transfer or exchange of a portion of the beneficial interest in any Global Note to beneficial owners pursuant to paragraph (b), the Registrar shall (if one or more Physical Notes are to be issued) reflect on its books and records the date and a decrease in the principal amount of the Global Note in an amount equal to the principal amount of the beneficial interest in the Global Note to be transferred, and the Company shall execute, and the Trustee shall upon receipt of a written order from the Company authenticate and make available for delivery, one or more Physical Notes of like tenor and amount.

                  (d) In connection with the transfer of Global Notes as an entirety to beneficial owners pursuant to paragraph (b), the Global Notes shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute, and the Trustee shall authenticate and deliver, to each beneficial owner identified by the Depository in writing in exchange for its beneficial interest in the Global Notes, an equal aggregate principal amount of Physical Notes of authorized denominations.

                  (e) Any Physical Note constituting a Restricted Note delivered in exchange for an interest in a Global Note pursuant to paragraph
(b), (c) or (d) shall, except as otherwise provided by paragraphs (b)(i)(x) and
(c) of Section 2.17, bear the Private Placement Legend or, in the case of the Regulation S Global Note, the legend set forth in Exhibit C, in each case, unless the Company determine otherwise in compliance with applicable law.

                  (f) Any beneficial interest in one of the Global Notes that is transferred to a Person who takes delivery in the form of an interest in another Global Note shall, upon transfer, cease to be an interest in such Global Note and become an interest in such other Global Note and, accordingly, shall thereafter be subject to all transfer restrictions and other procedures applicable to beneficial interests in such other Global Note for as long as it remains such an interest.

                  (g) The Holder of any Global Note may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through

Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Notes.

SECTION 2.17.              Special Transfer Provisions.

                  (a) Transfers to QIBs. The following provisions shall apply with respect to the registration or any proposed registration of transfer of a Note constituting a Restricted Note to a QIB (excluding transfers to Non-U.S. Persons):

                  (i) the Registrar shall register the transfer if such transfer is being made by a proposed transferor who has checked the box provided for on such Holder's Note set forth in Exhibit B stating, or to a transferee who has advised the Company and the Registrar in writing, that it is purchasing the Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a QIB within the meaning of Rule 144A, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as it has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon its foregoing representations in order to claim the exemption from registration provided by Rule 144A; and

                  (ii) if the proposed transferee is an Agent Member, and the Notes to be transferred consist of Physical Notes which after transfer are to be evidenced by an interest in the Global Note, upon receipt by the Registrar of instructions given in accordance with the Depository's and the Registrar's procedures, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the Global Note in an amount equal to the principal amount of the Physical Notes to be transferred, and the Trustee shall cancel the Physical Notes so transferred.

                  (b) Transfers to Non-QIB Institutional Accredited Investors and Non-U.S. Persons. The following provisions shall apply with respect to the registration of any proposed transfer of a Note constituting a Restricted Note to any Institutional Accredited Investor which is not a QIB or to any Non-U.S. Person:

                  (i) the Registrar shall register the transfer of any Note constituting a Restricted Note whether or not such Note bears the Private Placement Legend, if (x) the requested transfer is after the second anniversary of the date of original issuance of such Note (provided, however, that neither the Company nor any Affiliate of the Company has held any beneficial interest in such Note, or portion thereof, at any time on or prior to the second anniversary of the Issue
         Date) or (y)(1) in the case of a transfer to an Institutional Accredited Investor which is not a QIB (excluding Non-U.S. Persons), the proposed transferee has delivered to the Registrar a certificate substantially in the form of Exhibit G hereto and any legal opinions and certifications required thereby or (2) in the case of a transfer to a Non-U.S. Person, the proposed transferor has delivered to the Registrar a certificate substantially in the form of Exhibit E hereto; and

                  (ii) if the proposed transferor is a Participant holding a beneficial interest in the Global Note, upon receipt by the Registrar of (x) the certificate, if any, required by Section 2.17(b)(i) and (y) written instructions given in accordance with the Depositary's and the Registrar's procedures; whereupon (a) the Registrar shall reflect on its books and records the date and (if the transfer does not involve a transfer of outstanding Physical Notes) a decrease in the principal amount of such Global Note in an amount equal to the principal amount of the beneficial interest in the Global Note to be transferred and (b) the Company shall execute and the Trustee shall authenticate and deliver, one or more Physical Notes of like tenor and amount; and

                  (iii) in the case of a transfer to a Non-U.S. Person, if the proposed transferee is a Participant, and the Notes to be transferred consist of Physical Notes which after transfer are to be evidenced by an interest in a Regulation S Global Note, upon receipt by the Registrar of written instructions given in accordance with the Depositary's and the Registrar's procedures, the Registrar shall reflect on its books and records the date and an increase in the principal amount of such Regulation S Global Note in an amount equal to the principal amount of Physical Notes to be transferred, and the Trustee shall cancel the Physical Notes so transferred.

                  (c) Private Placement Legend. Upon the registration of transfer, exchange or replacement of Notes not bearing the Private Placement Legend, the Registrar shall deliver Notes that do not bear the Private Placement Legend. Upon the registration of transfer, exchange or replacement of Notes bearing the Private Placement Legend, the Registrar shall deliver only Notes that bear the Private Placement Legend unless (i) there is delivered to the Registrar an Opinion of Counsel reasonably satisfactory to the Company and the Trustee to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act or (ii) such Note has been sold pursuant to an effective registration statement under the Securities Act and the Registrar has received an Officers' Certificate from the Company to such effect or (iii) the requested transfer is after the second anniversary of the date of original issuance of such Note (provided, however, that neither the Company nor an Affiliate of the Company has held any beneficial interest in such Note or portion thereof at any time since the date of original issuance of such Note).

                  (d) General. By its acceptance of any Note bearing the Private Placement Legend, each Holder of such Note acknowledges the restrictions on transfer of such Note set forth in this Indenture and in the Private Placement Legend and agrees that it shall transfer such Note only as provided in this Indenture.

                  (e) Certain Transfers in Connection with and After the Exchange Offer Under the Registration Rights Agreement. Notwithstanding any other provision of this Indenture:

                  (i) Exchange Notes may be exchanged by the Holder thereof for Notes originally issued under this Indenture;

                  (ii) accrued and unpaid interest on the Notes being exchanged in an Exchange Offer shall be due and payable on the next Interest Payment Date for the Exchange Notes following such Exchange Offer and shall be paid to the Holder on the relevant record date of the Exchange Notes issued in respect of the Note exchanged; and

                  (iii) interest on the Note being exchanged in the Exchange Offer shall cease to accrue on the date of completion of an Exchange Offer and interest on the Exchange Notes to be issued in such Exchange Offer shall accrue from the date of the completion of such Exchange Offer.

                  The Registrar shall retain for a period of two years copies of all letters, notices and other written communications received pursuant to
Section 2.16 or this Section 2.17. The Company shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable notice to the Registrar.

SECTION 2.18.              Computation of Interest.

                  Interest on the Notes shall be computed on the basis of a 360-day year of twelve 30-day months and actual days elapsed.

                                 ARTICLE THREE

                                   REDEMPTION

SECTION 3.01.              Election To Redeem; Notices to Trustee.

                  If the Company elects to redeem Notes pursuant to paragraph 5 of the Note, at least 45 days prior to the Redemption Date (unless a shorter notice shall be agreed to in writing by the Trustee) but not more than 60 days before the Redemption Date, the Company shall notify the Trustee in writing of the Redemption Date, the principal amount of Notes to be redeemed and the redemption price, and deliver to the Trustee, on the day the Trustee receives such notice or promptly but, in any event, prior to the Redemption Date, an Officers' Certifi-cate stating that such redemption shall comply with the conditions contained in paragraph 5 of the Note. Notice given to the Trustee pursuant to this Section
3.01 may not be revoked after the time that notice is given to Holders pursuant to Section 3.03.

SECTION 3.02.              Selection by Trustee of Notes To Be Redeemed.

                  The Trustee shall select the Notes to be redeemed, if the Notes are then listed on a principal national securities exchange, in accordance with the rules of such exchange or, if the Notes are not so listed on a national securities exchange, either on a pro rata basis or by lot, or such other method as the Trustee in its sole discretion shall deem fair and appropriate; provided that (i) no Notes of a principal amount of $1,000 or less shall be redeemed in part and (ii) in the case of a partial redemption made with the proceeds of a Qualified Equity Offering, the Trustee shall select the Notes or portions thereof only on a pro rata basis or on as nearly a pro rata basis as is practicable (subject to procedures of the Depository), unless such method is otherwise prohibited. The Trustee shall promptly notify the Company of the Notes selected for redemption and, in the case of any Notes selected for partial redemption, the principal amount thereof to be redeemed. The Trustee may select for redemption portions of the principal of the Notes that have denominations larger than $1,000. Notes and portions thereof the Trustee selects shall be redeemed in amounts of $1,000 or whole multiples of $1,000. For all purposes of this Indenture unless the context otherwise requires, provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption.

SECTION 3.03.              Notice of Redemption.

                  At least 30 days, and no more than 60 days, before a Redemption Date, the Company shall mail, or cause to be mailed, a notice of redemption by first-class mail to each Holder of Notes to be redeemed at his or her last address as the same appears on the registry books maintained by the Registrar pursuant to Section 2.04.

                  The notice shall identify the Notes to be redeemed (including the CUSIP numbers thereof) and shall state:

                  (1)      the Redemption Date;

                  (2)      the appropriate calculation of the redemption price;

                  (3) if fewer than all outstanding Notes are to be redeemed, the portion of the principal amount of such Note to be redeemed and that, after the Redemption Date and upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion will be issued;

                  (4)      the name and address of the Paying Agent;

                  (5) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

                  (6) that unless the Company defaults in making the redemption payment, interest on Notes called for redemption ceases to accrue on and after the Redemption Date;

                  (7) which subsection of paragraph 5 of the Note is the provision of the Notes pursuant to which the redemption is occurring; and

                  (8) the aggregate principal amount of Notes that are being redeemed.

                  At the Company's written request made at least ten Business Days prior to the date on which notice is to be given, the Trustee shall give the notice of redemption in the Company's name and at the Company's sole expense.

SECTION 3.04.              Effect of Notice of Redemption.

                  Once the notice of redemption described in Section 3.03 is mailed, Notes called for redemption become due and payable on the Redemption Date and at the redemption price, including any premium, plus interest accrued to the Redemption Date. Upon surrender to the Paying Agent, such Notes shall be paid at the redemption price, including any premium, plus interest accrued to the Redemption Date; provided that if the Redemption Date is after a regular record date and on or prior to the Interest Payment Date, the accrued interest shall be payable to the Holder of the redeemed Notes registered on the relevant record date; and provided, further, that if a Redemption Date is a Legal Holiday, payment shall be made on the next succeeding Business Day and no interest shall accrue for the period from such Redemption Date to such succeeding Business Day. Such notice, if mailed in the manner provided in
Section 3.03, shall be conclusively presumed to have been given whether or not the Holder receives such notice.

SECTION 3.05.              Deposit of Redemption Price.

                  On or prior to 10:00 A.M., New York City time, on each Redemption Date, the Company shall deposit with the Paying Agent in immediately available funds money sufficient to pay the redemption price of, including premium, if any, and accrued interest on all Notes to be redeemed on that date other than Notes or portions thereof called for redemption on that date which have been delivered by the Company to the Trustee for cancellation.

                  On and after any Redemption Date, if money sufficient to pay the redemption price of, including premium, if any, and accrued interest on Notes called for redemption shall have been made available in accordance with the immediately preceding paragraph, the Notes called for redemption will cease to accrue interest and the only right of the Holders of such

Notes will be to receive payment of the redemption price of and, subject to the first proviso in Section 3.04, accrued and unpaid interest on such Notes to the Redemption Date. If any Note surrendered for redemption shall not be so paid, interest shall be paid, from the Redemption Date until such redemption payment is made, on the unpaid principal of the Note and any interest not paid on such unpaid principal, in each case at the rate and in the manner provided in the Notes.

SECTION 3.06.              Notes Redeemed in Part.

                  Upon surrender of a Note that is redeemed in part, the Company shall execute and the Trustee shall authenticate for the Holder thereof a new Note equal in principal amount to the unredeemed portion of the original Note in the name of the Holder upon cancellation of the original Note surrendered.

SECTION 3.07. Special Mandatory Redemption; Notices to Trustee and Securities Intermediary.

                  If the Escrow Funds have not been released to the Disbursing Agent for distribution in accordance with the terms and conditions of the Plan on or before July 3, 2003 or if the Company shall at any time determine that it is unlikely to be able to comply with the requirements set forth in the Escrow Agreement for obtaining a release of the Escrow Funds to consummate the Plan (the first such date to occur, the "Deadline Date"), then the Company shall notify the Trustee thereof and deliver to the Trustee an Officers' Certificate stating that such redemption will comply with all conditions contained in this Article Three, paragraph 6 of the Note and the Escrow Agreement (the "Special Mandatory Redemption"). Simultaneously with the giving of such notice by the Company to the Trustee, the Company shall notify the Securities Intermediary thereof pursuant to Section 3(a) of the Escrow Agreement.

SECTION 3.08.              Notice of Special Mandatory Redemption to Holders.

                  Notice of the Special Mandatory Redemption will be promptly mailed by first-class mail by the Company to each Holder of Notes at his or her last address as the same appears on the registry books maintained by the Registrar pursuant to Section 2.04.

                  The notice shall state that all the Notes will be redeemed (including the CUSIP numbers thereof) and shall state:

                  (1)      the Special Mandatory Redemption Date;

                  (2)      the Special Mandatory Redemption Price;

                  (3)      the name and address of the Paying Agent;

                  (4) that Notes must be surrendered to the Paying Agent to collect the redemption price;

                  (5) that unless the Company defaults in making the redemption payment, interest on the Notes ceases to accrue on and after the Special Mandatory Redemption Date; and

                  (6) that paragraph 6 of the Note is the provision pursuant to which the Notes are being redeemed.

SECTION 3.09.              Effect of Notice of Special Mandatory Redemption.

                  Once the notice of redemption described in Section 3.08 is mailed, the Notes will become due and payable on the Special Mandatory Redemption Date at the Special Mandatory Redemption Price. Upon surrender to the Paying Agent, the Notes shall be paid at the Special Mandatory Redemption Price.

SECTION 3.10.              Deposit of Special Mandatory Redemption Price.

                  On or prior to 10:00 A.M., New York City time, on the Special Mandatory Redemption Date, the Company shall direct the Securities Intermediary, pursuant to Section 3(a) of the Escrow Agreement, to deposit with the Paying Agent the applicable Special Mandatory Redemption Price.

                  On and after the Special Mandatory Redemption Date, if money sufficient to pay the applicable Special Mandatory Redemption Price shall have been made available in accordance with the immediately preceding paragraph, the Notes will cease to accrue interest and the only right of the Holders of the Notes will be to receive payment of the Special Mandatory Redemption Price. If any Note surrendered for redemption shall not be so paid, interest will be paid, from the Special Mandatory Redemption Date until such redemption payment is made, on the unpaid principal of the Note and any interest not paid on such unpaid principal, in each case at the rate and in the manner provided in the Notes.

SECTION 3.11.              Other Mandatory Redemption.

                  The Company is not required to make mandatory redemption or sinking fund payments with respect to the Notes, other than a Special Mandatory Redemption.

                                  ARTICLE FOUR

                                   COVENANTS

SECTION 4.01.              Payment of Notes.

                  The Company shall pay the principal of and interest on the Notes on the dates and in the manner provided in the Notes and this Indenture. An installment of principal or interest shall be considered paid on the date it is due if the Trustee or Paying Agent holds on that date money designated for and sufficient to pay such installment.

                  The Company shall pay interest on overdue principal (including post-petition interest in a proceeding under any Bankruptcy Law), and overdue interest, to the extent lawful, at the rate specified in the Notes.

SECTION 4.02.              Maintenance of Office or Agency.

                  (a) The Company shall maintain an office or agency (which may be an office of the Trustee or an affiliate of the Trustee or Registrar) in the Borough of Manhattan, the City of New York, where Notes may be presented or surrendered for payment, where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee and the Company and each Guarantor hereby appoint the Trustee as their agent to receive all such presentations, surrenders, notices and demands.

                  (b) The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, the City of New York for such purposes. The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

                  (c) The Company hereby designates the Corporate Trust Office of the Trustee as one such office or agency of the Company in accordance with Section 2.04.

SECTION 4.03.              Corporate Existence.

                  Subject to Article Five, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect (i) its corporate existence, and the corporate, partnership or other existence of each Restricted Subsidiary, in accordance with the respective organizational documents (as the same may be amended from time to time) of each Restricted Subsidiary and the material rights (charter and statutory), and franchises of the Company and the Restricted Subsidiaries; provided that the Company shall not be required to preserve any such right, franchise, or the corporate, partnership or other existence of any of its Restricted Subsidiaries if the Company in good faith shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Restricted Subsidiaries taken as a whole.

SECTION 4.04.              Maintenance of Properties; Insurance; Compliance with
                           Law.

                  (a) The Company shall, and shall cause each of its Restricted Subsidiaries to, at all times cause all material properties used or useful in the conduct of their respective businesses to be maintained and kept in good condition, repair and working order (reasonable wear and tear excepted) and supplied with all necessary equipment, and shall cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereto; provided, however, that nothing in this Section 4.04(a) shall prevent the Company or any of its Restricted Subsidiaries from discontinuing the operation and maintenance of any of such material properties if such discontinuance is, in the reasonable judgment of the Company, desirable in the conduct of the business of the Company and its Subsidiaries taken as a whole and not adverse in any material respect to the Holders.

                  (b) The Company shall, and shall cause each of its Restricted Subsidiaries to, keep at all times all of their material properties which are of an insurable nature insured against such loss or damage with insurers believed by the Company to be responsible to the extent that Property of a similar character is usually so insured by corporations similarly situated and owning like Properties in accordance with good business practice. The Company shall, and shall cause each of its Restricted Subsidiaries to, use the proceeds from any such insurance policy to repair, replace or otherwise restore the Property to which such proceeds relate.

                  (c) The Company shall, and shall cause each of its Restricted Subsidiaries to comply with all statutes, laws, ordinances or government rules and regulations to which they are subject, non-compliance with which would materially adversely affect the business, financial condition or results of operations of the Company and its Restricted Subsidiaries taken as a whole.

SECTION 4.05.              Waiver of Stay, Extension or Usury Laws.

                  The Company and each of the Guarantors covenants (to the extent that it may be enforceable) that it shall not at any time insist upon, or plead (as a defense or otherwise) or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law which may affect the covenants or the performance of this Indenture; and (to the extent that they may lawfully do so) each of the Company and the Guarantors hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

SECTION 4.06.              Compliance Certificate.

                  (a) The Company shall deliver to the Trustee, within 120 days after the end of each fiscal year of the Company commencing with the Company's fiscal year ending August 31, 2003 an Officers' Certificate, one of the signers of which shall be the principal executive officer, principal financial officer or principal accounting officer of the Company, stating whether or not to the best knowledge of the signers thereof the Company, any Restricted Subsidiary or any Guarantor is in default in the performance and observance of any of the terms, provisions and conditions of Section 5.01 or Sections 4.01 through 4.19, inclusive, and if the Company shall be in default, specifying all such defaults, the nature and status thereof of which they may have knowledge and what action the Company and the Guarantors are taking or propose to take with respect thereto. Such determination shall be made without regard to notice requirements or periods of grace.

                  (b) The Company shall deliver to the Trustee, as soon as possible and in any event no later than 30 days after the Company becomes aware or should reasonably become aware of the occurrence of a Default or an Event of Default or an event which, with notice or the lapse of time or both, would constitute a Default or Event of Default, an Officers' Certificate setting forth the details of such Default or Event of Default, and the action which the Company is taking or proposes to take with respect to such Default or Event of Default.

                  The Company shall deliver to the Trustee, within 120 days after the end of each fiscal year, a written statement by the Company's independent public accountants stating whether, in connection with their audit of the Company's financial statements, any event which would constitute an Event of Default as defined herein insofar as they relate to accounting matters has come to their attention and, if such an Event of Default has come to their attention, specifying the nature and period of the existence thereof.

SECTION 4.07.              Payment of Taxes and Other Claims.

                  The Company shall, and shall cause each of its Restricted Subsidiaries to, pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (1) all material taxes, assessments and governmental charges levied or imposed upon the Company or any of its Subsidiaries or upon the income, profits or Property of the Company or any of its Subsidiaries, and (2) all material lawful claims for labor, materials and supplies which, if unpaid, might by law become a lien upon the Property of the Company or any of its Subsidiaries; provided, however, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings.

SECTION 4.08.              Repurchase at the Option of Holders upon Change of
                           Control.

                  (a) Upon the occurrence of a Change of Control, each Holder shall have the right to require the Company to repurchase all or a portion (equal to $1,000 or an integral multiple thereof) of such Holder's Notes pursuant to the offer described below (the "Change of Control Offer") at a purchase price equal to 101% of the aggregate principal amount thereof, plus accrued interest, if any, to the purchase date (the "Change of Control Payment"); provided, however, that notwithstanding the occurrence of a Change of Control, the Company shall not be obligated to purchase the Notes pursuant to this Section 4.08 in the event that it has mailed the notice to exercise its right to redeem all the Notes under Section 3.03 at any time prior to the requirement to consummate the Change of Control and redeem the Notes in accordance with such notice.

                  (b) Within 30 days following any Change of Control, or, at the Company's option, prior to the consummation of such Change of Control but after it is publicly announced, the Company shall send, by first-class mail, with a copy to the Trustee, to each Holder, at such Holder's address appearing in the Note register, a notice stating:

                  (1) that a Change of Control has occurred or shall occur and a Change of Control Offer is being made pursuant to this Section
         4.08 and that all Notes timely tendered shall be accepted for payment;

                  (2) the Change of Control purchase price and the purchase date (the "Change of Control Payment Date"), which shall be, subject to any contrary requirements of applicable law, a Business Day and a point in time occurring after the consummation of the Change of Control and not earlier than 30 days nor later than 60 days from the date such notice is mailed;

                  (3) the circumstances and relevant facts regarding the Change of Control;

                  (4) if the notice is mailed prior to a Change of Control, that the Change of Control Offer is conditioned on the Change of Control occurring;

                  (5) the procedures that Holders must follow in order to tender their Notes (or portions thereof) for payment, and the procedures that Holders must follow in order to withdraw an election to tender Notes (or portions thereof) for payment; and

                  (6) the Holders shall not be entitled to tender their Notes to the extent that such Notes become subject to redemption by the Company under the terms of Section 3.03 at any time prior to the requirement to redeem the Notes in accordance with such notice.

                  Holders electing to have a Note purchased shall be required to surrender the Note, with an appropriate form duly completed, to the Company or its agent at the address specified in the notice at least three Business Days prior to the Change of Control Payment Date. Holders shall be entitled to withdraw their election if the Trustee or the Company receives, not later than one Business Day prior to the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note that was delivered for purchase by the Holder and a statement that such Holder is withdrawing its election to have such Note purchased.

                  (c) On or prior to the Change of Control Payment Date, the Company shall irrevocably deposit with the Trustee or with the Paying Agent in cash an amount equal to the Change of Control Payment payable to the Holders entitled thereto, to be held for payment in accordance with the provisions of this Section 4.08(c). On the Change of Control Payment Date, the Company shall deliver to the Trustee the Notes or portions thereof that have been properly tendered to and are to be accepted by the Company for payment.

                  (d) The Trustee or the Paying Agent shall, on the Change of Control Payment Date, mail or deliver payment to each tendering Holder of the Change of Control Payment. In the event that the aggregate Change of Control Payment is less than the amount delivered by the Company to the Trustee or the Paying Agent, the Trustee or the Paying Agent, as the case may be, shall deliver the excess to the Company immediately after the Change of Control Payment Date.

                  (e) Notwithstanding the foregoing, the Company shall not be required to make a Change of Control Offer upon a Change of Control if a third party makes an offer to purchase (an "Alternate Offer"), in the manner, at the times and otherwise in compliance with the requirements set forth in this
Section 4.08 applicable to a Change of Control made by the Company, any and all Notes properly tendered and has purchased all Notes properly tendered and not withdrawn in accordance with the terms of such Alternate Offer.

                  (f) The Company shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other applicable securities laws or regulations in connection with the repurchase of Notes pursuant to a Change of Control Offer, including any applicable securities laws of the United States. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section 4.08, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 4.08 by virtue of such compliance with these securities laws or regulations.

SECTION 4.09. Limitation on Incurrence of Additional Indebtedness and Issuance of Preferred Stock.

                  (a) The Company shall not, and shall not permit any of the Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee, acquire, become liable, contingently or otherwise, with respect to, or otherwise become responsible for payment of (collectively, "incur") any Indebtedness (including Acquired Indebtedness) and the Company shall not permit any of the Restricted Subsidiaries to issue any Preferred Stock; provided, however, that the Company may incur Indebtedness (including, without limitation, Acquired Indebtedness) and any Guarantor may incur Indebtedness (including, without limitation, Acquired Indebtedness) or issue Preferred Stock if on the date of the incurrence of such Indebtedness or the issuance of such Preferred Stock, after giving effect to the incurrence or issuance thereof, the Consolidated Fixed Charge Coverage Ratio of the Company would be greater than 2.0 to 1.0.

                  (b) Section 4.09(a) shall not prohibit the incurrence of any of the following items of Indebtedness or the issuance of any of the following items of Preferred Stock, as applicable (collectively, "Permitted Indebtedness"):

                  (1) Indebtedness represented by $406.0 million in aggregate principal amount of the Notes issued on the Issue Date and the Exchange Notes issued in exchange therefor, and any Guarantees thereof;

                  (2) Indebtedness of the Company and the Restricted Subsidiaries incurred pursuant to the Credit Facility in an aggregate principal amount at any time outstanding not to exceed the greater of
         (a) $825.0 million and (b) the Borrowing Base;

                  (3) other Indebtedness of the Company and the Restricted Subsidiaries outstanding on the Issue Date reduced by the amount of any scheduled amortization payments or mandatory prepayments when actually paid or permanent reductions thereon;

                  (4) Hedging Obligations of the Company or any Restricted Subsidiary, as the case may be, that are incurred in the ordinary course of business; provided, however, that such Hedging Obligations are entered into, in the good faith judgment of the

         Company, to protect the Company and the Restricted Subsidiaries from
         (i) fluctuations in interest rates on Indebtedness incurred in accordance with this Indenture, (ii) fluctuations in foreign currency exchange rates and (iii) commodity price risk with respect to commodities purchased by the Company or any Restricted Subsidiary, in each case, not for speculative purposes;

                  (5) Indebtedness of a Restricted Subsidiary to the Company or another Restricted Subsidiary for so long as such Indebtedness is held by the Company or a Restricted Subsidiary, in each case subject to no Lien (other than Liens granted under the Credit Facility) held by a Person other than the Company or a Restricted Subsidiary; provided that if as of any date any Person other than the Company or a Restricted Subsidiary owns or holds any such Indebtedness or holds a Lien (other than any Lien granted under the Credit Facility) in respect of such Indebtedness, such date shall be deemed the incurrence of Indebtedness not constituting Permitted Indebtedness by the issuer of such Indebtedness;

                  (6) Indebtedness of the Company to a Restricted Subsidiary for so long as such Indebtedness is held by a Restricted Subsidiary, in each case subject to no Lien (other than Liens granted under the Credit Facility); provided that (A) any Indebtedness of the Company to any Restricted Subsidiary is unsecured and subordinated, pursuant to a written agreement, to the Company's obligations under this Indenture and the Notes and (B) if as of any date any Person other than a Restricted Subsidiary owns or holds any such Indebtedness or any Person holds a Lien (other than any Lien granted under the Credit Facility) in respect of such Indebtedness, such date shall be deemed the incurrence of Indebtedness not constituting Permitted Indebtedness by the Company;

                  (7) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently drawn against insufficient funds in the ordinary course of business; provided, however, that such Indebtedness is extinguished within five Business Days after incurrence;

                  (8) Indebtedness of the Company or any of its Restricted Subsidiaries in respect of standby letters of credit, performance bonds, bankers' acceptances, workers' compensation claims, surety or appeal bonds, payment obligations in connection with self-insurance or similar obligations, and bank overdrafts (and letters of credit in respect thereof), in each case, in the ordinary course of business;

                  (9) Indebtedness represented by Purchase Money Indebtedness and Capitalized Lease Obligations not to exceed $50.0 million at any one time outstanding;

                  (10)     Refinancing Indebtedness;

                  (11) Indebtedness of the Company or any Restricted Subsidiary arising from agreements for indemnification, purchase price adjustment, earn out or other similar obligations, in each case incurred or assumed in connection with the acquisition or disposition of any business or assets, including Capital Stock, or a Restricted Subsidiary of the Company; provided that the maximum assumable liability in respect of all such obligations shall at no time exceed the gross proceeds actually received by the Company and any Restricted Subsidiary, including the Fair Market Value of noncash proceeds;

                  (12) Non-Recourse Securitization Entity Indebtedness incurred by a Securitization Entity in connection with a Qualified Securitization Transaction;

                  (13) Indebtedness consisting of guarantees (a) by the Company of Indebtedness of a Restricted Subsidiary of the Company permitted to be incurred by another provision of this Section 4.09, and
         (b) subject to Section 4.18, by Restricted Subsidiaries of the Company of Indebtedness of the Company or any other Restricted Subsidiaries of the Company permitted to be incurred by another provision of this
         Section 4.09;

                  (14) additional Indebtedness of the Company and Restricted Subsidiaries and Preferred Stock of Restricted Subsidiaries in an aggregate principal amount (or liquidation value in the case of Preferred Stock) not to exceed $50.0 million at any one time outstanding; and

                  (15) Indebtedness incurred on or prior to the Escrow Release Date for the purpose of effectuating the Reorganization Transactions; provided that no such Indebtedness shall continue to be outstanding after the Escrow Release Date unless it could have been incurred pursuant to either Section 4.09(a) or any other clauses of this Section 4.09(b) on the Escrow Release Date.

                  (c)      For purposes of determining compliance with this
Section 4.09:

                  (1) in the event that an item of Indebtedness or Preferred Stock meets the criteria of more than one of the categories of Indebtedness or Preferred Stock described in clauses (1) through
         (15) of Section 4.09(b), or is entitled to be incurred pursuant to
         Section 4.09(a), the Company may, subject to clause (2) below, in its sole discretion, classify such item of Indebtedness or Preferred Stock on the date of its incurrence or later reclassify all or a portion of such item of Indebtedness or Preferred Stock in any manner that complies with this Section 4.09;

                  (2) Indebtedness under the Credit Facility outstanding on the Escrow Release Date shall be deemed to have been incurred pursuant to clause (2) of Section 4.09(b) and the Company shall not be permitted to reclassify any portion of such Indebtedness thereafter;

                  (3) accrual of interest, accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms and the payment of dividends on Disqualified Capital Stock or Preferred Stock in the form of additional shares of the same class of Disqualified Capital Stock or Preferred Stock shall not be deemed to be an incurrence of Indebtedness or an issuance of Preferred Stock for purposes of this
         Section 4.09;

                  (4) the maximum amount of Indebtedness that the Company or any Restricted Subsidiary may incur pursuant to this Section 4.09 shall not be deemed to be exceeded, with respect to any outstanding Indebtedness, due solely to the result of fluctuations in the exchange rates of currencies;

                  (5) with respect to any Indebtedness that is denominated in a foreign currency, the dollar-equivalent principal amount of such Indebtedness incurred pursuant thereto shall be calculated based on the relevant currency exchange rate in effect on the date that such Indebtedness was incurred, and any such foreign denominated Indebtedness may be Refinanced or subsequently Refinanced in an amount equal to the dollar equivalent principal amount of such Indebtedness on the date of such Refinancing whether or not such amount is greater or less than the dollar equivalent principal amount of the Indebtedness on the date of initial incurrence; and

                  (6) if obligations in respect of letters of credit are incurred pursuant to the Credit Facility and are being treated as incurred pursuant to clause (2) of Section 4.09(b) and the letters of credit relate to other Indebtedness, then such other Indebtedness shall be deemed not incurred to the extent of the principal amount of Indebtedness represented by the letters of credit relating thereto.

SECTION 4.10.              Limitation on Restricted Payments.

                  (a) The Company shall not, and shall not cause or permit any of the Restricted Subsidiaries to, directly or indirectly:

                  (i) declare or pay any dividend or make any distribution (other than (A) dividends or distributions payable in Qualified Capital Stock of the Company and (B) in the case of Restricted Subsidiaries, dividends or distributions to the Company or any other Restricted Subsidiary and pro rata dividends or distributions payable to the other holders of the same class of Capital Stock of such Restricted Subsidiary) on or in respect of shares of its Capital Stock to holders of such Capital Stock;

                  (ii) purchase, redeem or otherwise acquire or retire for value any Capital Stock of the Company or any warrants, rights or options to purchase or acquire shares of any class of such Capital Stock;

                  (iii) make any principal payment on, purchase, defease, redeem, prepay, decrease or otherwise acquire or retire for value, in each case, prior to any scheduled final maturity, scheduled repayment or scheduled sinking fund payment, as the case may be, any Indebtedness of the Company or any Guarantor that is subordinate or junior in right of payment to the Notes or such Guarantor's Guarantee of the Notes (other than a purchase, defeasance, redemption, prepayment, decrease or other acquisition or retirement for value in anticipation of satisfying a scheduled final maturity, scheduled repayment or scheduled sinking fund payment, in each case due within one year of the date of such acquisition or retirement); or

                  (iv)     make any Investment (other than Permitted
         Investments)

(each of the foregoing actions set forth in clauses (i), (ii), (iii) and (iv) being referred to as a "Restricted Payment"), if at the time of such Restricted Payment or immediately after giving effect thereto:

                  (1) a Default or an Event of Default shall have occurred and be continuing;

                  (2) the Company is not able to incur at least $1.00 of additional Indebtedness pursuant to the Consolidated Fixed Charge Coverage Ratio test set forth in Section 4.09(a); or

                  (3) the aggregate amount of Restricted Payments (including such proposed Restricted Payment) made after the Issue Date (the amount expended for such purpose, if other than in cash, being the Fair Market Value) shall exceed the sum of:

                           (w) 50% of the cumulative Consolidated Net Income (or if cumulative Consolidated Net Income shall be a loss, minus 100% of such loss) of the Company earned during the period beginning on March 1, 2003 and ending on the last day of the most recent fiscal quarter for which financial statements are available prior to the date of such Restricted Payment (the "Reference Date") (treating such period as a single accounting period); plus

                           (x) 100% of the net cash proceeds received by the Company from any Person (other than a Subsidiary of the Company) subsequent to the Issue Date and on or prior to the Reference Date (a) as a contribution to the common equity capital of the Company by any holder of the Company's Capital Stock or (b) from the issuance and sale of Qualified Capital Stock of the Company; plus

                           (y) without duplication of any amounts included in clause (3)(x) above, 100% of the aggregate net cash proceeds received by the Company from any Person (other than a Subsidiary of the Company) subsequent to the

                  Issue Date and on or prior to the Reference Date from the issuance and sale of debt securities or Disqualified Capital Stock of the Company that has been converted into Qualified Capital Stock of the Company; plus

                           (z)      with duplication, the sum of:

                                    (1)      the aggregate amount returned in
                           cash on or with respect to Investments (other than Permitted Investments) made subsequent to the Issue Date whether through interest payments, principal payments, dividends or other distributions or payments;

                                    (2)      the net cash proceeds received by
                           the Company or any of the Restricted Subsidiaries from the disposition of all or any portion of such Investments (other than to a Subsidiary of the Company); and

                                    (3)      upon Revocation of the status of an
                           Unrestricted Subsidiary as an Unrestricted
                           Subsidiary, the Fair Market Value of the Company's and the Restricted Subsidiaries' Investment in such Subsidiary;

                  provided, however, that the sum of clauses (1), (2) and (3) above shall not exceed the aggregate amount of all such Investments made subsequent to the Issue Date.

                  (b) Notwithstanding the foregoing, the provisions set forth in the immediately preceding paragraph do not prohibit:

                  (1) the payment of any dividend within 60 days after the date of declaration of such dividend if the dividend would have been permitted on the date of declaration;

                  (2) the purchase, repurchase, redemption, or other acquisition or retirement for value of any shares of Capital Stock of the Company or options, warrants or other rights to acquire such Capital Stock, either (i) in exchange for shares of Qualified Capital Stock of the Company, (ii) through the application of net cash proceeds of a substantially concurrent sale (other than to a Subsidiary of the Company) of shares of Qualified Capital Stock of the Company or options, warrants or other rights to acquire such Qualified Capital Stock or (iii) through the application of the net cash proceeds of a substantially concurrent contribution to the common equity capital of the Company;

                  (3) the purchase, repurchase, redemption legal defeasance or other acquisition or retirement for value of any Indebtedness of the Company or any Guarantor that is subordinate or junior in right of payment to the Notes or the Guarantee of such Guarantor (i) in exchange for shares of Qualified Capital Stock of the Company or options, warrants or other rights to acquire such Capital Stock, (ii) through the application of the net cash proceeds of a substantially concurrent sale (other than to a Subsidiary of the Company) of (a) shares of Qualified Capital Stock of the Company or options, warrants or other rights to acquire such Qualified Capital Stock or (b) Refinancing Indebtedness or (iii) through the application of the net cash proceeds of a substantially concurrent contribution to the common equity capital of the Company;

                  (4) if no Default or Event of Default shall have occurred and be continuing, repurchases or other acquisitions by the Company of Capital Stock (or rights or options therefor) of the Company from current or former employees, directors or consultants of the Company or any Subsidiary or their authorized representatives (or the permitted transferees of any such Person), pursuant to the terms of agreements (including employment agreements) or plans (or amendments thereto) approved by the Board of Directors of the Company under which any such Person purchases or sells, or is granted the option to purchase or sell, shares of such Capital Stock; provided that the aggregate amount of such repurchases and acquisitions may not exceed $1.0 million in any calendar year (with any such amounts not used in any calendar year available for use in the immediately succeeding calendar year);

                  (5) in the event of a Change of Control, and if no Default or Event of Default shall have occurred and be continuing, the payment, purchase, redemption, defeasance or other acquisition or retirement of Indebtedness of the Company or any Guarantor that is subordinated or junior in right of payment to the Notes or the Guarantee of such Guarantor, in each case, at a purchase price not greater than 101% of the principal amount of such Indebtedness, plus any accrued and unpaid interest thereon; provided that prior to or contemporaneously with such payment, purchase, redemption, defeasance or other acquisition or retirement, the Company (or a third party to the extent permitted by this Indenture) has made the Change of Control Offer with respect to the Notes and has repurchased all Notes validly tendered and not withdrawn in connection with such Change of Control Offer;

                  (6) in the event of an Asset Sale which requires the Company to make a Net Proceeds Offer, and if no Default or Event of Default shall have occurred and be continuing, the payment, purchase, redemption, defeasance or other acquisition or retirement of Indebtedness of the Company or any Guarantor that is subordinated or junior in right of payment to the Notes or the Guarantee of such Guarantor, in each case, at a purchase price not greater than 100% of the principal amount of such Indebtedness, plus any accrued and unpaid interest thereon; provided that prior to or contemporaneously with such payment, purchase, redemption, defeasance or other acquisition or retirement, the Company has made a Net Proceeds Offer with respect to the Notes and has repurchased all Notes validly tendered and not withdrawn in connection with such Net Proceeds Offer;

                  (7) cash payments in lieu of the issuance of fractional shares in connection with the exercise of warrants, options or other securities convertible into or exchangeable for Capital Stock of the Company; provided that any such cash payment shall not be for the purpose of evading the limitations of this Section 4.10 (as determined in good faith by the Board of Directors of the Company);

                  (8) the purchase, repurchase, redemption, acquisition or retirement for value of any Capital Stock of the Company upon the exercise of warrants, options or similar rights if such Capital Stock constitutes all or a portion of the exercise price or is surrendered in connection with satisfying any federal or state income tax obligation incurred in connection with such exercise; provided that no cash payment in respect of such purchase, repurchase, redemption, acquisition, retirement or exercise shall be made by the Company or any Restricted Subsidiary;

                  (9) the purchase, redemption, acquisition, cancellation or other retirement for a nominal value per right of any rights granted to all the holders of Common Stock of the Company pursuant to any shareholders' rights plan adopted for the purpose of protecting shareholders from unfair takeover tactics; provided that any such purchase, redemption, acquisition, cancellation or other retirement of such rights shall not be for the purpose of evading the limitations of this Section 4.10 (as determined in good faith by the Board of Directors of the Company);

                  (10) Investments in joint ventures (other than any Unrestricted Subsidiary to the extent it may constitute a joint venture) engaged in Related Businesses not to exceed $25.0 million at any one time outstanding; provided that with respect to any Investment made pursuant to this clause (10), no Default or Event of Default shall have occurred and be continuing at the time such Investment is made;

                  (11) a dividend or distribution consisting of Capital Stock of an Excluded Unrestricted Subsidiary of the Company to holders of Capital Stock of the Company; provided that prior to making any dividend or distribution, the Company and its Restricted Subsidiaries shall be unconditionally released from all liability under any Indebtedness and other obligations (other than statutory obligations) of such Excluded Unrestricted Subsidiary;

                  (12) if no Default or Event of Default shall have occurred and be continuing, the purchase or acquisition by any Restricted Subsidiary of Capital Stock of the Company for contribution to employee stock purchase and deferred compensation plans, in the ordinary course of business; provided that the aggregate amount of such purchases shall not exceed $2.0 million in any calendar year (with any such amount not used in any calendar year available for use in the immediately succeeding calendar year);

                  (13) payments by the Company or one or more of its Restricted Subsidiaries to a direct or indirect Unrestricted Subsidiary of the Company made pursuant to the Tax Sharing Agreement as in effect on the Escrow Release Date and any amendment, restatement, renewal or replacement thereof; provided that any such amendment, restatement, renewal or replacement is not more disadvantageous to the Holders in any material respect than the Tax Sharing Agreement as in effect on the Escrow Release Date;

                  (14) Restricted Payments made on or prior to the Escrow Release Date for the purpose of effectuating the Reorganization Transactions; and

                  (15) additional Restricted Payments in an aggregate amount not to exceed $15.0 million.

                  In determining the aggregate amount of Restricted Payments made subsequent to the Issue Date in accordance with clause (3) of Section 4.10(a), amounts expended pursuant to clauses (1), (2)(ii), 2(iii), (3)(ii)(a), 3(iii), (5), (6), (7), (9), (10) and (12) shall be included in such calculation.

SECTION 4.11.              Limitation on Liens.

                  The Company shall not, and shall not cause or permit any of the Restricted Subsidiaries to, directly or indirectly, create, incur, assume or permit or suffer to exist any Liens of any kind against or upon any property or assets of the Company or any of the Restricted Subsidiaries, whether owned on the Issue Date or acquired after the Issue Date, or any proceeds therefrom, or assign or otherwise convey any right to receive income or profits therefrom, unless:

                  (1) in the case of Liens securing Indebtedness that is expressly subordinate or junior in right of payment to the Notes or a Guarantee, the Notes or such Guarantee is secured by a Lien on such property, assets or proceeds that is senior in priority to such Liens; and

                  (2) in all other cases, the Notes are equally and ratably secured,

except for:

                  (A) Liens existing as of the Issue Date to the extent and in the manner such Liens are in effect on the Issue Date;

                  (B) Liens securing Indebtedness under the Credit Facility incurred pursuant to clause (2) or (14) of Section 4.09(b);

                  (C) Liens securing the Notes and related Guarantees and the Exchange Notes and related Guarantees;

                  (D)      Liens in favor of the Company or a Guarantor;

                  (E) Liens securing Refinancing Indebtedness which is incurred to Refinance any Indebtedness secured by a Lien permitted under this Indenture; provided, however, that such Liens do not extend to or cover any property or assets of the Company or any of the Restricted Subsidiaries not securing the Indebtedness so Refinanced;

                  (F) Liens in favor of the PBGC granted pursuant to and in accordance with the terms of the PBGC Agreement; and

                  (G)      Permitted Liens.

                  Notwithstanding the foregoing, in no event shall there be any Liens on the Escrow Funds, except the Lien of the Securities Intermediary for the benefit of the Trustee and the Holders of the Notes.

SECTION 4.12.              Repurchase at the Option of the Holders upon Asset
                           Sales.

                  (a) The Company shall not, and shall not permit any of the Restricted Subsidiaries to, consummate an Asset Sale unless:

                  (1) the Company or the applicable Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the Fair Market Value of the assets sold or otherwise disposed of;

                  (2) at least 75% of the consideration received by the Company or the Restricted Subsidiary, as the case may be, from such Asset Sale shall be in the form of cash or Cash Equivalents; provided that the amount of:

                           (a) any liabilities (as shown on the Company's or such Restricted Subsidiary's most recent balance sheet) of the Company or any of its Restricted Subsidiaries (other than contingent liabilities and liabilities that are by their terms subordinated to the Notes) that are assumed by the transferee of any such assets shall be deemed to be cash for purposes of this clause (2); and

                           (b) any securities, notes or other obligations received by the Company or any such Restricted Subsidiary from such transferee that are converted by the Company or such Restricted Subsidiary into cash (to the extent of the cash received) within 180 days following the closing of such Asset Sale shall be deemed to be cash for purposes of this clause (2); and

                  (3) upon the consummation of an Asset Sale, the Company shall apply, or cause such Restricted Subsidiary to apply, the Net Cash Proceeds relating to such Asset Sale within 365 days after receipt thereof either to:

                           (A) repay Indebtedness under the Credit Facility and, if the Indebtedness repaid is revolving credit Indebtedness, to correspondingly permanently reduce commitments with respect thereto,

                           (B)      acquire Replacement Assets, or

                           (C) a combination of payment and investment permitted by the foregoing clauses (3)(A) and (3)(B).

                  (b) On the 366th day after an Asset Sale or such earlier date, if any, as the Board of Directors of the Company or of such Restricted Subsidiary determines not to apply the Net Cash Proceeds relating to such Asset Sale as set forth in clauses (3)(A), (3)(B) or (3)(C) of the preceding paragraph (each, a "Net Proceeds Offer Trigger Date"), such aggregate amount of Net Cash Proceeds that have not been applied on or before such Net Proceeds Offer Trigger Date as permitted in clauses (3)(A), (3)(B) and (3)(C) of the preceding paragraph (each a "Net Proceeds Offer Amount") shall be applied by the Company to make an offer to purchase (the "Net Proceeds Offer") to all Holders and, to the extent the Company elects or is required by the terms of any Pari Passu Debt, an offer to purchase to all holders of such Pari Passu Debt, on a date (the "Net Proceeds Offer Payment Date") not less than 30 nor more than 60 days following the applicable Net Proceeds Offer Trigger Date, from all Holders (and holders of such Pari Passu Debt) on a pro rata basis, that principal amount of Notes (and Pari Passu Debt) equal to the Net Proceeds Offer Amount at a price equal to 100% of the principal amount of the Notes (and Pari Passu Debt) to be purchased, plus accrued and unpaid interest, if any, thereon to the date of purchase; provided, however, that if at any time any non-cash consideration received by the Company or any Restricted Subsidiary, as the case may be, in connection with any Asset Sale is converted into or sold or otherwise disposed of for cash (other than interest received with respect to any such non-cash consideration) or Cash Equivalents, then such conversion or disposition shall be deemed to constitute an Asset Sale hereunder; and provided, further, that the Company shall not be obligated to purchase any Notes pursuant to this paragraph in the event that it has mailed the notice to exercise the right to redeem all the Notes under the terms of paragraph 5(a) of the Note at any time prior to the time the Company is required to consummate the applicable Net Proceeds Offer.

                  (c)      Notwithstanding the first two paragraphs of this
Section 4.12, the Company and its Restricted Subsidiaries shall be permitted to enter into and consummate a

Permitted Asset Swap without complying with such paragraphs to the extent that at the time of entering into such Permitted Asset Swap or immediately after giving effect to such Permitted Asset Swap, no Default or Event of Default shall have occurred or be continuing or would occur as a consequence thereof.

                  (d) The Company may defer the Net Proceeds Offer until the aggregate unutilized Net Proceeds Offer Amount resulting from one or more Asset Sales equals or exceeds $15.0 million (at which time, the entire unutilized Net Proceeds Offer Amount, and not just the amount in excess of $15.0 million, shall be applied as required pursuant to this paragraph). The first such date the aggregate unutilized Net Proceeds Offer Amount equals or exceeds $15.0 million shall be treated for this purpose as the Net Proceeds Offer Trigger Date.

                  (e) In the event of the transfer of substantially all (but not all) of the property and assets of the Company and the Restricted Subsidiaries as an entirety to a Person (other than the Company or any one or more of its Restricted Subsidiaries) in a transaction permitted under Section 5.01, which transaction does not constitute a Change of Control, the successor corporation shall be deemed to have sold the properties and assets of the Company and the Restricted Subsidiaries not so transferred for purposes of this
Section 4.12, and shall comply with the provisions of this Section 4.12 with respect to such deemed sale as if it were an Asset Sale. In addition, the Fair Market Value of such properties and assets of the Company or the Restricted Subsidiaries deemed to be sold shall be deemed to be Net Cash Proceeds for purposes of this Section 4.12.

                  (f) Each Net Proceeds Offer will be mailed to the record Holders as shown on the register of Holders within 30 days following the Net Proceeds Offer Trigger Date, with a copy to the Trustee, and shall state:

                  (1) that the Net Proceeds Offer is being made pursuant to this Section 4.12;

                  (2) that such Holders have the right to require the Company to apply the Net Proceeds Offer Amount (less any amount to be (and actually) applied to any Pari Passu Debt) to repurchase such Notes at a purchase price in cash equal to 100% of the principal amount thereof plus accrued and unpaid interest, if any, to the purchase date which shall be no less than 30 days nor more than 60 days from the applicable Net Proceeds Offer Trigger Date;

                  (3) that any Note not tendered or accepted for payment will continue to accrue interest;

                  (4) that any Notes accepted for payment pursuant to the Net Proceeds Offer shall cease to accrue interest after the Net Proceeds Offer Payment Date;

                  (5) that Holders accepting the offer to have their Notes purchased pursuant to a Net Proceeds Offer will be required to surrender the Notes, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Note completed, to the Paying Agent at the address specified in the notice prior to the close of business on the Business Day preceding the Net Proceeds Offer Payment Date;

                  (6) that Holders will be entitled to withdraw their acceptance of the Net Proceeds Offer if the Paying Agent receives, not later than the close of business on the third Business Day preceding the Net Proceeds Offer Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Notes delivered for purchase, and a statement that such Holder is withdrawing his election to have such Notes purchased;

                  (7) that Holders whose Notes are being purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered, provided that each Note purchased and each such new Note issued shall be in an original principal amount in denominations of $1,000 and integral multiples thereof;

                  (8) the calculations used in determining the amount of Net Proceeds Offer Amount to be applied to the purchase of such Notes;

                  (9) any other procedures that a Holder must follow to accept a Net Proceeds Offer or effect withdrawal of such acceptance; and

                  (10)     the name and address of the Paying Agent.

                  Upon receiving notice of the Net Proceeds Offer, Holders may elect to tender their Notes in whole or in part in integral multiples of $1,000 in exchange for cash. To the extent Holders properly tender Notes and holders of Pari Passu Debt properly tender such Indebtedness in an amount exceeding the Net Proceeds Offer Amount, the tendered Notes and Pari Passu Debt will be purchased on a pro rata basis based on aggregate amounts of Notes and Pari Passu Debt tendered. A Net Proceeds Offer shall remain open for a period of 20 Business Days or such longer period as may be required by law. Pending the final application of the Net Cash Proceeds, the Company or any Restricted Subsidiary may temporarily reduce Indebtedness under the Credit Facility or otherwise invest such Net Cash Proceeds in Cash Equivalents. To the extent that the aggregate amount of Notes tendered pursuant to a Net Proceeds Offer and any Pari Passu Debt tendered is less than the Net Proceeds Offer Amount and provided that all Holders and holders of such other Pari Passu Debt have been given the opportunity to tender the Notes and such Pari Passu Debt, the Company may use any remaining Net Proceeds Offer Amount for general corporate purposes or any other use permitted by this Indenture. Upon completion of any such Net Proceeds Offer, the Net Proceeds Offer Amount shall be reset at zero.

                  (g) The Company shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other applicable securities laws or regulations in connection with the repurchase of Notes pursuant to a Net Proceeds Offer, including any applicable securities laws of the United States. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section 4.12, the Company shall comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this Section 4.12 by virtue of such compliance with these securities laws or regulations.

SECTION 4.13. Limitation on Dividends and Other Payment Restrictions Affecting Restricted Subsidiaries.

                  The Company shall not, and shall not cause or permit any of the Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or permit to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary to:

                  (a) pay dividends or make any other distributions on or in respect of its Capital Stock to the Company or any other Restricted Subsidiary;

                  (b) make loans or advances or to pay any Indebtedness or other obligation owed to the Company or any other Restricted Subsidiary; or

                  (c) transfer any of its property or assets to the Company or any other Restricted Subsidiary,

except for such encumbrances or restrictions existing under or by reasons of:

                  (1) the Credit Facility and any agreements existing on the Escrow Release Date to the extent and in the manner such agreements are in effect on the Escrow Release Date and any amendments, restatements, renewals, replacements or refinancings thereof; provided, however, that the encumbrances and restrictions contained in any such amendments, restatements, renewals, replacements or refinancings are not, taken as a whole, materially more restrictive than the encumbrances or restrictions contained in the Credit Facility or such agreements on the Escrow Release Date;

                  (2) this Indenture, the Notes and the Guarantees (including any Exchange Notes and the Guarantees thereof);

                  (3) Indebtedness incurred in compliance with the terms of this Indenture; provided that such encumbrances and restrictions contained in such Indebtedness are not, as determined in good faith by the Board of Directors of the Company, taken as a whole, materially more restrictive than the provisions relating to such encumbrances and restrictions contained in this Indenture;

                  (4)      applicable law, rule, regulation or order;

                  (5) customary non-assignment provisions of any contract or any lease governing a leasehold interest of any Restricted Subsidiary;

                  (6) any instrument governing Acquired Indebtedness, which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person or the properties or assets of the Person so acquired;

                  (7) Purchase Money Indebtedness and Capitalized Lease Obligations permitted to be incurred pursuant to clause (9) of Section 4.09(b) that impose limitations of the nature described in clause (c) of the first paragraph of this Section 4.13;

                  (8) customary restrictions on the transfer of any property or assets arising under a security agreement governing a Lien permitted under this Indenture;

                  (9) any agreement governing Refinancing Indebtedness; provided, however, that the encumbrances or restrictions contained in any such Refinancing Indebtedness are not, as determined in good faith by the Board of Directors of the Company, taken as a whole, materially more restrictive than the provisions relating to such encumbrances or restrictions contained in the Indebtedness being refinanced;

                  (10) any agreement governing the sale or disposition of all or substantially all of the Capital Stock or assets of any Restricted Subsidiary which restricts dividends and distributions pending such sale or disposition;

                  (11) customary restrictions on the subletting, assignment or transfer of any property that is subject to a lease, license or similar contract;

                  (12) any encumbrance or restriction with respect to any Person pursuant to any agreement (not relating to any Indebtedness) in existence when such Person becomes a Restricted Subsidiary of the Company or when such Person is acquired by the Company or any Restricted Subsidiary thereof, that is not created in contemplation of such Person becoming such a Restricted Subsidiary or such acquisition;

                  (13) any encumbrance or restriction contained in mortgages, pledges or other security agreements securing Indebtedness of a Restricted Subsidiary to the extent such encumbrance or restrictions restrict the transfer of the property subject to such mortgages, pledges or other security agreements or pursuant to customary provisions restricting dispositions of real property interests set forth in any reciprocal easement agreements of the Company or any Restricted Subsidiary; and

                  (14) Non-Recourse Securitization Entity Indebtedness or other contractual requirements of a Securitization Entity in connection with a Qualified Securitization Transaction; provided that such restrictions apply only to such Securitization Entity or the Receivables and Related Assets that are subject to the Qualified Securitization Transaction.

SECTION 4.14.              Limitation on Transactions with Affiliates.

                           (a) The Company shall not, and shall not permit any of the Restricted Subsidiaries to, directly or indirectly, enter into or permit to exist any transaction or series of related transactions (including, without limitation, the purchase, sale, lease or exchange of any property or the rendering of any service) with, or for the benefit of, any of its Affiliates (each an "Affiliate Transaction"), other than:

                  (x)      Affiliate Transactions permitted under Section
         4.14(b); and

                  (y) Affiliate Transactions on terms that are not less favorable than those that would have been obtained in a comparable transaction at such time on an arm's-length basis from a Person that is not an Affiliate of the Company or such Restricted Subsidiary.

                  All Affiliate Transactions (and each series of related Affiliate Transactions which are similar or part of a common plan) involving aggregate payments or other property with a Fair Market Value in excess of $5.0 million shall be approved by a majority of the disinterested members of the Board of Directors of the Company, such approval to be evidenced by a Board Resolution stating that such disinterested members of the Board of Directors have determined that such transaction complies with the foregoing provisions. If the Company or any Restricted Subsidiary enters into an Affiliate Transaction (or series of related Affiliate Transactions related to a common plan) that involves an aggregate Fair Market Value of more than $20.0 million or as to which there are no disinterested members of the Board of Directors of the Company, the Company or such Restricted Subsidiary, as the case may be, shall, prior to the consummation thereof, obtain a favorable opinion as to the fairness of such transaction or series of related transactions to the Company or the relevant Restricted Subsidiary, as the case may be, from a financial point of view, from an Independent Financial Advisor and file the same with the Trustee.

                  (b) The restrictions set forth in Section 4.14(a) shall not apply to:

                  (1) fees and other compensation (including awards or grants in cash, securities or other payments) paid to, and indemnity and other benefits provided to, officers, directors, employees or consultants of the Company or any Subsidiary pursuant to employment agreements, collective bargaining agreements, employee benefit plans, or arrangements for employees, officers or directors, including vacation plans, health and life insurance plans, deferred compensation plans, directors' and officers' indemnification agreements and retirement or savings plans, stock option, stock ownership and similar plans so long as the Board of Directors of the Company acting in good faith shall have approved the terms thereof and deemed the services theretofore or thereafter to be performed for such compensation to be fair consideration therefor, provided, however, that in the case of any officer, director, employee or consultant of any Unrestricted Subsidiary, no cash payments shall be made by the Company or any of its Restricted Subsidiaries unless such agreement, plan or arrangement otherwise complies with Section 4.14(a);

                  (2) transactions exclusively between or among the Company and any of the Restricted Subsidiaries or exclusively between or among such Restricted Subsidiaries; provided that such transactions are not otherwise prohibited by this Indenture;

                  (3) any agreement as in effect as of the Escrow Release Date and disclosed in the Offering Memorandum or any amendment thereto or any transaction contemplated thereby (including pursuant to any amendment thereto) in any replacement agreement thereto so long as any such amendment or replacement agreement is not more disadvantageous to the Holders in any material respect than the original agreement as in effect on the Escrow Release Date;

                  (4) Restricted Payments and Permitted Investments permitted by this Indenture;

                  (5) the redemption pursuant to the Plan of Capital Stock of the Company held by Parent;

                  (6) any transaction with an Affiliate undertaken pursuant to clause (4)(x) of Section 5.01(e);

                  (7) the granting or performance of registration rights under a written registration rights agreement approved in good faith by the Board of Directors of the Company;

                  (8) transactions effected as part of a Qualified Securitization Transaction;

                  (9) any transaction in the ordinary course of business, or approved in good faith by a majority of the Board of Directors, between the Company or any Restricted Subsidiary and any Affiliate of the Company controlled by the Company that is a joint venture or similar entity and, in each case, is otherwise in compliance with the terms of this Indenture and is on terms at least as favorable as might reasonably have been obtained at such time from an unaffiliated party;

                  (10) any transaction between Parent and one or more of its Subsidiaries or between Subsidiaries of Parent occurring on or prior to the Escrow Release Date for the purpose of effectuating the Reorganization Transactions;

                  (11) transactions with customers, clients, suppliers or purchasers or sellers of goods or services, in each case in the ordinary course of business and otherwise in compliance with the terms of this Indenture that are fair to the Company and its Restricted Subsidiaries in the reasonable determination of the Board of Directors of the Company or senior management thereof and are on terms not less favorable than those that would have been obtained in a comparable transaction at such time on an arm's length basis from a Person that is not an Affiliate of the Company or such Restricted Subsidiary; and

                  (12)     any agreement to do any of the foregoing.

SECTION 4.15.              Limitation on Designations of Unrestricted
                           Subsidiaries.

                  (a) After the Issue Date, the Company may designate any Subsidiary of the Company (other than a Subsidiary of the Company that owns Capital Stock of a Restricted Subsidiary) as an "Unrestricted Subsidiary" under this Indenture (a "Designation") only if:

                  (1) no Default or Event of Default shall have occurred and be continuing at the time of or after giving effect to such Designation; and

                  (2) the Company would be permitted under this Indenture to make a Restricted Payment pursuant to Section 4.10(a) at the time of Designation (assuming the effectiveness of such Designation) in an amount equal to the Fair Market Value of the Company's and the Restricted Subsidiaries' Investment in such Subsidiary on such date.

                  (b) The Company shall not, and shall not cause or permit any Restricted Subsidiary to, at any time:

                  (x) provide direct or indirect credit support for or a guarantee of any Indebtedness of any Unrestricted Subsidiary (including any undertaking, agreement or instrument evidencing such Indebtedness) (other than any such credit support or guarantee outstanding on the Issue Date);

                  (y) be directly or indirectly liable for any Indebtedness of any Unrestricted Subsidiary (other than any such liability outstanding on the Issue Date); or

                  (z) be directly or indirectly liable for any Indebtedness which provides that the holder thereof may (upon notice, lapse of time or both) declare a default thereon or cause the payment thereof to be accelerated or payable prior to its final scheduled maturity upon the occurrence of a default with respect to any Indebtedness of any Unrestricted Subsidiary (including any right to take enforcement action against such Unrestricted Subsidiary) other than any such liability outstanding on the Issue Date;

except, in the case of clause (x), (y) or (z), (i) that the Company or any Restricted Subsidiary may pledge Capital Stock of any Unrestricted Subsidiary on a nonrecourse basis as long as the pledgee has no claim whatsoever against the Company or any Restricted Subsidiary other than to obtain that pledged Capital Stock and (ii) to the extent permitted under Section 4.10.

                  (c) The Company may revoke any Designation of a Subsidiary as an Unrestricted Subsidiary ("Revocation"), whereupon such Subsidiary shall then constitute a Restricted Subsidiary, if:

                  (1) no Default or Event of Default shall have occurred and be continuing at the time and after giving effect to such Revocation;

                  (2) immediately after giving effect to such Revocation, the Company would be permitted to incur $1.00 of additional Indebtedness pursuant to the Consolidated Fixed Charge Coverage Ratio test set forth in Section 4.09(a); and

                  (3) all Liens and Indebtedness of such Unrestricted Subsidiaries outstanding immediately following such Revocation would, if incurred at such time, have been permitted to be incurred for all purposes of this Indenture.

                  All Designations and Revocations must be evidenced by an Officers' Certificate of the Company delivered to the Trustee certifying compliance with the foregoing provisions. As of the Issue Date, the Company shall have no Unrestricted Subsidiaries other than Greyhound Lines, Inc., a Delaware corporation, Interstate Leasing, Inc., a Mississippi corporation, and Hotard Coaches, Inc., a Louisiana corporation, and each of their respective Subsidiaries.

SECTION 4.16.              Limitation on Sale and Leaseback Transactions.

                  The Company shall not, and shall not permit any of the Restricted Subsidiaries to, enter into any Sale and Leaseback Transaction; provided that the Company or any Guarantor may enter into a Sale and Leaseback Transaction if:

                  (1) the Company or that Guarantor, as applicable, could have

                           (a) incurred Indebtedness in an amount equal to the Attributable Indebtedness relating to such Sale and Leaseback Transaction pursuant to the

                  Consolidated Fixed Charge Coverage Ratio test set forth in
                  Section 4.09(a); and

                           (b) incurred a Lien to secure such Indebtedness pursuant to Section 4.11;

                  (2) the gross cash proceeds of that Sale and Leaseback Transaction are at least equal to the Fair Market Value of the property sold; and

                  (3) the transfer of assets in that Sale and Leaseback Transaction is permitted by, and the Company applies the proceeds of such transaction in compliance with, Section 4.12.

SECTION 4.17.              Reports to Holders.

                  (a) Whether or not required by the rules and regulations of the Commission, so long as any Notes are outstanding, the Company shall furnish to the Holders:

                  (1) all quarterly and annual financial information that would be required to be contained in a report filed with the Commission on Form 10-Q or 10-K if the Company were required to file such reports, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" that describes the financial condition and results of operations of the Company and its consolidated Subsidiaries (showing in reasonable detail, either on the face of the financial statements or in the footnotes thereto and in such Management's Discussion and Analysis of Financial Condition and Results of Operations, the financial condition and results of operations of the Company and its Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries of the Company, if any) and, with respect to the annual information only, a report thereon by the Company's certified independent accountants; and

                  (2) all current reports that would be required to be filed with the Commission on Form 8-K if the Company were required to file such reports, in each case within the time periods specified in the Commission's rules and regulations.

                  (b) In addition, following the consummation of the exchange offer contemplated by the Registration Rights Agreement, whether or not required by the rules and regulations of the Commission, the Company shall file a copy of all such information and reports with the Commission for public availability within the time periods specified in the Commission's rules and regulations (unless such filings are not then permitted by the Commission) and make such information available to prospective investors upon request. In addition, for so long as any Notes remain outstanding, the Company shall furnish to the Holders and to prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

                  (c) Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee's receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company's compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers' Certificates).

SECTION 4.18.              Issuance of Subsidiary Guarantees.

                  If the Company forms or acquires any Domestic Restricted Subsidiary (other than an Insurance Subsidiary or a Securitization Entity), or if any Foreign Restricted Subsidiary guarantees any Indebtedness of the Company or a Guarantor (other than Indebtedness owing to the Company or a Restricted Subsidiary), then the Company shall cause such Domestic Restricted Subsidiary or Foreign Restricted Subsidiary, as the case may be, to:

                  (1) execute and deliver to the Trustee a supplemental indenture in form reasonably satisfactory to the Trustee pursuant to which such Restricted Subsidiary shall unconditionally Guarantee all of the Company's obligations under the Notes and this Indenture on the terms set forth in this Indenture; and

                  (2) deliver to the Trustee an Opinion of Counsel (which may contain customary exceptions) that such supplemental indenture has been duly authorized, executed and delivered by such Restricted Subsidiary and constitutes a legal, valid, binding and enforceable obligation of such Restricted Subsidiary.

                  Thereafter, such Restricted Subsidiary shall be a Guarantor for all purposes of this Indenture until such Guarantee is released in accordance with the provisions of Article Ten. The Company may cause any other Restricted Subsidiary of the Company to issue a Guarantee and become a Guarantor.

SECTION 4.19.              Payment of Additional Amounts.

                  (a) All payments relating to obligations accruing on or prior to the Domestication and made by the Company under or with respect to a Note or by a Guarantor under or with respect to a Guarantee shall be made free and clear of and without withholding or deduction for or on account of any present or future tax, duty, levy, impost, assessment or other governmental charge (including penalties, interest and other liabilities related thereto) (hereinafter, "Taxes") imposed or levied by or on behalf of the government of Canada or any other jurisdiction in which the Company or any Guarantor is organized or is a resident for tax purposes or within or through which payment is made or any political subdivision or taxing authority or agency thereof or therein (any of the aforementioned being a "Taxing Jurisdiction"), unless the Company or such Guarantor is required to withhold or deduct any such Taxes by law or by the interpretation or administration thereof.

                  (b) If the Company or any Guarantor is so required to withhold or deduct any amount for or on account of Taxes from any payment made under or with respect to a Note or a Guarantee of such Guarantor, the Company or such Guarantor with respect to any obligation accruing on or prior to the Domestication, as applicable, shall pay such additional amounts ("Additional Amounts") as may be necessary so that the net amount received by the Holder of such Note (including Additional Amounts) after such withholding or deduction of such Taxes shall not be less than the amount such Holder would have received if such Taxes had not been required to be withheld or deducted; provided, however, that notwithstanding the foregoing, Additional Amounts shall not be paid with respect to:

                  (1) any Taxes that would not have been so imposed, deducted or withheld but for the existence of any present or former connection between the Holder or beneficial owner of a Note (or between a fiduciary, settlor, beneficiary, member or shareholder of, or possessor of power over, the Holder or beneficial owner of such Note, if the Holder or beneficial owner is an estate, nominee, trust, partnership or corporation) and the relevant Taxing Jurisdiction (other than the mere receipt of such payment or the ownership or holding or the execution, delivery, registration or enforcement of such Note);

                  (2) subject to Section 4.19(f), any estate, inheritance, gift, sales, excise, transfer or personal property tax or similar tax, assessment or governmental charge;

                  (3) any Taxes payable otherwise than by deduction or withholding from payments under or with respect to such Note, including Taxes imposed on or measured by the net income or capital of the Holder by the jurisdiction under the laws of which it is organized or is resident or carries on business through a permanent establishment located therein or any political subdivision thereof;

                  (4) any Taxes that would not have been so imposed, deducted or withheld if the Holder or beneficial owner of the Note or beneficial owner of any payment on such Note had (a) made a declaration of residence or nonresidence, or any claim or filing for exemption, to which it is entitled or (b) complied with any certification, identification, information, documentation or other reporting requirement concerning the nationality, residence, identity or connection with the relevant Taxing Jurisdiction of such Holder or beneficial owner of such Note or any payment on such Note (provided that such declaration of residence or non-residence or other claim or filing for exemption or such compliance is required by the applicable law of the Taxing Jurisdiction as a precondition to exemption from, or reduction in the rate of the imposition, deduction or withholding of, such Taxes);

                  (5) any Taxes that would not have been so imposed, deducted or withheld if the beneficiary of the payment had presented the Note for payment within 15 days after the date on which such payment on such Note became due and payable or the date on which payment thereof is duly provided for, whichever is later (except to the extent that the Holder would have been entitled to Additional Amounts had the Note been presented on the last day of such 15-day period);

                  (6) any payment under or with respect to a Note to any Holder that is a fiduciary or partnership or any Person other than the sole beneficial owner of such payment or Note, to the extent that a beneficiary or settlor with respect to such fiduciary, a member of such a partnership or the beneficial owner of such payment or Note would not have been entitled to the Additional Amounts had such beneficiary, settlor, member or beneficial owner been the actual Holder of such Note; or

                  (7)      any combination of items (1) through (6) above.

                  The foregoing provisions shall survive any termination or discharge of this Indenture and shall apply mutatis mutandis to any Taxing Jurisdiction with respect to any successor Person to the Company or a Guarantor.

                  (c) The Company or the applicable Guarantor shall also make any applicable deduction or withholding and remit the full amount deducted or withheld to the relevant authority in accordance with applicable law. The Company or the applicable Guarantor shall furnish to the Trustee, within 30 days after the date the payment of any Taxes deducted or withheld is due pursuant to applicable law, certified copies of tax receipts or, if such tax receipts are not reasonably available to the Company or such Guarantor, such other documentation that provides reasonable evidence of such payment by the Company or such Guarantor. Copies of such receipts or other documentation shall be made available to the Holders or the Paying Agent, as applicable, upon request.

                  (d) Prior to each date on which any payment under or with respect to any Notes is due and payable, unless such obligation to pay Additional Amounts arises after such date, in which case it shall be promptly delivered thereafter, if the Company or any Guarantor shall be obligated to pay Additional Amounts with respect to such payment, the Company or such Guarantor shall deliver to the Trustee and the Paying Agent an Officers' Certificate stating the fact that such Additional Amounts shall be payable and the amounts so payable and shall set forth such other information necessary to enable the Trustee and Paying Agent to pay such Additional Amounts to Holders of such Notes on the payment date. Each Officers' Certificate shall be relied upon until receipt of a further Officers' Certificate addressing such matters.

                  (e) Whenever in this Indenture or in the Notes there is a reference, in any context, to the payment of principal, premium, if any, interest or of any other amount payable under or with respect to any Note, such reference shall be deemed to include the payment of Additional Amounts to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof.

                  (f) The Company and the Guarantors shall pay any present or future stamp, court or documentary taxes or any other excise or property taxes, charges or similar levies that arise in any jurisdiction prior to the Domestication from the execution, delivery, enforcement or registration of the Notes, this Indenture or any other document or instrument in relation thereto, excluding all such taxes, charges or similar levies imposed by any jurisdiction outside any jurisdiction in which the Company or any Guarantor or any successor Person is organized or resident for tax purposes or any jurisdiction in which a Paying Agent is located, and the Company and the Guarantors shall agree to indemnity the Holders of the Notes for any such non-excluded taxes paid by such Holders.

                                  ARTICLE FIVE

                              SUCCESSOR CORPORATION

SECTION 5.01.              Merger, Consolidation and Sale of Assets.

                  (a) The Company shall not, in a single transaction or series of related transactions, consolidate or merge with or into any Person, or sell, assign, transfer, lease, convey or otherwise dispose of (or cause or permit any Restricted Subsidiary to sell, assign, transfer, lease, convey or otherwise dispose of) all or substantially all of the Company's assets (determined on a consolidated basis for the Company and the Restricted Subsidiaries) to any Person unless:

                  (1)      either

                           (A) the Company shall be the surviving or continuing corporation or

                           (B) the Person (if other than the Company) formed by such consolidation or into which the Company is merged or the Person to which such sale, assignment, transfer, lease, conveyance or other disposition has been made (the "Surviving Entity"):

                                    (x)      shall be a corporation organized
                           and validly existing under the laws of the United States or any State thereof or the District of Columbia; and

                                    (y)      shall expressly assume, by
                           supplemental indenture (in form and substance reasonably satisfactory to the Trustee), executed and delivered to the Trustee, the due and punctual payment of the principal of and premium, if any, and interest on all of the Notes and the performance of every covenant of the Notes, this Indenture and the Registration Rights Agreement on the part of the Company to be performed or observed;

                  (2) immediately after giving effect to such transaction and the assumption contemplated by clause (1)(B)(y) above (including giving effect to any Indebtedness and Acquired Indebtedness incurred or anticipated to be incurred in connection with or in respect of such transaction), the Company or such Surviving Entity, as the case may be, shall be able to incur at least $1.00 of additional Indebtedness pursuant to the Consolidated Fixed Charge Coverage Ratio test set forth in Section 4.09(a);

                  (3) immediately before and immediately after giving effect to such transaction and the assumption contemplated by clause
         (1)(B)(y) above (including, without limitation, giving effect to any Indebtedness and Acquired Indebtedness incurred or anticipated to be incurred and any Lien granted in connection with or in respect of the transaction), no Default or Event of Default shall have occurred and be continuing; and

                  (4) the Company or the Surviving Entity, as the case may be, shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger, sale, assignment, transfer, lease, conveyance or other disposition and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with the applicable provisions of this Indenture and that all conditions precedent in this Indenture relating to such transaction have been satisfied.

                  (b) For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of transactions) of all or substantially all of the properties or assets of one or more Restricted Subsidiaries, the Capital Stock of which constitutes all or substantially all of the properties and assets of the Company, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

                  (c) Upon any consolidation, combination or merger or any transfer of all or substantially all of the assets of the Company in accordance with the foregoing in which the Company is not the continuing corporation, the successor Person formed by such consolidation or into which the Company is merged or to which such conveyance, lease or transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture and the Notes with the same effect as if such surviving entity had been named as such.

                  (d) No Guarantor (other than any Guarantor whose Guarantee is to be released in accordance with the terms of its Guarantee and this Indenture) shall, and the Company shall not cause or permit any Guarantor to, consolidate with or merge with or into any Person other than the Company or any other Guarantor unless:

                  (1) the entity formed by or surviving any such consolidation or merger (if other than the Guarantor) is a corporation organized and existing under the laws of the United States or any State thereof or the District of Columbia;

                  (2) such entity assumes by supplemental indenture all of the obligations of the Guarantor under this Indenture, such Guarantor's Guarantee and the Registration Rights Agreement;

                  (3) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing;

                  (4) immediately after giving effect to such transaction and the use of any net proceeds therefrom on a pro forma basis, the Company could satisfy the provisions of clause (2) of the first paragraph of this covenant; and

                  (5) the Company shall have delivered to the Trustee an Officers' Certificate and Opinion of Counsel, each stating that such consolidation or merger and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with the applicable provisions of this Indenture and that all conditions precedent in this Indenture relating to such transaction have been satisfied.

                  (e)      Notwithstanding the foregoing:

                  (1) any Restricted Subsidiary of the Company that is not a Guarantor may consolidate with, merge into or transfer all or part of its properties and assets to the Company or any other Restricted Subsidiary;

                  (2) any Guarantor may consolidate with, merge into or transfer all or part of its properties and assets to the Company or any other Guarantor;

                  (3) the Company may effectuate the Reorganization Transactions; and

                  (4) the Company may consolidate with, merge into or transfer all or part of its properties and assets to an Affiliate that is (x) a Person that has no material assets or liabilities and that was organized solely for the purpose of reorganizing the Company in another jurisdiction or (y) a Restricted Subsidiary of the Company so long as all assets of the Company and the Restricted Subsidiaries immediately prior to such transaction are owned by the Company or such Restricted Subsidiary and the other Restricted Subsidiaries immediately after the consummation thereof.

                                   ARTICLE SIX

                              DEFAULTS AND REMEDIES

SECTION 6.01.              Events of Default.

                  The following events shall be "Events of Default":

                  (1) the failure to pay interest on any Notes when the same becomes due and payable and the default continues for a period of 30 days;

                  (2) the failure to pay the principal of any Notes when such principal becomes due and payable, at maturity, upon redemption or otherwise (including the failure to make a payment to purchase Notes tendered pursuant to a Change of Control Offer or a Net Proceeds Offer);

                  (3) a default in the observance or performance of any other covenant or agreement contained in this Indenture which default continues for a period of 60 days after the Company receives written notice specifying the default from the Trustee or the Holders of at least 25% of the outstanding principal amount of the Notes (except in the case of a default with respect to Section 5.01, which shall constitute an Event of Default with such notice requirement but without such passage of time requirement);

                  (4) a default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness of the Company or of any Restricted Subsidiary (or the payment of which is guaranteed by the Company or any Restricted Subsidiary), whether such Indebtedness now exists or is created after the Issue Date, which default (A) is caused by a failure to pay principal of such Indebtedness after any applicable grace period provided in such Indebtedness on the date of such default and any extension thereof (a "payment default") or (B) results in the acceleration of such Indebtedness prior to its express maturity (which acceleration is not rescinded, annulled or otherwise cured within 20 days of receipt by the Company or such Restricted Subsidiary of notice of any such acceleration) and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a payment default or the maturity of which has been so accelerated (and with respect to which the 20-day period described above has elapsed), aggregates $20.0 million;

                  (5) one or more judgments in an aggregate amount in excess of $20.0 million not covered by adequate insurance shall have been rendered against the Company or any of the Restricted Subsidiaries and such judgment or judgments remain undischarged, unpaid or unstayed for a period of 60 days after such judgment or judgments become final and nonappealable;

                  (6) the Company or any Significant Subsidiary pursuant to or within the meaning of any Bankruptcy Law:

                           (A)      commences a voluntary insolvency proceeding;

                           (B) consents to the entry of an order for relief against it in an involuntary insolvency proceeding;

                           (C) consents to the appointment of a Custodian of it or for any substantial part of its property;

                           (D) makes a general assignment for the benefit of its creditors; or

                           (E) takes any corporate action to authorize or effect any of the foregoing;

                  (7) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                           (A) is for relief against the Company or any Significant Subsidiary in an involuntary insolvency proceeding;

                           (B) appoints a Custodian of the Company or any Significant Subsidiary or for any substantial part of its property; or

                           (C) orders the winding up or liquidation of the Company or any Significant Subsidiary; or

                           (D) grants any similar relief under any foreign laws;

         and in each such case the order or decree remains unstayed and in effect for 90 days;

                  (8) any Guarantee of a Significant Subsidiary of the Company ceases to be in full force and effect or any Guarantee of such a Significant Subsidiary is declared by a court of competent jurisdiction to be null and void and unenforceable or any Guarantee of such a Significant Subsidiary is found by a court of competent jurisdiction to be invalid or any Guarantor which is such a Significant Subsidiary denies in writing its liability under its Guarantee (other than by reason of release of such Guarantor in accordance with the terms of this Indenture); or

                  (9) any failure to perform or comply with the provisions of (i) Sections 3.07 through 3.10 inclusive of this Indenture, (ii) paragraph 6 of the Note or (iii) the Escrow Agreement.

SECTION 6.02.              Acceleration of Maturity; Rescission.

                  If an Event of Default (other than an Event of Default specified in Sections 6.01(6) and 6.01(7)) shall occur and be continuing, the Trustee or the Holders of at least 25% in principal amount of outstanding Notes may declare the principal of, premium, if any, and accrued interest on all the Notes to be due and payable by notice in writing to the Company and (if given by the Holders) the Trustee specifying the respective Event of Default and that it is a "notice of acceleration," and the same shall become immediately due and payable. If an Event of Default specified in Sections 6.01(6) and 6.01(7) occurs and is continuing, then all unpaid principal of, premium, if any, and accrued and unpaid interest on all of the outstanding Notes shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

                  At any time after a declaration of acceleration with respect to the Notes as described in the preceding paragraph, the Holders of a majority in principal amount of the then outstanding Notes may rescind and cancel such declaration and its consequences:

                  (1) if the rescission would not conflict with any judgment or decree;

                  (2) if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of the acceleration;

                  (3) to the extent the payment of such interest is lawful, if interest on overdue installments of interest and overdue principal, which has become due otherwise than by such declaration of acceleration, has been paid;

                  (4) if the Company has paid the Trustee its reasonable compensation and reimbursed the Trustee for its expenses, disbursements and advances; and

                  (5) in the event of the cure or waiver of an Event of Default of the type described in Sections 6.01(6) and 6.01(7), the Trustee shall have received an Officers' Certificate and an Opinion of Counsel that such Event of Default has been cured or waived.

                  No such rescission shall affect any subsequent Default or Event of Default or impair any right consequent thereto.

                  The Holders of a majority in principal amount of the then outstanding Notes may waive any existing Default or Event of Default under this Indenture, and its consequences, except a default in the payment of the principal of or premium, if any, or interest on any Notes.

                  Subject to Section 7.01, the Trustee shall be under no obligation to exercise any of its rights or powers under this Indenture at the request or direction of any of the Holders of the Notes, unless such Holders shall have offered to the Trustee indemnity reasonably satisfactory to the Trustee.

SECTION 6.03.              Other Remedies.

                  If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of principal of, or premium, if any, and interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture and may take any necessary action requested of it as Trustee to settle, compromise, adjust or otherwise conclude any proceedings to which it is a party.

                  The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. Any such proceeding instituted by the Trustee may be brought in its own name and as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements of the Trustee and its counsel, be for the ratable benefit of the Holders of the Notes in respect of which such judgment has been recovered. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative, to the extent permitted by law. Any costs associated with actions taken by the Trustee under this Section 6.03 shall be reimbursed to the Trustee by the Company.

SECTION 6.04.              Waiver of Past Defaults and Events of Default.

                  Provided the Notes are not then due and payable by reason of a declaration of acceleration, the Holders of a majority in principal amount of Notes at the time outstanding may on behalf of the Holders of all the Notes waive any past Default with respect to such Notes and its consequences by providing written notice thereof to the Company and the Trustee, except a Default (1) in the payment of interest on or the principal of any Note or (2) in respect of a covenant or provision hereof which under this Indenture cannot be modified or amended without the consent of the Holder of each outstanding Note affected. In the case of any such waiver, the Company, the Trustee and the Holders of the Notes shall be restored to their former positions and rights under this Indenture, respectively; provided that no such waiver shall extend to any subsequent or other Default or impair any right consequent thereto.

SECTION 6.05.              Control by Majority.

                  Subject to Section 7.07 and applicable law, the Holders of at least a majority in aggregate principal amount of the outstanding Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture, that may involve the Trustee in personal liability, or that the Trustee determines in good faith may be unduly prejudicial to the rights of Holders of the Notes not joining in the giving of such direction and may take any other action it deems proper that is not inconsistent with any such direction received from Holders of the Notes.

SECTION 6.06.              Limitation on Suits.

                  No Holder of Notes shall have any right to institute any proceeding with respect to this Indenture, or for the appointment of a receiver or trustee, or for any remedy hereunder, unless:

                  (1) the Holder gives the Trustee written notice of a continuing Event of Default,

                  (2) the Holders of at least 25% in aggregate principal amount of outstanding Notes make a written request to the Trustee to institute such proceeding or pursue such remedy as trustee,

                  (3) such Holder or Holders offer the Trustee indemnity satisfactory to the Trustee against any costs, liability or expense of the Trustee,

                  (4) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity, and

                  (5) during such 60-day period the Holders of at least a majority in aggregate principal amount of the outstanding Notes do not give the Trustee a direction that is inconsistent with the request.

                  However, such limitations do not apply to a suit instituted by a Holder of any Note for enforcement of payment of the principal of, and premium, if any, or interest on, such Note on or after the respective due date expressed in such Note.

SECTION 6.07. No Personal Liability of Directors, Officers, Employees and Stockholders.

                  No director, officer, employee or stockholder of the Company or any Guarantor shall have any liability for any obligations of the Company or any Guarantor under the Notes or the Exchange Notes and any Guarantees thereof or this Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. Such waiver and release are part of the consideration for issuance of the Notes.

SECTION 6.08.              Rights of Holders To Receive Payment.

                  Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of the principal of or premium, if any, or interest, if any, on such Note or to bring suit for the enforcement of any such payment, on or after the due date expressed in the Notes shall not be impaired or affected without the consent of the Holder.

SECTION 6.09.              Collection Suit by Trustee.

                  If an Event of Default in payment of principal, premium or interest specified in Section 6.01(1) or (2) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company or any Guarantor (or any other obligor on the Notes) for the whole amount of unpaid principal and accrued interest remaining unpaid.

SECTION 6.10.              Trustee May File Proofs of Claim.

                  The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07) and the Holders allowed in any judicial proceedings relative to the Company or any Guarantor (or any other obligor upon the Notes), its creditors or its property and, unless prohibited by law, shall be entitled and empowered to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same after deduction of its charges and expenses to the extent that any such charges and expenses are not paid out of the estate in any such proceedings and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07.

                  Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan or reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceedings. All rights of action and claims under this Indenture or the Notes may be prosecuted and enforced by the Trustee without the possession of any of the Notes thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders in respect of which such judgment has been recovered.

SECTION 6.11.              Priorities.

                  If the Trustee collects any money pursuant to this Article Six, it shall pay out the money in the following order:

                  FIRST:  to the Trustee for amounts due under Section 7.07;

                  SECOND: to Holders for amounts due and unpaid on the Notes for principal, premium, if any, and interest (including Additional Interest, if any) as to each, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes; and

                  THIRD: to the Company or, to the extent the Trustee collects any amount from any Guarantor, to such Guarantor.

                  The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section 6.11.

SECTION 6.12.              Undertaking for Costs.

                  In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.12 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.08 or a suit by Holders of more than 10% in principal amount of the Notes then outstanding.

                                  ARTICLE SEVEN

                                     TRUSTEE

SECTION 7.01.              Duties of Trustee.

                  (a) If an Event of Default actually known to a Responsible Officer of the Trustee has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such Person's own affairs.

                  The Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Trustee has received written notice of any event which is in fact such a default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Notes and this Indenture.

                  (b)      Except during the continuance of an Event of Default:

                  (1) The Trustee need perform only such duties as are specifically set forth in this Indenture and no others and no implied duties, covenants or obligations shall be read against the Trustee.

                  (2) In the absence of bad faith or willful misconduct on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture but, in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform on their face to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein). Whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee may, in the absence of bad faith on its part, conclusively rely upon an Officers' Certificate or Opinion of Counsel and such Officers' Certificate or Opinion of Counsel shall be full warrant to the Trustee for any action taken, suffered or omitted by it under the provisions of this Indenture upon the faith thereof.

                  (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

                  (1)      This paragraph does not limit the effect of Section
         7.01(b).

                  (2) The Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts.

                  (3) The Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction of the Holders of a majority in aggregate principal amount of the Notes received by it pursuant to the terms hereof.

                  (4) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its rights, powers or duties if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity satisfactory to it against such risk or liability is not reasonably assured to it.

                  (d) Whether or not therein expressly so provided, Sections 7.01(a), (b), (c) and (e) shall govern every provision of this Indenture that in any way relates to the Trustee.

                  (e) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request.

                  (f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company or any Guarantor. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by the law.

SECTION 7.02.              Rights of Trustee.

                  Subject to Section 7.01:

                  (1) The Trustee may conclusively rely on any document (whether in its original or facsimile form) reasonably believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.

                  (2) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel, or both, which shall conform to the provisions of Section 12.05. The Trustee shall be fully protected and shall not be liable for any action it takes or omits to take in good faith in reliance on such certificate or opinion.

                  (3) The Trustee may act through its attorneys, custodians, nominees and agents and shall not be responsible for the misconduct or negligence of any attorney, custodian, nominee or agent appointed by it with due care.

                  (4) The Trustee shall not be liable for any action it takes, suffers or omits to take in good faith which it reasonably believes to be authorized or within its discretion or rights or powers; provided that the Trustee's conduct does not constitute willful misconduct, negligence or bad faith.

                  (5) The Trustee may consult with counsel of its selection, and the advice or opinion of such counsel with respect to legal matters relating to the Notes or this Indenture shall be full and complete authorization and protection from liability in respect of any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

                  (6) The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other person employed to act hereunder.

                  (7) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records, and premises of the Company, personally or by agent or attorney at the sole cost of the Company and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation;

                  (8) the Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Trustee has received written notice of such default at the Corporate Trust Office of the Trustee, and such notice references the Notes and this Indenture and details the nature of such default;

                  (9) the Trustee may request that the Company deliver an Officers' Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officers' Certificate may be signed by any person authorized to sign an Officers' Certificate, including any person specified as so authorized in any such certificate previously delivered and not suspended;

                  (10) the rights and indemnitees set forth in this Article Seven with respect to the Trustee shall apply to the Trustee acting under any of the Security Documents; and

                  (11) in no event shall the Trustee be liable for the selection of investments or for investment losses incurred thereon even if such investment is sold prior to its stated maturity. The Trustee shall have no obligation to invest or reinvest any amounts held by it hereunder in the absence of written direction hereunder. In no event shall the Trustee be liable for special, indirect or consequential damages hereunder.

SECTION 7.03.              Individual Rights of Trustee.

                  The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may make loans to, accept deposits from, perform services for or otherwise deal with the either of the Company or any Guarantor, or any Affiliates thereof, with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. The Trustee, however, shall be subject to Sections 7.10 and 7.11.

SECTION 7.04.              Trustee's Disclaimer.

                  The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes or any Guarantee, it shall not be accountable for the Company's or any Guarantor's use of the proceeds from the sale of Notes or any money paid to the Company or any Guarantor pursuant to the terms of this Indenture or the performance of any other party hereto of its duties hereunder and it shall not be responsible for any statement in the Notes, Guarantee or this Indenture other than its certificate of authentication, except that the Trustee represents that it is duly authorized to execute and deliver this Indenture, authenticate the Notes and perform its obligations hereunder and that the statements made by it in any Statement of Eligibility and Qualification on Form T-1 to be supplied to the Company shall be true and accurate subject to the qualifications set forth therein.

SECTION 7.05.              Notice of Defaults.

                  If a Default occurs and is continuing and if it is known to the Trustee, the Trustee shall give to each Holder a notice of the Default within 90 days after it occurs in the manner and to the extent provided in the TIA and otherwise as provided in this Indenture. Except in the case of a Default in payment of the principal of or interest on any Note (including payments pursuant to a redemption or repurchase of the Notes pursuant to the provisions of this Indenture), the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of Holders.

SECTION 7.06.              Reports by Trustee to Holders.

                  If required by TIA Section 313(a), within 60 days after June 15 of any year, commencing with 2003 the Trustee shall mail to each Holder a brief report dated as of such date that complies with TIA Section 313(a). The Trustee also shall comply with TIA Section 313(b)(2). The Trustee shall also transmit by mail all reports as required by TIA Section 313(c) and TIA Section 313(d).

                  Reports pursuant to this Section 7.06 shall be transmitted by mail:

                  (1) to all Holders of Notes, as the names and addresses of such Holders appear on the Registrar's books; and

                  (2) to such Holders of Notes as have, within the two years preceding such transmission, filed their names and addresses with the Trustee for that purpose.

                  A copy of each report at the time of its mailing to Holders shall be filed with the Commission and each stock exchange on which the Notes are listed. The Company shall promptly notify the Trustee when the Notes are listed on any stock exchange or delisted therefrom.

SECTION 7.07.              Compensation and Indemnity.

                  The Company and the Guarantors, jointly and severally, shall pay to the Trustee and Agents from time to time such compensation for their services hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) as shall be agreed upon in writing. The Company and the Guarantors, jointly and severally, shall reimburse the Trustee and Agents upon request for all reasonable disbursements and expenses incurred or made by them in connection with the Trustee's duties under this Indenture or any other documents executed in connection herewith, including the reasonable compensation, disbursements and expenses of the Trustee's agents and external counsel, except any expense disbursement as may be attributable to its willful misconduct, negligence or bad faith.

                  The Company and the Guarantors, jointly and severally, shall fully indemnify each of the Trustee and any predecessor Trustee and its officers, directors, employees, representatives and agents for, and hold each of them harmless against, any and all loss, damage, claim, liability or expense, including without limitation taxes (other than taxes based on the income of the Trustee or such Agent) and reasonable attorneys' fees and expenses incurred by each of them in connection with the acceptance or performance of its duties under this Indenture including the reasonable costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder (including, without limitation, settlement costs). The Trustee or Agent shall notify the Company and the Guarantors in writing promptly of any claim of which a Responsible Officer of the Trustee has actual knowledge asserted against the Trustee or Agent for which it may seek indemnity; provided that the failure by the Trustee or Agent to so notify the Company and the Guarantors shall not relieve the Company and Guarantors of their obligations hereunder except to the extent the Company and the Guarantors are actually prejudiced thereby.

                  Notwithstanding the foregoing, the Company and the Guarantors need not reimburse the Trustee for any expense or indemnify it against any loss or liability to have been incurred by the Trustee through its own willful misconduct, negligence or bad faith.

                  To secure the payment obligations of the Company and the Guarantors in this Section 7.07, the Trustee shall have a lien prior to the Notes on all money or property held or collected by the Trustee except for Escrow Funds and such money or property held in trust to pay principal of and interest on particular Notes.

                  The obligations of the Company and the Guarantors under this
Section 7.07 to compensate and indemnify the Trustee, Agents and each predecessor Trustee and to pay or reimburse the Trustee, Agents and each predecessor Trustee for expenses, disbursements and advances shall be joint and several liabilities of the Company and each of the Guarantors and shall survive the resignation or removal of the Trustee and the satisfaction, discharge or other termination of this Indenture, including any termination or rejection hereof under any Bankruptcy Law.

                  When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(6) or (7) occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any Bankruptcy Law.

                  For purposes of this Section 7.07, the term "Trustee" shall include any trustee appointed pursuant to this Article Seven.

SECTION 7.08.              Replacement of Trustee.

                  The Trustee shall comply with TIA Section 313(b), to the extent applicable.

                  The Trustee may resign by so notifying the Company and the Guarantors in writing no later than 15 Business Days prior to the date of the proposed resignation. The Holders of a majority in principal amount of the outstanding Notes may remove the Trustee by notifying the Company and the removed Trustee in writing and may appoint a successor Trustee with the Company's written consent, which consent shall not be unreasonably withheld. The Company may remove the Trustee at its election if:

                  (1)      the Trustee fails to comply with Section 7.10 or
         Section 310 of the TIA;

                  (2) the Trustee is adjudged a bankrupt or an insolvent or an order for relief entered with respect to the Trustee under Bankruptcy Law;

                  (3) a receiver or other public officer takes charge of the Trustee or its property; or

                  (4)      the Trustee otherwise becomes incapable of acting.

                  If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee.

                  If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company, the Guarantors or the Holders of a majority in principal amount of the outstanding Notes may petition at the expense of the Company any court of competent jurisdiction, in the case of the Trustee, for the appointment of a successor Trustee.

                  If the Trustee fails to comply with Section 7.10, any Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

                  A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company and the Guarantors. Immediately following such delivery, the retiring Trustee shall, subject to its rights under Section 7.07, transfer all property held by it as Trustee to the successor Trustee, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. A successor Trustee shall mail notice of its succession to each Holder. Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Company's obligations under Section
7.07 shall continue for the benefit of the retiring Trustee.

SECTION 7.09.              Successor Trustee by Consolidation, Merger, etc.

                  If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust assets to, another corporation, subject to Section 7.10, the successor corporation without any further act shall be the successor Trustee; provided such entity shall be otherwise qualified and eligible under this Article Seven.

SECTION 7.10.              Eligibility; Disqualification.

                  This Indenture shall always have a Trustee who satisfies the requirements of TIA Section 310(a)(1), (2) and (5) in every respect. The Trustee (together with its corporate parent) shall have a combined capital and surplus of at least $50 million as set forth in the most recent applicable published annual report of condition. The Trustee shall comply with TIA Section 310(b), including the provision in TIA Section 310(b)(1).

SECTION 7.11.              Preferential Collection of Claims Against Company.

                  The Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311 (b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein.

SECTION 7.12.              Paying Agents.

                  The Company shall cause each Paying Agent other than the Trustee to execute and deliver to it and the Trustee an instrument in which such agent shall agree with the Trustee, subject to the provisions of this Section 7.12:

                  (A) that it shall hold all sums held by it as agent for the payment of principal of, or premium, if any, or interest on, the Notes (whether such sums have been paid to it by the Company or by any obligor on the Notes) in trust for the benefit of Holders of the Notes or the Trustee;

                  (B) that it shall at any time during the continuance of any Event of Default, upon written request from the Trustee, deliver to the Trustee all sums so held in trust by it together with a full accounting thereof; and

                  (C) that it shall give the Trustee written notice within three (3) Business Days of any failure of the Company (or by any obligor on the Notes) in the payment of any installment of the principal of, premium, if any, or interest on, the Notes when the same shall be due and payable.

                                  ARTICLE EIGHT

                             MODIFICATION AND WAIVER

SECTION 8.01.              Without Consent of Holders.

                  The Company and Trustee may modify and amend this Indenture or any Security Document without the consent of any Holder for any of the following purposes so long as such modification or amendment does not, in the opinion of the Trustee, adversely affect the rights of any of the Holders in any material respect:

                  (i) to cure any ambiguity, omission, defect or inconsistency in this Indenture or any Security Document;

                  (ii)     to comply with Section 5.01;

                  (iii) to provide for certificated Notes, in addition to or in place of uncertificated Notes;

                  (iv) to add additional Guarantees with respect to the Notes;

                  (v)      to secure the Notes under this Indenture;

                  (vi) to add to the covenants of the Company for the benefit of the Holders of the Notes or to surrender any right or power conferred upon the Company;

                  (vii) to comply with any requirement of the Commission in connection with the qualification of this Indenture under the TIA;

                  (viii) to provide for the issuance of Additional Notes in accordance with this Indenture, including the issuance of Additional Notes as restricted securities under the Securities Act and Exchange Notes issued in exchange for such Additional Notes pursuant to an exchange offer registered with the Commission; or

                  (ix) to evidence and provide the acceptance of the appointment of a successor Trustee under Section 7.09.

                  In formulating its opinion on such matters, the Trustee shall be entitled to rely on such evidence as it deems appropriate, including, without limitation, solely on an Opinion of Counsel.

SECTION 8.02.              With Consent of Holders.

                  (a) This Indenture may be amended with the consent of the registered Holders of a majority in aggregate principal amount of the Notes then outstanding (including consents obtained in connection with a tender offer or exchange offer for the Notes) and any past default or compliance with any provisions may also be waived (except a default in the payment of principal, premium or interest and Section 8.01) with the consent of the registered Holders of at least a majority in aggregate principal amount of the Notes then outstanding.

                  (b) However, without the consent of each Holder of an outstanding Note, no amendment may:

                  (1) reduce the amount of Notes whose Holders must consent to an amendment, supplement or waiver;

                  (2) reduce the rate of or change the time for payment of interest on any Note;

                  (3) reduce the principal of or change the fixed maturity of any Notes, or change the date on which any Notes may be subject to redemption or repurchase, or reduce the redemption or repurchase price therefor;

                  (4) make any Notes payable in money other than that stated in the Notes,

                  (5) impair the right of any Holder to receive payment of principal of, premium, if any, and interest on such Notes on or after the stated due date thereof or to bring suit to enforce such payment, or permitting Holders of a majority in principal amount of the then outstanding Notes to waive Defaults or Events of Default,

                  (6) amend, change or modify in any material respect the obligation of the Company to make and consummate a Change of Control Offer with respect to a Change of Control that has occurred or make and consummate a Net Proceeds Offer with respect to any Asset Sale that has been consummated or, after such Change of Control has occurred or such Asset Sale has been consummated, modify any of the provisions or definitions with respect thereto;

                  (7) modify or change any provision of this Indenture or the related definitions affecting the ranking of the Notes or any Guarantee in a manner which adversely affects the Holders;

                  (8) release any Guarantor from any of its obligations under its Guarantee or this Indenture otherwise than in accordance with the terms of this Indenture; or

                  (9) make any change to the provisions of this Indenture and the Escrow Agreement relating to the Special Mandatory Redemption of the Notes described under Article 3 or paragraph 6 of the Note that would adversely affect the rights of any Holder.

                  (c) The consent of the Holders of the Notes shall not be necessary to approve the particular form of any proposed amendment. It shall be sufficient if such consent approves the substance of the proposed amendment.

                  (d) After an amendment that requires the consent of the Holders of Notes becomes effective, the Company shall mail to each registered Holder of the Notes at such Holder's address appearing in the security register a notice briefly describing such amendment. However, the failure to give such notice to all Holders of the Notes, or any defect therein, shall not impair or affect the validity of the amendment.

                  (e) Upon the written request of the Company accompanied by a Board Resolution authorizing the execution of any such supplemental indenture, and upon the receipt by the Trustee of evidence reasonably satisfactory to the Trustee of the consent of the

Holders as aforesaid and upon receipt by the Trustee of the documents described in Section 8.06, the Trustee shall join with the Company in the execution of such supplemental indenture unless such supplemental indenture affects the Trustee's own rights, duties or immunities under this Indenture, in which case the Trustee may, but shall not be obligated to, enter into such supplemental indenture.

SECTION 8.03.              Compliance with Trust Indenture Act.

                  Every amendment or supplement to this Indenture or the Notes shall comply with the TIA as then in effect.

SECTION 8.04.              Revocation and Effect of Consents.

                  (a) After an amendment, supplement, waiver or other action becomes effective, a consent to it by a Holder of a Note is a continuing consent conclusive and binding upon such Holder and every subsequent Holder of the same Note or portion thereof, and of any Note issued upon the transfer thereof or in exchange therefor or in place thereof, even if notation of the consent is not made on any such Note.

                  (b) The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement, or waiver. If a record date is fixed, then, notwithstanding the preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only such Persons, shall be entitled to consent to such amendment, supplement, or waiver or to revoke any consent previously given, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 90 days after such record date unless the consent of the requisite number of Holders has been obtained.

SECTION 8.05.              Notation on or Exchange of Notes.

                  If an amendment, supplement, or waiver changes the terms of a Note, the Trustee (in accordance with the specific written direction of the Company) shall request the Holder of the Note (in accordance with the specific written direction of the Company) to deliver it to the Trustee. In such case, the Trustee shall place an appropriate notation on the Note about the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Note shall issue, the Guarantors shall endorse, and the Trustee shall authenticate a new Note that reflects the changed terms. Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

SECTION 8.06.              Trustee To Sign Amendments, etc.

                  The Trustee shall sign any amendment, supplement or waiver authorized pursuant to this Article Eight if the amendment, supplement or waiver does not affect the rights, duties, liabilities or immunities of the Trustee. If it does affect the rights, duties, liabilities or immunities of the Trustee, the Trustee may, but need not, sign such amendment, supplement or waiver. In signing or refusing to sign such amendment, supplement or waiver the Trustee shall be entitled to receive and, subject to Section 7.01, shall be fully protected in relying upon an Officers' Certificate and an Opinion of Counsel stating, in addition to the matters required by Section 12.04, that such amendment, supplement or waiver is authorized or permitted by this Indenture and is a legal, valid and binding obligation of the Company and the Guarantors, enforceable against the Company and the Guarantors in accordance with its terms.

                                  ARTICLE NINE

                       DISCHARGE OF INDENTURE; DEFEASANCE

SECTION 9.01.              Discharge of Liability on Notes; Defeasance.

                  (a) This Indenture shall be discharged and shall cease to be of further effect as to all Notes, and related Guarantees, issued hereunder when:

                  (i) either (x) all the Notes theretofore authenticated and delivered (except lost, stolen or destroyed Notes which have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust) have been delivered to the Trustee for cancellation or (y) all Notes not theretofore delivered to the Trustee for cancellation (1) have become due and payable or (2) shall become due and payable within one year, or are to be called for redemption within one year, under arrangements reasonably satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company, and the Company has irrevocably deposited or caused to be deposited with the Trustee funds in an amount sufficient to pay and discharge the entire Indebtedness on the Notes not theretofore delivered to the Trustee for cancellation, for principal of, premium, if any, and interest on the Notes to the date of deposit together with irrevocable instructions from the Company directing the Trustee to apply such funds to the payment thereof at maturity or redemption, as the case may be;

                  (ii) no Default or Event of Default has occurred and is continuing on the date of deposit;

                  (iii) the Company and/or the Guarantors have paid all other sums payable under this Indenture; and

                  (iv) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel stating that all conditions precedent under this Indenture relating to the satisfaction and discharge of this Indenture have been complied with.

                  (b) Subject to Sections 9.01(c) and 9.02, the Company may, at its option and at any time, elect to terminate some or all of its obligations and the obligations of the Guarantors under the outstanding Notes and this Indenture (hereinafter, "Legal Defeasance") except for obligations under Sections 2.04, 2.07, 2.08 and 4.02 and obligations under the TIA. At any time the Company may terminate its obligations (i) under Sections 4.08, 4.09, 4.10, 4.11, 4.12, 4.13, 4.14, 4.15, 4.16, 4.17 and 4.18, (ii) under Section
6.01(4), (5), (6), (7) (with respect to Significant Subsidiaries) or (8) and
(iii) under Sections 5.01(a)(2), (a)(4), (d)(4) and (d)(5) on a date the conditions set forth in Section 9.02 are satisfied (hereinafter, "Covenant Defeasance") and thereafter, any omission to comply with any covenant referred to in clause (ii) above shall not constitute a Default or Event of Default with respect to the Notes. The Company may exercise its Legal Defeasance option notwithstanding its prior exercise of its Covenant Defeasance option.

                  (c) If the Company exercises its Legal Defeasance option, payment of the Notes may not be accelerated because of an Event of Default with respect thereto. If the Company exercises its Covenant Defeasance option, payment of the Notes may not be accelerated because of an Event of Default as described in Section 6.01(3) (insofar as such Event of Default applies to obligations under Sections 5.01(a)(2) and (d)(4), or under Sections 4.08, 4.09, 4.10, 4.11, 4.12, 4.13, 4.14, 4.15, 4.16, 4.17 and 4.18), under Sections
6.01(4), (5), (6) and (7) (in the case of Sections 6.01(6) and (7), with respect to Significant Subsidiaries only). If the Company exercises its Legal Defeasance option, each Guarantor, if any, shall be released from all its obligations under its Guarantee, and the Trustee shall execute a release of such Guarantee. If the Company exercises its Covenant Defeasance option, each Guarantor, if any, shall be released from its obligations under its Guarantee to the extent that the Company is released from its obligations under this Indenture.

                  (d) Upon satisfaction of the conditions set forth herein and upon request of the Company, the Trustee shall acknowledge in writing the discharge of those obligations that the Company terminates.

                  (e) Notwithstanding Sections 9.01(a) and (b), the Company's obligations in Sections 2.04, 2.06, 2.07, 2.08, 4.02, 7.07, 9.05, 9.06
and 9.08 shall survive until such time as the Notes have been paid in full. Thereafter, the Company's obligations in Sections 7.07, 9.05 and 9.06 shall survive.

SECTION 9.02.              Conditions to Defeasance.

                  The Legal Defeasance option or the Covenant Defeasance option in Section 9.01 may be exercised only if:

                  (1) the Company irrevocably deposits with the Trustee, in trust, for the benefit of the Holders cash in U.S. dollars, non-callable Government Obligations, or a combination thereof, in such amounts as shall be sufficient, in the opinion of a nationally recognized firm of independent public accountants selected by the Company, to pay the principal of, premium, if any, and interest on the Notes on the stated date of payment thereof or on the applicable redemption date, as the case may be;

                  (2) in the case of Legal Defeasance, the Company shall have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to the Trustee confirming that (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the date of this Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders shall not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and shall be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

                  (3) in the case of Covenant Defeasance, the Company shall have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to the Trustee confirming that the Holders shall not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and shall be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

                  (4) no Default or Event of Default shall have occurred and be continuing on the date of such deposit or insofar as Events of Default from bankruptcy or insolvency events are concerned, at any time in the period ending on the 91st day after the date of deposit;

                  (5) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of or constitute a default under this Indenture or any other material agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

                  (6) the Company shall have delivered to the Trustee an Officers' Certificate stating that the deposit was not made by the Company with the intent of prefer-ring the Holders over any other creditors of the Company or with the intent of defeating, hindering, delaying or defrauding any other creditors of the Company or others;

                  (7) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance have been complied with; and

                  (8) certain other customary conditions precedent are satisfied.

SECTION 9.03. Deposited Money and Government Obligations To Be Held in Trust; Other Miscellaneous Provisions.

                  All money and Government Obligations (including the proceeds thereof) deposited with the Trustee pursuant to Section 9.02(a) in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent, to the Holders of such Notes, of all sums due and to become due thereon in respect of principal, premium, if any, and accrued interest, but such money need not be segregated from other funds except to the extent required by law.

                  The Company and the Guarantors shall (on a joint and several basis) pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the Government Obligations deposited pursuant to
Section 9.02(a) or the principal, premium, if any, and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

                  Anything in this Article Nine to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon a request of the Company any money or Government Obligations held by it as provided in
Section 9.02(a) which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof which would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

SECTION 9.04.              Reinstatement.

                  If the Trustee or Paying Agent is unable to apply any money or Government Obligations in accordance with Section 9.01 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's and each Guarantor's obligations under this Indenture, the Notes and the Guarantees shall be revived and reinstated as though no deposit had occurred pursuant to this Article Nine until such time as the Trustee or Paying Agent is permitted to apply all such money or Government Obligations in accordance with Section

9.01; provided that if the Company or the Guarantors have made any payment of principal of, premium, if any, or accrued interest on any Notes because of the reinstatement of their obligations, the Company or the Guarantors, as the case may be, shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or Government Obligations held by the Trustee or Paying Agent.

SECTION 9.05.              Moneys Held by Paying Agent.

                  In connection with the satisfaction and discharge of this Indenture, all moneys then held by any Paying Agent under the provisions of this Indenture shall, upon written demand of the Company, be paid to the Trustee, or if sufficient moneys have been deposited pursuant to Section 9.02(a), to the Company upon a request of the Company (or, if such moneys had been deposited by the Guarantors, to such Guarantors), and thereupon such Paying Agent shall be released from all further liability with respect to such moneys.

SECTION 9.06.              Moneys Held by Trustee.

                  Any moneys deposited with the Trustee or any Paying Agent or then held by the Company or the Guarantors in trust for the payment of the principal of, or premium, if any, or interest on any Note that are not applied but remain unclaimed by the Holder of such Note for two years after the date upon which the principal of, or premium, if any, or interest on such Note shall have respectively become due and payable shall be repaid to the Company (or, if appropriate, the Guarantors) upon a request of the Company, or if such moneys are then held by the Company or the Guarantors in trust, such moneys shall be released from such trust; and the Holder of such Note entitled to receive such payment shall thereafter, as an unsecured general creditor, look only to the Company and the Guarantors for the payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money shall thereupon cease; provided that the Trustee or any such Paying Agent, before being required to make any such repayment, may, at the expense of the Company and the Guarantors, either mail to each Holder affected, at the address shown in the register of the Notes maintained by the Registrar pursuant to Section 2.04, or cause to be published once a week for two successive weeks, in a newspaper published in the English language, customarily published each Business Day and of general circulation in the City of New York, New York, a notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such mailing or publication, any unclaimed balance of such moneys then remaining shall be repaid to the Company. After payment to the Company or the Guarantors or the release of any money held in trust by the Company or any Guarantors, as the case may be, Holders entitled to the money must look only to the Company and the Guarantors for payment as general creditors unless applicable abandoned property law designates another Person.

                                   ARTICLE TEN

                               GUARANTEE OF NOTES

SECTION 10.01.             Guarantee.

                  Subject to the provisions of this Article Ten, the Guarantors, fully and unconditionally, jointly and severally, on an unsecured senior basis, guarantee to each Holder (i) the due and punctual payment of the principal of and interest on each Note, when and as the same shall become due and payable, whether at maturity, by acceleration or otherwise, the due and punctual payment of interest on the overdue principal of and interest on the Notes, to the extent lawful, and the due and punctual payment of all other obligations and due and punctual performance of all obligations of the Company to the Holders or the Trustee all in accordance with the terms of such Note, this Indenture and the Registration Rights Agreement, and (ii) in the case of any extension of time of payment or renewal of any Notes or any of such other obligations, that the same shall be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, at stated maturity, by acceleration or otherwise. Each Guarantor agrees that its obligations hereunder shall be absolute and unconditional, irrespective of, and shall be unaffected by, any invalidity, irregularity or unenforceability of any such Note or this Indenture, any failure to enforce the provisions of any such Note, this Indenture or the Registration Rights Agreement, any waiver, modification or indulgence granted to the Company with respect thereto by the Holder of such Note, or any other circumstances which may otherwise constitute a legal or equitable discharge of a surety or such Guarantor.

                  Each Guarantor hereby waives diligence, presentment, demand for payment, filing of claims with a court in the event of merger or bankruptcy of the Company, any right to require a proceeding first against the Company, protest or notice with respect to any such Note or the Debt evidenced thereby and all demands whatsoever, and covenants that this Guarantee shall not be discharged as to any such Note except by payment in full of the principal thereof and interest thereon. Each Guarantor hereby agrees that, as between such Guarantor, on the one hand, and the Holders and the Trustee, on the other hand,
(i) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article Six for the purposes of this Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (ii) in the event of any declaration of acceleration of such obligations as provided in Article Six, such obligations (whether or not due and payable) shall forthwith become due and payable by each Guarantor for the purpose of this Guarantee.

                  The Guarantee of any Guarantor may be released pursuant to
Section 10.03.

                  The Guarantors shall have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of any Holder under the Guarantees.

SECTION 10.02.             Execution and Delivery of Guarantee.

                  To further evidence the Guarantee set forth in Section 10.01, each Guarantor hereby agrees that a notation of such Guarantee, substantially in the form included in Exhibit F hereto, shall be endorsed on each Note authenticated and delivered by the Trustee and such Guarantee shall be executed by either manual or facsimile signature of an Officer or an Officer of a general partner, as the case may be, of each Guarantor. The validity and enforceability of any Guarantee shall not be affected by the fact that it is not affixed to any particular Note.

                  Each of the Guarantors hereby agrees that its Guarantee set forth in Section 10.01 shall be in full force and effect notwithstanding any failure to endorse on each Note a notation of such Guarantee.

                  If an Officer of a Guarantor whose signature is on this Indenture or a Guarantee no longer holds that office at the time the Trustee authenticates the Note on which such Guarantee is endorsed or at any time thereafter, such Guarantor's Guarantee of such Note shall be valid nevertheless.

                  The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of any Guarantee set forth in this Indenture on behalf of the Guarantor.

SECTION 10.03.             Release of Guarantors.

                  The Guarantee of any Guarantor shall be automatically and unconditionally released and discharged upon any of the following:

                  (A) in connection with any sale or other disposition of all of the Capital Stock of such Guarantor to a Person other than the Company or any Restricted Subsidiary of the Company, if the sale complies with Section 4.12;

                  (B) in connection with the sale or other disposition of all or substantially all of the assets of such Guarantor, including by way of merger, consolidation or otherwise, to a Person other than the Company or any Restricted Subsidiary of the Company, if the sale or disposition complies with Section 4.12;

                  (C) if the Company designates such Guarantor to be an Unrestricted Subsidiary in accordance with Section 4.15; or

                  (D) in the case of any Foreign Restricted Subsidiary, upon the release or discharge of the guarantee of such Foreign Restricted Subsidiary of Indebtedness of the Company and each Guarantor which resulted in the obligation to Guarantee the Notes pursuant to
         Section 4.18,

and in each such case, the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to such transactions have been complied with and that such release is authorized and permitted hereunder.

                  The Trustee shall execute any documents reasonably requested by either the Company or a Guarantor in order to evidence the release of such Guarantor from its obligations under its Guarantee endorsed on the Notes and under this Article Ten.

SECTION 10.04.             Waiver of Subrogation.

                  Until all of the obligations under the Notes and the Guarantees are satisfied in full, each Guarantor hereby irrevocably waives any claim or other rights which it may now or hereafter acquire against the Company that arise from the existence, payment, performance or enforcement of such Guarantor's obligations under its Guarantee and this Indenture, including, without limitation, any right of subrogation, reimbursement, exoneration, indemnification, and any right to participate in any claim or remedy of any Holder of Notes against the Company, whether or not such claim, remedy or right arises in equity, or under contract, statute or common law, including, without limitation, the right to take or receive from the Company, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or Note on account of such claim or other rights. If any amount shall be paid to any Guarantor in violation of the preceding sentence and the Notes shall not have been paid in full, such amount shall have been deemed to have been paid to such Guarantor for the benefit of, and held in trust for the benefit of, the Holders of the Notes, and shall forthwith be paid to the Trustee for the benefit of such Holders to be credited and applied upon the Notes, whether matured or unmatured, in accordance with the terms of this Indenture. Each Guarantor acknowledges that it shall receive direct and indirect benefits from the financing arrangements contemplated by this Indenture and that the waiver set forth in this Section 10.06 is knowingly made in contemplation of such benefits.

SECTION 10.05.             Notice to Trustee.

                  The Company or any Guarantor shall give prompt written notice to the Trustee of any fact known to the Company or any such Guarantor which would prohibit the making of any payment to or by the Trustee at its Corporate Trust Office in respect of the Guarantees. Notwithstanding the provisions of this Article Ten or any other provision of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts which would prohibit the making of any payment to or by the Trustee in respect of the Guarantees, unless and until the Trustee shall have received written notice thereof from the Company no later than one Business Day prior to such payment; and, prior to the receipt of any such written notice, the Trustee, subject to the provisions of this Section 10.05, and subject to the provisions of Sections 7.01 and 7.02, shall be entitled in all respects to assume that no such facts exist; provided, however, that if the Trustee shall not have received the notice referred to in this Section 10.05 at least one Business Day prior to the date upon which by the terms hereof any such payment may become payable for any purpose under this Indenture (including, without limitation, the payment of the principal of, premium, if any, or interest on any Note), then, anything herein contained to the contrary notwithstanding, the Trustee shall have full power and authority to receive such money and to apply the same to the purpose for which such money was received and shall not be affected by any notice to the contrary which may be received by it less than one Business Day prior to such date.

SECTION 10.06.             Severability.

                  In case any provision of this Article Ten shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 10.07.             Limitation on Guarantor's Liability; Contribution.

                  Each Guarantor, and by its acceptance hereof, each Holder and the Trustee, hereby confirm that it is the intention of all such parties that the Guarantee does not constitute a fraudulent transfer or conveyance for purposes of Title 11 of the United States Code, as amended, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar U.S. Federal or state or other applicable law. To effectuate the foregoing intention, each Holder and each Guarantor hereby irrevocably agree that the obligations of a Guarantor under its Guarantee shall be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Guarantor, and after giving effect to any collections from or payments made by or on behalf of such Guarantor in respect of the obligations of such Guarantor pursuant to the second paragraph of this Section 10.07, result in the obligations of such Guarantor not constituting such a fraudulent transfer or conveyance.

                  In order to provide for just and equitable contribution among the Guarantors, the Guarantors agree, inter se, that in the event any payment or distribution is made by any Guarantor (a "Funding Guarantor") under a Guarantee such Funding Guarantor shall be entitled to a contribution from all other Guarantors in a pro rata amount, based on the Adjusted Net Assets of each Guarantor (including the Funding Guarantor), determined in accordance with GAAP, subject to the first paragraph of this Section 10.07, for all payments, damages and expenses incurred by such Funding Guarantor in discharging the Company's obligations with respect to the Notes or any other Guarantor's obligations under a Guarantee.

SECTION 10.08.             Successors and Assigns.

                  This Article Ten shall be binding upon each Guarantor and its successors and assigns and shall ensure to the benefit of the successors and assigns of the Trustee and the Holders and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges conferred upon that party in this Indenture and in the Notes shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions of this Indenture.

SECTION 10.09.             No Waiver.

                  Neither a failure nor a delay on the part of either the Trustee or the Holders in exercising any right, power or privilege under this Article Ten shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any right, power or privilege. The rights, remedies and benefits of the Trustee and the Holders herein expressly specified are cumulative and not exclusive of any other rights, remedies or benefits which either may have under this Article Ten at law, in equity, by statute or otherwise.

                                 ARTICLE ELEVEN

                               SECURITY DOCUMENTS

SECTION 11.01.             Security Documents.

                  The due and punctual payment of the principal of and interest on the Notes when and as the same shall be due and payable, whether on an Interest Payment Date, at maturity, by acceleration, repurchase, redemption, special redemption or otherwise, and interest on the overdue principal of and interest on the Notes and performance of all other obligations of the Company and the Guarantors to the Holders or the Trustee under this Indenture and the Notes, according to the terms hereunder or thereunder, shall be secured as provided in the Security Documents. Each Holder, by its acceptance of the Notes, consents and agrees to the terms of the Security Documents (including, without limitation, the provisions providing for foreclosure and release of Collateral) as the same may be in effect or may be amended from time to time in accordance with their terms. The Company shall deliver to the Trustee copies of all documents delivered to the Securities Intermediary pursuant to the Security Documents, and shall do or cause to be done all such acts and things as may be necessary or proper, or as may be required by the provisions of the Security Documents, to assure and confirm to the Trustee the security interest in the Collateral contemplated hereby, by the Security Documents or any part thereof, as from time to time constituted, so as to render the same available for the security and benefit of this Indenture and of the Notes secured thereby, according to the intent and purposes herein and therein expressed. The Company shall take any and all actions reasonably required to cause the Security Documents to create and maintain, as security for the obligations of the Company hereunder, a valid and enforceable perfected lien on and security interest in all the Collateral, in favor of the Trustee and the Securities Intermediary for the benefit of the Holders and other Persons for whose benefit the Securities Intermediary or Trustee, as applicable, acts pursuant to the Security Documents.

SECTION 11.02.             Recording and Opinions.

                  (a) The Company shall take or cause to be taken all action required to perfect, maintain, preserve and protect the Lien on and security interest in the Collateral granted by the Security Documents. For the avoidance of doubt, no Lien (other than that of the Trustee on behalf of the Holders) shall be permitted to exist on the Collateral. The Company shall from time to time promptly pay all financing, continuation statement and mortgage recording, registration and/or filing fees, charges and taxes relating to this Indenture and the Security Documents, any amendments thereto and any other instruments of further assurance required hereunder or pursuant to the Security Documents. The Trustee shall have no obligation to, nor shall it be responsible for any failure to, so register, file or record.

                  (b) The Company shall at all times comply with the provisions of TIA Section 314(b), whether or not the TIA is then applicable to the obligations of the Company and, if applicable, the Guarantors under this Indenture.

SECTION 11.03.             Release of Collateral.

                  (a) Collateral may (and, as applicable, shall) be released or substituted only in accordance with the terms of the Security Documents.

                  (b) The release of any Collateral from the terms of the Security Documents shall not be deemed to impair the security under this Indenture in contravention of the provisions hereof if and to the extent the Collateral is released pursuant to the terms of the Security Documents.

SECTION 11.04.             Certificates of the Company.

                  To the extent applicable, the Company shall comply with TIA
Section 313(b), relating to reports, and TIA Section 314(d), relating to the release of property or securities from the lien and security interest of the Security Documents and relating to the substitution therefor of any property or securities to be subjected to the lien and security interest of the Security Documents. Any certificate or opinion required by TIA Section 314(d) may be made by an Officer of the Company except in cases where TIA Section 314(d) requires that such certificate or opinion be made by an independent Person, which Person shall be an independent engineer, appraiser or other expert selected or approved by the Securities Intermediary in the exercise of reasonable care.

SECTION 11.05. Authorization of Actions To Be Taken by the Trustee Under the Security Documents.

                  Subject to the provisions of Sections 7.01 and 7.02 hereof, the Trustee shall without the consent of the Holders of Notes, direct, on behalf of the Holders of Notes, the Securities Intermediary to take all actions it deems necessary or appropriate in order to (a) enforce any of the terms of the Security Documents and (b) collect and receive any and all amounts payable in respect of the obligations of the Company hereunder. The Trustee shall have power to institute and maintain such suits and proceedings as it may deem expedient to prevent any impairment of the Collateral by any acts that may be unlawful or in violation of the Security Documents or this Indenture, and such suits and proceedings as the Trustee may deem expedient to preserve or protect its interests and the interests of the Holders in the Collateral (including power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the security interest hereunder or be prejudicial to the interests of the Holders or to the Trustee).

SECTION 11.06. Authorization of Receipt of Funds by the Trustee Under the Security Documents.

                  The Trustee is authorized to receive any funds for the benefit of the Holders distributed under the Security Documents, and to make further distributions of such funds to the Holders according to the provisions of this Indenture and the Security Documents.

                                 ARTICLE TWELVE

                                  MISCELLANEOUS

SECTION 12.01.             Trust Indenture Act Controls.

                  If any provision of this Indenture limits, qualifies or conflicts with another provision which is required to be included in this Indenture by the TIA, the required provision shall control. If any provision of this Indenture modifies any TIA provision that may be so modified, such TIA provision shall be deemed to apply to this Indenture as so modified. If any provision of this Indenture excludes any TIA provision that may be so excluded, such TIA provision shall be excluded from this Indenture.

                  The provisions of TIA Sections 310 through 317 that impose duties on any Person (including the provisions automatically deemed included unless expressly excluded by this Indenture) are a part of and govern this Indenture, whether or not physically contained herein.

SECTION 12.02.             Notices.

                  Except for notice or communications to Holders, any notice or communication shall be given in writing and when received if delivered in person, when receipt is acknowledged if sent by facsimile, on the next Business Day if timely delivered by a nationally recognized courier service that guarantees overnight delivery or two Business Days after deposit if mailed by first-class mail, postage prepaid, addressed as follows:

                  If to the Company:

                           Laidlaw Investments Ltd.
                           55 Shuman Blvd.
                           Naperville, Illinois 60563
                           Attn: General Counsel
                           Fax: (905) 332-6550

                  With a copy to:

                           Jones Day
                           North Point, 901 Lakeside Avenue
                           Cleveland, Ohio 44114-1190
                           Attn: Thomas C. Daniels
                           Fax: (216) 579-0212

                  If to the Trustee, Registrar or Paying Agent:

                           Mailing Address:
                           Deutsche Bank Trust Company Americas
                           280 Park Avenue
                           New York, New York 10017
                           Attn.: Corporate Trust and Agency Services
                           Fax: (212) 454-2223

                  Such notices or communications shall be effective when received and shall be sufficiently given if so given within the time prescribed in this Indenture.

                  The Company, the Guarantors or the Trustee by written notice to the others may designate additional or different addresses for subsequent notices or communications.

                  Any notice or communication mailed to a Holder shall be mailed to him by first-class mail, postage prepaid, at his address shown on the register kept by the Registrar.

                  Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication to a Holder is mailed in the manner provided above, it shall be deemed duly given, whether or not the addressee receives it.

                  In case by reason of the suspension of regular mail service, or by reason of any other cause, it shall be impossible to mail any notice as required by this Indenture, then such method of notification as shall be made with the approval of the Trustee shall constitute a sufficient mailing of such notice.

SECTION 12.03.             Communications by Holders with Other Holders.

                  Holders may communicate pursuant to TIA Section 312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Company, the Guarantors, the Trustee, the Registrar and anyone else shall have the protection of TIA Section 312(c).

SECTION 12.04.             Certificate and Opinion as to Conditions Precedent.

                  Upon any request or application by the Company or any Guarantor to the Trustee to take any action under this Indenture (except for the issuance of Notes on the Issue Date), the Company or such Guarantor shall furnish to the Trustee:

                  (1) an Officers' Certificate (which shall include the statements set forth in Section 12.05 below) stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

                  (2) an Opinion of Counsel (which shall include the statements set forth in Section 12.05 below) stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

SECTION 12.05.             Statements Required in Certificate and Opinion.

                  Each certificate (other than certificates pursuant to Section 4.06) and opinion with respect to compliance by or on behalf of the Company or any Guarantor with a condition or covenant provided for in this Indenture shall include:

                  (1) a statement that the Person making such certificate or opinion has read such covenant or condition;

                  (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

                  (3) a statement that, in the opinion of such Person, it or he has made such examination or investigation as is necessary to enable it or him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

                  (4) a statement as to whether or not, in the opinion of such Person, such covenant or condition has been complied with.

SECTION 12.06.             Rules by Trustee and Agents.

                  The Trustee may make reasonable rules for action by or meetings of Holders. The Registrar and Paying Agent may make reasonable rules for their functions.

SECTION 12.07.             Legal Holidays.

                  A "Legal Holiday" is a Saturday, a Sunday or other day on which commercial banks in the City of New York are authorized or required by law to close. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

SECTION 12.08.             Governing Law.

                  This Indenture, the Notes and the Guarantees shall be governed by and construed in accordance with the laws of the State of New York, but without giving effect to applicable principles of conflicts of law to the extent that the application of the law of another jurisdiction would be required thereby.

SECTION 12.09.             No Adverse Interpretation of Other Agreements.

                  This Indenture may not be used to interpret another indenture, loan, security or debt agreement of the Company or any Subsidiary thereof. No such indenture, loan, security or debt agreement may be used to interpret this Indenture.

SECTION 12.10.             Successors.

                  All agreements of the Company and the Guarantors in this Indenture and the Notes shall bind their respective successors. All agreements of the Trustee, any additional trustee and any Paying Agent in this Indenture shall bind its successor.

SECTION 12.11.             Multiple Counterparts.

                  The parties may sign multiple counterparts of this Indenture. Each signed counterpart shall be deemed an original, but all of them together represent one and the same agreement.

SECTION 12.12.             Table of Contents, Headings, etc.

                  The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

SECTION 12.13.             Separability.

                  Each provision of this Indenture shall be considered separable and if for any reason any provision which is not essential to the effectuation of the basic purpose of this Indenture or the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 12.14. Agent for Service; Submission to Jurisdiction; Waiver of Immunities.

                  (a) By the execution and delivery of this Indenture, for the purposes of this Indenture, the Company and each Guarantor (i) acknowledges that it has irrevocably designated and appointed CT Corporation System, 111 Eighth Avenue, New York, New York 10011 (and any successor entity) as its authorized agent upon which process may be served in any suit or proceeding arising out of or relating to this Indenture, the Notes, the Guarantees and the Security Documents that may be instituted in any Federal or state court in the State of New York, The City of New York, the Borough of Manhattan or brought under Federal or state securities laws, and acknowledges that CT Corporation System has accepted such designation, (ii) irrevocably submits to the jurisdiction of any such court in any such suit or proceeding and (iii) agrees that service of process upon CT Corporation System and written notice of said service to the Company in accordance with this Section 12.14 shall be deemed in every respect effective service of process upon the Company or any Guarantor, if any, in any such suit or proceeding. As expressly contemplated by the previous sentence, the Company and each Guarantor further agrees to take any and all such action, including the execution and filing of any and all such documents and instruments as may be necessary to continue such designation and appointment of CT Corporation System in full force and effect so long as this Indenture shall be in full force and effect or any of the Notes shall be outstanding; provided, however, that the Company or any Guarantor may, by written notice to the Trustee, designate such additional or alternative agent for service of process under this Section 12.14 that (i) maintains an office located in the Borough of Manhattan, The City of New York, the State of New York, (ii) is a corporate service company which acts as agent for service of process for other Persons in the ordinary course of its business and (iii) agrees to act as agent for service of process in accordance with this Section
12.14. Such notice shall identify the name of such agent for process and the address of such agent for process in the Borough of Manhattan, The City of New York, the State of New York.

                  (b) To the extent that the Company or any Guarantor has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process with respect to itself or its property, it hereby irrevocably waives such immunity in respect of its obligations under each of this Indenture, the Notes, the Guarantees and the Security Documents for the purposes of this
Section 12.14. In addition, for such purposes, the Company and each Guarantor irrevocably waives and agrees not to assert, by way of motion, as a defense, or otherwise in any such suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of the above-mentioned courts for any reason whatsoever, that such suit, action or proceeding is brought in an inconvenient forum or that the venue for such suit is improper, or that this Indenture, the Notes, the Guarantees or the Security Documents or the subject matter hereof or thereof may not be enforced in such courts.

                  (c) For the purposes of this Section 12.14, the Company and the Guarantors agree that a final judgment in any such suit, action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this
Section 12.14 shall affect the right of the Trustee to serve legal process in any other manner permitted by law or affect the right of the Trustee to bring any action or proceeding against the Company or any Guarantor or its property in the courts of any other jurisdictions.

SECTION 12.15. Currency of Account; Conversion of Currency; Foreign Exchange Restrictions.

                  (a) U.S. Dollars are the sole currency of account and payment for all sums payable by the Company and the Guarantors under or in connection with the Notes, the Guarantees or this Indenture, including damages related thereto. Any amount received or recovered in a currency other than U.S. Dollars by a Holder of Notes (whether as a result of, or of the enforcement of, a judgment or order of a court of any jurisdiction, in the winding-up or dissolution of the Company or otherwise) in respect of any sum expressed to be due to it from the Company shall only constitute a discharge to the Company to the extent of the U.S. Dollar amount, which the recipient is able to purchase with the amount so received or recovered in that other currency on the date of that receipt or recovery (or, if it is not practicable to make that purchase on that date, on the first date on which it is practicable to do so). If that U.S. Dollar amount is less than the U.S. Dollar amount expressed to be due to the recipient under the Notes, the Company shall indemnify it against any loss sustained by it as a result as set forth in Section 12.15(b). In any event, the Company and the Guarantors shall indemnify the recipient against the cost of making any such purchase. For the purposes of this
Section 12.15, it will be sufficient for the Holder of a Note to certify in a satisfactory manner (indicating sources of information used) that it would have suffered a loss had an actual purchase of U.S. Dollars been made with the amount so received in that other currency on the date of receipt or recovery (or, if a purchase of U.S. Dollars on such date had not been practicable, on the first date on which it would have been practicable, it being required that the need for a change of date be certified in the manner mentioned above). The indemnities set forth in this Section 12.15 constitute separate and independent obligations from other obligations of the Company and the Guarantors, shall give rise to a separate and independent cause of action, shall apply irrespective of any indulgence granted by any Holder of the Notes and shall continue in full force and effect despite any other judgment, order, claim or proof for a liquidated amount in respect of any sum due under the Notes.

                  (b) The Company and the Guarantors, jointly and severally, covenant and agree that the following provisions shall apply to conversion of currency in the case of the Notes, the Guarantees and this
Indenture:

                  (1)      (A)      If for the purpose of obtaining judgment in,
                                    or enforcing the judgment of, any court in any country, it becomes necessary to convert into a currency (the "Judgment Currency") an amount due in any other currency (the "Base
                                    Currency"), then the conversion shall be made at the rate of exchange prevailing on the Business Day before the day on which the judgment is given or the order of enforcement is made, as the case may be (unless a court shall otherwise determine).

                           (B) If there is a change in the rate of exchange prevailing between the Business Day before the day on which the judgment is given or an order of enforcement is made, as the case may be (or such other date as a court shall determine), and the date of receipt of the amount due, the Company and the Guarantors will pay such additional (or, as the case may be, such lesser) amount, if any, as may be necessary so that the amount paid in the Judgment Currency when converted at the rate of exchange prevailing on the date of receipt will produce the amount in the Base Currency originally due.

                  (2) In the event of the winding-up of the Company or any Guarantor at any time while any amount or damages owing under the Notes, the Guarantees and this Indenture, or any judgment or order rendered in respect thereof, shall remain outstanding, the Company and the Guarantors shall indemnify and hold the Holders and the Trustee harmless against any deficiency arising or resulting from any variation in rates of exchange between (i) the date as of which the Applicable Currency Equivalent of the amount due or contingently due under the Notes, the Guarantees and this Indenture (other than under this subsection (b)(2)) is calculated for the purposes of such winding-up and (ii) the final date for the filing of proofs of claim in such winding-up. For the purpose of this subsection (b)(2), the final date for the filing of proofs of claim in the winding-up of the Company or any Guarantor shall be the date fixed by the liquidator or otherwise in accordance with the relevant provisions of applicable law as being the latest practicable date as at which liabilities of the Company or such Guarantor may be ascertained for such winding-up prior to payment by the liquidator or otherwise in respect thereto.

                  (c)      The obligations contained in subsections (a),
(b)(1)(B) and (b)(2) of this Section 12.15 shall constitute separate and independent obligations from the other obligations of the Company and the Guarantors under this Indenture, shall give rise to separate and independent causes of action against the Company and the Guarantors, shall apply irrespective of any waiver or extension granted by any Holder or the Trustee or either of them from time to time and shall continue in full force and effect notwithstanding any judgment or order or the filing of any proof of claim in the winding-up of the Company or any Guarantor for a liquidated sum in respect of amounts due hereunder (other than under subsection (b)(2) above) or under any such judgment or order. Any such deficiency as aforesaid shall be deemed to constitute a loss suffered by the Holders or the Trustee, as the case may be, and no proof or evidence of any actual loss shall be required by the Company or any Guarantor or the liquidator or otherwise or any of them. In the case of subsection (b)(2) above, the amount of such deficiency shall not be deemed to be reduced by any variation in rates of exchange occurring between the said final date and the date of any liquidating distribution.

                  (d) The term "rate(s) of exchange" shall mean the rate of exchange quoted by Reuters at 10:00 a.m. (New York time) for spot purchases of the Base Currency with the Judgment Currency other than the Base Currency referred to in subsections (b)(1) and (b)(2) above and includes any premiums and costs of exchange payable.

                            [Signature Pages Follow]

                  IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed all as of the date and year first written above.

                                  LAIDLAW INVESTMENTS LTD.

                                  By: /s/ Ivan R. Cairns
                                      ------------------------------------------
                                      Name: Ivan R. Cairns
                                      Title: Senior Vice President and Secretary

                                  LAIDLAW TRANSPORTATION, INC., a Delaware corporation

                                  LAIDLAW ONE INC., a Delaware corporation

                                  LAIDLAW USA, INC., a New York corporation

                                  CONCORDE ADJUSTERS, INC., a Delaware
                                  corporation

                                  LAIDLAW TRANSPORTATION HOLDINGS, INC., a
                                  Delaware corporation

                                  LAIDLAW TRANSPORTATION MANAGEMENT INC., an
                                  Ohio corporation

                                  LAIDLAW MEDICAL HOLDINGS, INC., a Delaware corporation

                                  LAIDLAW INTERNATIONAL FINANCE CORPORATION INC. , A Delaware corporation

                                  S.C. FOOD SERVICES (U.S.A.), INC., a Delaware corporation

                                  LAIDLAW TRANSIT HOLDINGS, INC., a Delaware corporation

                                  LAIDLAW TWO, INC., a Delaware corporation

                                  By:    /s/ Ivan R. Cairns
                                         ---------------------------------------
                                  Name:  Ivan R. Cairns
                                  Title: Authorized Officer

                                  US EDUCATION SERVICES GROUP

                                  LAIDLAW TRANSIT, INC., a Delaware corporation

                                  ALLIED BUS SALES, INC., an Indiana corporation

                                  LAIDLAW TRANSIT MANAGEMENT COMPANY, INC., a
                                  Pennsylvania corporation

                                  CHATHAM COACH LINES, INC., a Delaware
                                  corporation

                                  By:    /s/ Ivan R. Cairns
                                         ---------------------------------------
                                  Name:  Ivan R. Cairns
                                  Title: Authorized Officer

                                  TRANSIT SERVICES GROUP

                                  LAIDLAW TRANSIT SERVICES, INC., a Delaware corporation

                                  SUTRAN, INC., a South Dakota corporation

                                  VAN TRAN OF TUCSON, INC., an Arizona
                                  corporation

                                  SAFE RIDE SERVICES, INC., an Arizona
                                  corporation

                                  By:    /s/ Ivan R. Cairns
                                         ---------------------------------------
                                  Name:  Ivan R. Cairns
                                  Title: Authorized Officer

                                  EMCARE GROUP

                                  EMCARE HOLDINGS INC., a Delaware corporation

                                  EMCARE, INC., a Delaware corporation

                                  AMERICAN EMERGENCY PHYSICIANS MANAGEMENT, INC. , a California corporation

                                  CHARLES T. MITCHELL, INC., a Hawaii
                                  corporation

                                  COORDINATED HEALTH SERVICES, INC., a
                                  Pennsylvania corporation

                                  ECEP, INC., a Missouri corporation

                                  EMCARE ANESTHESIA SERVICES, INC., a Delaware corporation

                                  EMCARE CONTRACT OF ARKANSAS, INC., an Arkansas corporation

                                  EMCARE OF ALABAMA, INC., an Alabama
                                  corporation

                                  EMCARE OF ARIZONA, INC., an Arizona
                                  corporation

                                  EMCARE OF CALIFORNIA, INC., a California corporation

                                  EMCARE OF COLORADO, INC., a Colorado
                                  corporation

                                  EMCARE OF FLORIDA, INC., a Florida corporation

                                  EMCARE OF GEORGIA, INC., a Georgia corporation

                                  EMCARE OF HAWAII, INC., a Hawaii corporation

                                  EMCARE OF INDIANA, INC., an Indiana
                                  corporation

                                  EMCARE OF IOWA, INC., an Iowa corporation

                                  EMCARE OF KENTUCKY, INC., a Kentucky
                                  corporation

                                  EMCARE OF LOUISIANA, INC., a Louisiana
                                  corporation

                                  EMCARE OF MARYLAND, LLC, a Maryland limited liability company

                                  EMCARE OF MICHIGAN, INC., a Michigan
                                  corporation

                                  EMCARE OF MINNESOTA, INC., a Minnesota
                                  corporation

                                  EMCARE OF MISSISSIPPI, INC., a Mississippi corporation

                                  EMCARE OF MISSOURI, INC., a Missouri
                                  corporation

                                  EMCARE OF NEVADA, INC., a Nevada corporation

                                  EMCARE OF NEW HAMPSHIRE, INC., a New Hampshire corporation

                                  EMCARE OF NEW JERSEY, INC., a New Jersey corporation

                                  EMCARE OF NEW MEXICO, INC., a New Mexico corporation

                                  EMCARE OF NEW YORK, INC., a New York
                                  corporation

                                  EMCARE OF NORTH CAROLINA, INC., a North
                                  Carolina corporation

                                  EMCARE OF NORTH DAKOTA, INC., a North Dakota corporation

                                  EMCARE OF OHIO, INC., an Ohio corporation

                                  EMCARE OF OKLAHOMA, INC., an Oklahoma
                                  corporation

                                  EMCARE OF OREGON, INC., an Oregon corporation

                                  EMCARE OF PENNSYLVANIA, INC., a Pennsylvania corporation

                                  EMCARE OF RHODE ISLAND, INC., a Rhode Island corporation

                                  EMCARE OF SOUTH CAROLINA, INC., a South
                                  Carolina corporation

                                  EMCARE OF TENNESSEE, INC., a Tennessee
                                  corporation

                                  EMCARE OF TEXAS, INC., a Texas corporation

                                  EMCARE OF VERMONT, INC., a Vermont corporation

                                  EMCARE OF VIRGINIA, INC., a Virginia
                                  corporation

                                  EMCARE OF WASHINGTON, INC., a Washington corporation

                                  EMCARE OF WEST VIRGINIA, INC., a West Virginia corporation

                                  EMCARE OF WISCONSIN, INC., a Wisconsin
                                  corporation

                                  EMCARE PHYSICIAN SERVICES, INC., a Delaware corporation

                                  EMCARE PHYSICIAN PROVIDERS, INC., a Missouri corporation

                                  EMCARE SERVICES OF ILLINOIS, INC., an Illinois corporation

                                  EMCARE SERVICES OF MASSACHUSETTS, INC., a
                                  Massachusetts corporation

                                  EM-CODE REIMBURSEMENT SOLUTIONS, INC., a
                                  Delaware corporation

                                  EMERGENCY MEDICINE EDUCATION SYSTEMS, INC., a Texas corporation

                                  EMERGENCY SPECIALISTS OF ARKANSAS, INC. II, a Texas corporation

                                  FIRST MEDICAL/EMCARE INC., a California
                                  corporation

                                  HEALTHCARE ADMINISTRATIVE SERVICES, INC., a
                                  Delaware corporation

                                  HELIX PHYSICIANS MANAGEMENT, INC., a
                                  California corporation

                                  NORMAN BRUCE JETTON, INC., a California
                                  corporation

                                  OLD STAT, INC., a Delaware corporation

                                  PACIFIC EMERGENCY SPECIALISTS MANAGEMENT,
                                  INC., a California corporation

                                  REIMBURSEMENT TECHNOLOGIES, INC., a
                                  Pennsylvania corporation

                                  STAT PHYSICIANS, INC., a Florida corporation

                                  THE GOULD GROUP, INC., a Texas corporation

                                  TIFTON MANAGEMENT SERVICES, INC., a Georgia corporation

                                  TUCKER EMERGENCY SERVICES, INC., a Georgia corporation

                                  By: /s/ Ivan R. Cairns
                                      ------------------------------------------
                                  Name:        Ivan R. Cairns
                                  Title: Authorized Officer

                                  AMERICAN MEDICAL RESPONSE GROUP

                                  AMERICAN MEDICAL RESPONSE, INC., a Delaware corporation

                                  AMBULANCE ACQUISITION, INC., a Delaware
                                  corporation

                                  AMR BROCKTON, L.L.C., a Delaware limited liability company

                                  MEDLIFE EMERGENCY MEDICAL SERVICE, INC., an
                                  Alabama corporation

                                  METROPOLITAN AMBULANCE SERVICE, a California corporation

                                  HANK'S ACQUISITION CORP., an Alabama
                                  corporation

                                  AMERICAN MEDICAL RESPONSE OF INLAND EMPIRE, a California corporation

                                  FOUNTAIN AMBULANCE SERVICE, INC., an Alabama corporation

                                  GOLDEN GATE ASSOCIATES, a California
                                  corporation

                                  FLORIDA EMERGENCY PARTNERS, INC., a Texas corporation

                                  SAN FRANCISCO AMBULANCE SERVICE, INC., a
                                  California corporation

                                  AMERICAN MEDICAL RESPONSE NORTHWEST, INC., an Oregon corporation

                                  SPRINGS AMBULANCE SERVICE, INC., a California corporation

                                  AMERICAN MEDICAL RESPONSE OF COLORADO, INC., a Delaware corporation

                                  MEDEVAC MIDAMERICA, INC., a Missouri
                                  corporation

                                  AMERICAN MEDICAL RESPONSE WEST, a California corporation

                                  DESERT VALLEY MEDICAL TRANSPORT, INC., a
                                  California corporation

                                  INTERNATIONAL LIFE SUPPORT, INC., a Hawaii corporation

                                  MEDEVAC MEDICAL RESPONSE, INC., a Missouri corporation

                                  AMERICAN MEDICAL RESPONSE OF OKLAHOMA, INC., a Delaware corporation

                                  AMERICAN MEDICAL RESPONSE OF TEXAS, INC., a
                                  Delaware corporation

                                  KUTZ AMBULANCE SERVICE, INC., a Wisconsin corporation

                                  AMERICAN MEDICAL RESPONSE HOLDINGS, INC., a
                                  Delaware corporation

                                  AMERICAN MEDICAL RESPONSE MANAGEMENT, INC., a Delaware corporation

                                  REGIONAL EMERGENCY SERVICES, L.P., a Delaware limited partnership

                                  A1 LEASING, INC., a Florida corporation

                                  MOBILE MEDIC AMBULANCE SERVICE, INC., a
                                  Delaware corporation

                                  METRO AMBULANCE SERVICES, INC., a Delaware corporation

                                  METRO AMBULANCE SERVICE (RURAL), INC., a
                                  Delaware corporation

                                  MEDIC ONE AMBULANCE SERVICES, INC., a Delaware corporation

                                  AMERICAN MEDICAL RESPONSE OF SOUTH CAROLINA,
                                  INC., a Delaware corporation

                                  AMERICAN MEDICAL RESPONSE OF NORTH CAROLINA,
                                  INC., a Delaware corporation

                                  AMERICAN MEDICAL RESPONSE OF GEORGIA, INC., a Delaware corporation

                                  RANDLE EASTERN AMBULANCE SERVICE, INC., a
                                  Florida corporation

                                  MEDI-CAR SYSTEMS, INC., a Florida corporation

                                  AMERICAN MEDICAL RESPONSE OF TENNESSEE, INC., a Delaware corporation

                                  PHYSICIANS & SURGEONS AMBULANCE SERVICE, INC., an Ohio corporation

                                  AMERICAN MEDICAL RESPONSE OF ILLINOIS, INC., a Delaware corporation

                                  TROUP COUNTY EMERGENCY MEDICAL SERVICES, INC., a Georgia corporation

                                  MEDI-CAR AMBULANCE SERVICE, INC., a Florida corporation

                                  MIDWEST AMBULANCE MANAGEMENT COMPANY, a
                                  Delaware corporation

                                  PARAMED, INC., a Michigan corporation

                                  MERCY AMBULANCE OF EVANSVILLE, INC., an
                                  Indiana corporation

                                  TIDEWATER AMBULANCE SERVICE, INC., a Virginia corporation

                                  AMERICAN MEDICAL RESPONSE OF CONNECTICUT,
                                  INCORPORATED, a Connecticut corporation

                                  ATLANTIC AMBULANCE SERVICES ACQUISITION, INC., a Delaware corporation

                                  AMERICAN MEDICAL RESPONSE OF MASSACHUSETTS,
                                  INC., a Massachusetts corporation

                                  ATLANTIC/KEY WEST AMBULANCE, INC., a Delaware corporation

                                  AMERICAN MEDICAL RESPONSE MID-ATLANTIC, INC., a Pennsylvania corporation

                                  ATLANTIC/PALM BEACH AMBULANCE, INC., a
                                  Delaware corporation

                                  AMERICAN MEDICAL RESPONSE DELAWARE VALLEY,
                                  LLC, a Delaware limited liability company

                                  SEMINOLE COUNTY AMBULANCE, INC., a Delaware corporation

                                  METRO AMBULANCE SERVICE, INC., a Georgia corporation

                                  LIFEFLEET SOUTHEAST, INC., a Florida
                                  corporation

                                  BROWARD AMBULANCE, INC., a Delaware
                                  corporation

                                  AMERICAN MEDICAL PATHWAYS, INC., a Delaware corporation

                                  LAIDLAW MEDICAL TRANSPORTATION, INC., a
                                  Delaware corporation

                                  LIFECARE AMBULANCE SERVICE, INC., an Illinois corporation

                                  TEK, INC., an Illinois corporation

                                  HEMET VALLEY AMBULANCE SERVICE, INC., a
                                  California corporation

                                  MEDIC ONE OF COBB, INC., a Georgia corporation

                                  GIEGER TRANSFER SERVICE, INC., a Mississippi corporation

                                  MERCY LIFE CARE, a California corporation

                                  AMERICAN MEDICAL RESPONSE OF SOUTHERN
                                  CALIFORNIA, a California corporation

                                  PUCKETT AMBULANCE SERVICE, INC., a Georgia corporation

                                  MERCY, INC., a Nevada corporation

                                  AMERICAN INVESTMENT ENTERPRISES, INC., a
                                  Nevada corporation

                                  ADAM TRANSPORTATION SERVICE, INC., a New York corporation

                                  ASSOCIATED AMBULANCE SERVICE, INC., a New York corporation

                                  PARK AMBULANCE SERVICE INC., a New York
                                  corporation

                                  FIVE COUNTIES AMBULANCE SERVICE, INC., a New
                                  York corporation

                                  SUNRISE HANDICAP TRANSPORT CORP., a New York corporation

                                  By: /s/ Ivan R. Cairns
                                      ------------------------------------------
                                  Name:  Ivan R. Cairns
                                  Title: Authorized Officer

                                  DEUTSCHE BANK TRUST COMPANY
                                     AMERICAS, as Trustee

                                  By: /s/ Wanda Camacho
                                      ------------------------------------------
                                      Name:
                                      Title:

                                                                       EXHIBIT A

                            LAIDLAW INVESTMENTS LTD.

CUSIP No.                                                         $

                          10 3/4% SENIOR NOTE DUE 2011

                  LAIDLAW INVESTMENTS LTD., a corporation organized under the laws of the province of Ontario, Canada, as issuer (the "Company"), for value received, promises to pay to CEDE & CO. or registered assigns the principal sum
of $[     ] on June 15, 2011.

                  Interest Payment Dates: June 15 and December 15.

                  Record Dates: June 1 and December 1.

                  Reference is made to the further provisions of this Note contained herein, which will for all purposes have the same effect as if set forth at this place.

                  IN WITNESS WHEREOF, the Company has caused this Note to be signed manually or by facsimile by one of its duly authorized officers.

                                           LAIDLAW INVESTMENTS LTD.

                                           By: _________________________________
                                               Name:
                                               Title:

                          Certificate of Authentication

                  This is one of the 10 3/4% Senior Notes due 2011 referred to in the within-mentioned Indenture.

                                           DEUTSCHE BANK TRUST COMPANY
                                             AMERICAS, as Trustee

                                           By: _________________________________

Dated:

                            [FORM OF REVERSE OF NOTE]

                            LAIDLAW INVESTMENTS LTD.

                          10 3/4% SENIOR NOTE DUE 2011

                  1. Interest. LAIDLAW INVESTMENTS LTD., a corporation organized under the laws of Ontario, Canada, as issuer (the "Company"), promises to pay, until the principal hereof is paid or made available for payment, interest on the principal amount set forth on the face hereof at a rate of 10 3/4% per annum. Interest hereon will accrue from and including the most recent date to which interest has been paid or, if no interest has been paid, from and including June 3, 2003 to but excluding the date on which interest is paid. Interest shall be payable in arrears on each June 15 and December 15, commencing December 15, 2003. Interest will be computed on the basis of a 360-day year of twelve 30-day months and actual days elapsed. The Company shall pay interest on overdue principal and on overdue interest (to the full extent permitted by law) at the rate borne by the Notes.

                  2. Method of Payment. The Company will pay interest hereon (except defaulted interest) to the Persons who are registered Holders at the close of business on June 1 or December 1 immediately preceding the interest payment date (whether or not a Business Day). Holders must surrender Notes to a Paying Agent to collect principal payments. The Company will pay to the Paying Agent principal and interest in money of the United States of America that at the time of payment is legal tender for payment of public and private debts. If a Holder has given wire transfer instructions to the Company, the Company may pay or cause to be paid by the Paying Agent, all principal, interest and Additional Interest, if any, on that Holder's Notes in accordance with those instructions. All other payments on the Notes will be made at the office or agency of the Paying Agent and Registrar unless the Company elects to make interest payments by check mailed to the Holders at their address set forth in the register of Holders.

                  3. Paying Agent and Registrar. Initially, Deutsche Bank Trust Company Americas (the "Trustee") will act as a Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to the Holders. The Company or any of its Subsidiaries may act as Paying Agent or Registrar.

                  4. Indenture. The Company issued the Notes under an Indenture dated as of June 3, 2003 (the "Indenture") among the Company, the Guarantors and the Trustee. This is one of an issue of Notes of the Company issued, or to be issued, under the Indenture. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S. Code Sections 77aaa-77bbbb), as amended from time to time. The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of them. Capitalized and certain other terms used herein and not otherwise defined have the meanings set forth in the Indenture.

                  5. Optional Redemption. (a) Except as set forth below, the Notes will not be redeemable at the option of the Company prior to June 15, 2007. Starting on that date, the Notes will be redeemable, at the Company's option, in whole at any time or in part from time to time, at the following redemption prices (expressed in percentages of principal amount thereof), if redeemed during the twelve-month period commencing on June 15 of the years set forth below, plus, in each case, accrued and unpaid interest, if any, to the redemption date:

                                                                                 Redemption
         Year                                                                       Price
         ----                                                                    ----------
2007....................................................................          105.375%
2008....................................................................          102.688%
2009 and thereafter.....................................................          100.000%

                  (b) At any time, or from time to time, on or prior to June 15, 2006, the Company may, at its option, use all or any portion of the net cash proceeds of one or more Qualified Equity Offerings (as defined below) to redeem up to 35% of the aggregate principal amount of the Notes issued at a redemption price equal to 110.75% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of redemption; provided that at least 65% of the aggregate principal amount of Notes (including Additional Notes) issued under the Indenture remains outstanding immediately after any such redemption. In order to effect the foregoing redemption with the proceeds of any Qualified Equity Offering, the Company shall consummate such redemption not more than 90 days after the consummation of any such Qualified Equity Offering.

                  As used in the preceding paragraph, "Qualified Equity Offering" means any public or private offering for cash of Qualified Capital Stock of the Company other than (i) public offerings of Capital Stock registered on Form S-8 (or any successor form) or (ii) other issuances upon the exercise of stock options or similar rights by employees or directors of the Company or its Subsidiaries.

                  6. Special Mandatory Redemption. If the Escrow Funds have not been released to the Disbursing Agent for distribution in accordance with the terms and conditions of the Plan on or before July 3, 2003 or if the Company shall at any time determine that it is unlikely to be able to comply with the requirements set forth in the Escrow Agreement for obtaining a release of the Escrow Funds to consummate the Plan (the first such date to occur, the "Deadline Date"), then the Company shall redeem the Notes (the "Special Mandatory Redemption") in cash at a redemption price equal to 98.679% of the principal amount of the Notes, plus accrued and unpaid interest on the Notes (the "Special Mandatory Redemption Price") on a date not less than five Business Days and not more than ten Business Days immediately following the Deadline Date (the "Special Mandatory Redemption Date"). Upon receipt of the notice of Special Mandatory Redemption, the Securities Intermediary will liquidate all Escrow Funds in accordance with the terms of the Escrow Agreement.

                  7. Notice of Redemption. Except in the case of Special Mandatory Redemption, notices of redemption shall be mailed by first class mail at least 30 but not more than 60 days before the redemption date to each Holder of Notes to be redeemed at its registered address. Notices of redemption may not be conditional. If any Note is to be redeemed in part only, the notice of redemption that relates to such Note shall state the portion of the principal amount thereof to be redeemed. Notice of the Special Mandatory Redemption will be mailed promptly to each Holder of Notes at its registered address, the Trustee and the Securities Intermediary in accordance with the provisions of Article Three of the Indenture.

                  8. Offers To Purchase. The Indenture provides that upon the occurrence of a Change of Control or an Asset Sale and subject to further limitations contained therein, the Company shall make an offer to purchase outstanding Notes in accordance with the procedures set forth in the Indenture.

                  9. Registration Rights. (a) Pursuant to an Exchange and Registration Rights Agreement among the Company, the Guarantors and the Initial Purchasers (the "Registration Rights Agreement"), the Company will be obligated to consummate an exchange offer (the "Exchange Offer") pursuant to which the Holder of this Note shall have the right to exchange this Note for Notes which have been registered under the Securities Act, in like principal amount and having substantially identical terms as the Notes.

                  (b) If (i) within 240 days after the Issue Date, the Exchange Offer Registration Statement (or, if applicable, the Shelf Registration Statement) has not been filed with the Commission; (ii) within 330 days after the Issue Date, the Exchange Offer Registration Statement (or, if applicable, the Shelf Registration Statement) has not been declared effective; (iii) within 375 days after the Issue Date, neither the Exchange Offer has been consummated nor the Shelf Registration Statement has been declared effective; or (iv) after either the Exchange Offer Registration Statement or the Shelf Registration Statement has been declared effective, such Registration Statement thereafter ceases to be effective or useable (subject, in the case of the Shelf Registration Statement, to the exceptions set forth in the Registration Rights Agreement) in connection with resales of the Notes or Exchange Notes in accordance with and during the periods specified in Sections 2 and 3 of the Registration Rights Agreement (each such event referred to in clauses (i) through (iv), a "Registration Default"), additional interest ("Additional Interest") will accrue on the Notes and the Exchange Notes (in addition to the stated interest on the Notes and the Exchange Notes) from and including the date on which any such Registration Default shall occur to but excluding the date on which all Registration Defaults have been cured. Additional Interest will accrue at an initial rate of 0.50% per annum of the aggregate principal amount of the Notes during the 90-day period immediately following the occurrence of any Registration Default and shall increase by 0.50% per annum, which rate shall increase by 0.50% per annum for each subsequent 90-day period during which such Registration Default continues, up to a maximum of 2.00% per annum.

                  10. Denominations, Transfer, Exchange. The Notes are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. A Holder may transfer or exchange Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay to it any taxes and fees required by law or permitted by the Indenture.

                  11. Persons Deemed Owners. The registered Holder of this Note may be treated as the owner of this Note for all purposes.

                  12. Unclaimed Money. If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent will pay the money back to the Company at its written request. After that, Holders entitled to the money must look to the Company for payment as general creditors unless an "abandoned property" law designates another Person.

                  13. Amendment, Supplement, Waiver, Etc. The Company, the Guarantors, if any, and the Trustee (if a party thereto) may, without the consent of the Holders of any outstanding Notes, amend, waive or supplement the Indenture or the Notes for certain specified purposes, including, among other things, curing ambiguities, defects or inconsistencies, maintaining the qualification of the Indenture under the Trust Indenture Act of 1939, as amended, providing for the assumption by a successor to the Company of its obligations under the Indenture or any Security Documents and making any change that does not materially and adversely affect the rights of any Holder. Other amendments and modifications of the Indenture or the Notes may be made by the Company, the Guarantors, if any, and the Trustee with the consent of the Holders of not less than a majority of the aggregate principal amount of the outstanding Notes, subject to certain exceptions requiring the consent of the Holders of the particular Notes to be affected.

                  14. Restrictive Covenants. The Indenture imposes certain limitations on the ability of the Company and its Restricted Subsidiaries to, among other things, incur additional Debt, pay dividends on, redeem or repurchase its Capital Stock, make certain investments, sell assets, create restrictions on the payment of dividends or other amounts to the Company from its Restricted Subsidiaries, enter into transactions with Affiliates, expand into unrelated businesses, create liens, consolidate, merge or sell all or substantially all of the assets of the Company and its Restricted Subsidiaries and requires the Company to provide reports to Holders of the Notes. Such limitations are subject to a number of important qualifications and exceptions. Pursuant to Section 4.06 of the Indenture, the Company must annually report to the Trustee on compliance with such limitations.

                  15. Successor Corporation. When a successor corporation assumes all the obligations of its predecessor under the Notes and the Indenture and the transaction complies with the terms of Article Five of the Indenture, the predecessor corporation will, except as provided in Article Five, be released from those obligations.

                  16. Defaults and Remedies. Events of Default are set forth in the Indenture. Subject to certain limitations in the Indenture, if an Event of Default (other than an Event of Default specified in Sections 6.01(6) and 6.01(7) of the Indenture) occurs and is continuing, then, and in each and every such case, either the Trustee, by notice in writing to the Company, or the Holders of not less than 25% of the principal amount of the Notes then outstanding, by notice in writing to the Company and the Trustee, may, and the Trustee at the request of such Holders shall, declare due and payable, if not already due and payable, the principal of and any accrued and unpaid interest on all of the Notes; and upon any such declaration all such amounts upon such Notes shall become and be immediately due and payable, anything in the Indenture or in the Notes to the contrary notwithstanding. If an Event of Default specified in Sections 6.01(6) and 6.01(7) of the Indenture occurs, then the principal of and any accrued and unpaid interest on all of the Notes shall immediately become due and payable without any declaration or other act on the part of the Trustee or any Holder. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Notes. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders notice of any continuing default (except a default in payment of principal, premium, if any, or interest on the Notes) if it determines that withholding notice is in their best interests.

                  17. Trustee Dealings with Company. Subject to certain limitations imposed by the Trust Indenture Act, the Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not Trustee.

                  18. No Recourse Against Others. No director, officer, employee or stockholder of the Company or any Guarantor shall have any liability for any obligations of the Company or any Guarantor under the Notes or the Exchange Notes and any Guarantees thereof or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. Such waiver and release are part of the consideration for issuance of the Notes.

                  19. Discharge. The Company's obligations pursuant to the Indenture will be discharged, except for obligations pursuant to certain sections thereof, subject to the terms of the Indenture, upon the payment of all the Notes or upon the irrevocable deposit with the Trustee of United States dollars or Government Obligations sufficient to pay when due principal of and interest on the Notes to maturity or redemption, as the case may be.

                  20. Guarantees. The Notes will be entitled to the benefits of certain Guarantees made for the benefit of the Holders. Reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and obligations thereunder of the Guarantors, the Trustee and the Holders.

                  21. Authentication. This Note shall not be valid until the Trustee signs the certificate of authentication on the other side of this Note.

                  22. Governing Law. THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAW OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY. The Trustee, the Company and the Guarantors agree to submit to the jurisdiction of the courts of the State of New York in any action or proceeding arising out of or relating to the Indenture or the Notes.

                  23. Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TENANT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

                  The Company will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to:

                           Laidlaw Investments Ltd.
                           55 Shuman Blvd.
                           Naperville, Illinois 60563
                           Attn: General Counsel
                           Telephone: (800) 563-6072
                           Fax: (905) 332-6550

                  With a copy to:

                           Jones Day
                           North Point, 901 Lakeside Avenue
                           Cleveland, Ohio 44114-1190
                           Attention: ___________________
                           Tel: (216) 586-3939
                           Fax: (216) 579-0212

                                   ASSIGNMENT

                  I or we assign and transfer this Note to:

________________________________________________________________________________
             (Insert assignee's social security or tax I.D. number)

________________________________________________________________________________
             (Print or type name, address and zip code of assignee)

                  and irrevocably appoint:

                  Agent to transfer this Note on the books of the Company. The Agent may substitute another to act for him.

Date: _______________________         Your Signature: __________________________
                                                      (Sign exactly as your name
                                                      appears on the other side
                                                      of this Note)

Signature Guarantee: ______________________________

                               SIGNATURE GUARANTEE

                  Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

                       OPTION OF HOLDER TO ELECT PURCHASE

                  If you want to elect to have all or any part of this Note purchased by the Company pursuant to Section 4.08 or Section 4.12 of the Indenture, check the appropriate box:

                  [ ]      Section 4.08                [ ]      Section 4.12

                  If you want to have only part of the Note purchased by the Company pursuant to Section 4.08 or Section 4.12 of the Indenture, state the amount you elect to have purchased:

$ ________________________________
         (multiple of $1,000)

Date: ____________________________

                              Your Signature: __________________________________
                                              (Sign exactly as your name appears
                                              on the face of this Note)

__________________________________
        Signature Guaranteed

                               SIGNATURE GUARANTEE

                  Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

                                                                       EXHIBIT B

        [FORM OF LEGEND FOR 144A SECURITIES AND OTHER SECURITIES THAT ARE
                             RESTRICTED SECURITIES]

THIS NOTE (OR ITS PREDECESSOR) HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS, EXCEPT AS SET FORTH IN THE NEXT SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE
HOLDER:

         (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) (A "QIB"), (B) IT IS ACQUIRING THIS NOTE IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT OR (C) IT IS AN "INSTITUTIONAL ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(A)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT) (AN "IAI").

         (2) AGREES THAT IT WILL NOT RESELL OR OTHERWISE TRANSFER THIS NOTE EXCEPT (A) TO THE COMPANY OR ANY OF ITS SUBSIDIARIES, (B) TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QIB PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QIB IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OF REGULATION S UNDER THE SECURITIES ACT, (D) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (E) TO AN IAI THAT, PRIOR TO SUCH TRANSFER, FURNISHES THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE TRANSFER OF THIS NOTE (THE FORM OF WHICH CAN BE OBTAINED FROM THE TRUSTEE) AND, IF SUCH TRANSFER IS IN RESPECT OF AN AGGREGATE PRINCIPAL AMOUNT OF SECURITIES LESS THAN $250,000, AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY, IF THE COMPANY SO REQUESTS, THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT, (F) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY), OR (G) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND, IN EACH CASE, IN ACCORDANCE WITH THE APPLICA-

         BLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION; AND

         (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS NOTE OR AN INTEREST HEREIN IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND.

                  AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION" AND "UNITED STATES" HAVE THE MEANINGS GIVEN TO THEM BY RULE 902 OF REGULATION S UNDER THE SECURITIES ACT. THE INDENTURE GOVERNING THIS NOTE CONTAINS A PROVISION REQUIRING THE TRUSTEE TO REFUSE TO REGISTER ANY TRANSFER OF THIS NOTE IN VIOLATION OF THE FOREGOING.

        [FORM OF ASSIGNMENT FOR 144A SECURITIES AND OTHER SECURITIES THAT
                           ARE RESTRICTED SECURITIES]

                  I or we assign and transfer this Note to:

________________________________________________________________________________
             (Insert assignee's social security or tax I.D. number)

________________________________________________________________________________
             (Print or type name, address and zip code of assignee)

                  and irrevocably appoint:

                  Agent to transfer this Note on the books of the Company. The Agent may substitute another to act for him.

                                   [Check One]

                  [ ] (a) this Note is being transferred in compliance with the exemption from registration under the Securities Act provided by Rule 144A thereunder.

                  or

                  [ ] (b) this Note is being transferred other than in accordance with (a) above and documents are being furnished which comply with the conditions of transfer set forth in this Note and the Indenture.

                  If none of the foregoing boxes is checked, the Trustee or Registrar shall not be obligated to register this Note in the name of any person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in Sections 2.16 and 2.17 of the Indenture shall have been satisfied.

Date: _______________________         Your Signature: __________________________
                                                      (Sign exactly as your name
                                                      appears on the face of
                                                      this Note)

Signature Guarantee: ___________________________________________________________

                               SIGNATURE GUARANTEE

                  Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

              TO BE COMPLETED BY TRANSFEROR IF (a) ABOVE IS CHECKED

                  The transfer is being effected pursuant to and in accordance with Rule 144A under the Securities Act, and, accordingly, the transferor hereby further certifies that the beneficial interest or certificated Note is being transferred to a Person that the transferor reasonably believed and believes is purchasing the beneficial interest or certificated Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a "qualified institutional buyer" within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A and such transfer is in compliance with any applicable securities laws of any state of the United States. Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or certificated Note will be subject to the restrictions on transfer enumerated on the Rule 144A Notes and/or the certificated Note and in the Indenture and the Securities Act.

Dated: ____________________________       _____________________________________
                                          NOTICE: To be executed by an executive
                                                  officer

                                                                       EXHIBIT C

                     [FORM OF LEGEND FOR REGULATION S NOTE]

THIS NOTE (OR ITS PREDECESSOR) HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS, EXCEPT AS SET FORTH IN THE NEXT SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE
HOLDER:

         (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) (A "QIB"), (B) IT IS ACQUIRING THIS NOTE IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT OR (C) IT IS AN "INSTITUTIONAL ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(A)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT) (AN "IAI").

         (2) AGREES THAT IT WILL NOT RESELL OR OTHERWISE TRANSFER THIS NOTE EXCEPT (A) TO THE COMPANY OR ANY OF ITS SUBSIDIARIES, (B) TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QIB PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QIB IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OF REGULATION S UNDER THE SECURITIES ACT, (D) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (E) TO AN IAI THAT, PRIOR TO SUCH TRANSFER, FURNISHES THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE TRANSFER OF THIS NOTE (THE FORM OF WHICH CAN BE OBTAINED FROM THE TRUSTEE) AND, IF SUCH TRANSFER IS IN RESPECT OF AN AGGREGATE PRINCIPAL AMOUNT OF SECURITIES LESS THAN $250,000, AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY, IF THE COMPANY SO REQUESTS, THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT, (F) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY), OR (G) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND, IN EACH CASE, IN ACCORDANCE WITH THE APPLICA-

         BLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION; AND

         (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS NOTE OR AN INTEREST HEREIN IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND.

                  AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION" AND "UNITED STATES" HAVE THE MEANINGS GIVEN TO THEM BY RULE 902 OF REGULATION S UNDER THE SECURITIES ACT. THE INDENTURE GOVERNING THIS NOTE CONTAINS A PROVISION REQUIRING THE TRUSTEE TO REFUSE TO REGISTER ANY TRANSFER OF THIS NOTE IN VIOLATION OF THE FOREGOING.

                   [FORM OF ASSIGNMENT FOR REGULATION S NOTE]

                  I or we assign and transfer this Note to:

________________________________________________________________________________
             (Insert assignee's social security or tax I.D. number)

________________________________________________________________________________
             (Print or type name, address and zip code of assignee)

                  and irrevocably appoint:

                  Agent to transfer this Note on the books of the Company. The Agent may substitute another to act for him.

                                   [Check One]

                  [ ] (a) this Note is being transferred in compliance with the exemption from registration under the Securities Act provided by Regulation S thereunder.

                  or

                  [ ] (b) this Note is being transferred other than in accordance with (a) above and documents are being furnished which comply with the conditions of transfer set forth in this Note and the Indenture.

                  If none of the foregoing boxes is checked, the Trustee or Registrar shall not be obligated to register this Note in the name of any person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in Sections 2.16 and 2.17 of the Indenture shall have been satisfied.

Date: _______________________         Your Signature: __________________________
                                                      (Sign exactly as your name
                                                      appears on the face of
                                                      this Note)

Signature Guarantee: ___________________________________________________________

                               SIGNATURE GUARANTEE

                  Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

              TO BE COMPLETED BY TRANSFEROR IF (a) ABOVE IS CHECKED

                  The transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the transferor hereby further certifies that (i) the transfer is not being made to a person in the United States and (x) at the time the buy order was originated, the transferee was outside the United States or such transferor and any Person acting on its behalf reasonably believed and believes that the transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act, (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) if the proposed transfer is being made prior to the expiration of the restricted period under Regulation S, the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person (other than an initial purchaser). Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or certificated Note will be subject to the restrictions on transfer enumerated on the Regulation S Notes and/or the certificated Note and in the Indenture and the Securities Act.

Dated: ________________________           ______________________________________
                                          NOTICE: To be executed by an executive
                                                  officer

                                                                       EXHIBIT D

                        [FORM OF LEGEND FOR GLOBAL NOTE]

                  Any Global Note authenticated and delivered hereunder shall bear a legend (which would be in addition to any other legends required in the case of a Restricted Note) in substantially the following form:

                  THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE OF A DEPOSITORY. THIS NOTE IS NOT EXCHANGEABLE FOR NOTES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITORY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS NOTE (OTHER THAN A TRANSFER OF THIS NOTE AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

                  UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (A NEW YORK CORPORATION) ("DTC") TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                                                                       EXHIBIT E

                       Form of Certificate To Be Delivered
                          in Connection with Transfers
                            Pursuant to Regulation S

Deutsche Bank Trust Company Americas
280 Park Avenue
New York, New York 10017

Attention: Corporate Trust Administration

                  Re: Laidlaw Investments Ltd., an Ontario corporation, as issuer (the "Company"), 10 3/4% Senior Notes due 2011 (the "Notes")

Dear Sirs:

                  In connection with our proposed sale of $__________ aggregate principal amount of the Notes, we confirm that such sale has been effected pursuant to and in accordance with Regulation S under the U.S. Securities Act of 1933, as amended (the "Securities Act"), and, accordingly, we represent that:

                  (1) the offer of the Notes was not made to a U.S. person or to a person in the United States;

                  (2) either (a) at the time the buy offer was originated, the transferee was outside the United States or we and any person acting on our behalf reasonably believed that the transferee was outside the United States, or (b) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither we nor any person acting on our behalf knows that the transaction has been prearranged with a buyer in the United States;

                  (3) no directed selling efforts have been made in the United States in contravention of the requirements of Rule 904(a) of Regulation S;

                  (4) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act; and

                  (5) we have advised the transferee of the transfer restrictions applicable to the Notes.

                  You are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S.

                                           Very truly yours,

                                           [Name of Transferee]

                                           By: _________________________________

                                                                       EXHIBIT F

                                   GUARANTEES

                  Each of the undersigned (the "Guarantors") hereby jointly and severally unconditionally guarantees, to the extent set forth in the Indenture dated as of June 3, 2003 by and among Laidlaw Investments Ltd., an Ontario corporation, as issuer (the "Company"), the Guarantors, as guarantors, and Deutsche Bank Trust Company Americas, as Trustee (as amended, restated or supplemented from time to time, the "Indenture"), and subject to the provisions of the Indenture, (a) the due and punctual payment of the principal of, and premium, if any, and interest on the Notes, when and as the same shall become due and payable, whether at maturity, by acceleration or otherwise, the due and punctual payment of interest on overdue principal of, and premium and, to the extent permitted by law, interest, and the due and punctual performance of all other obligations of the Company to the Holders or the Trustee, all in accordance with the terms set forth in Article Ten of the Indenture, and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise.

                  The obligations of the Guarantors to the Holders and to the Trustee pursuant to this Guarantee and the Indenture are expressly set forth in Article Ten of the Indenture, and reference is hereby made to the Indenture for the precise terms and limitations of this Guarantee. Each Holder of the Note to which this Guarantee is endorsed, by accepting such Note, agrees to and shall be bound by such provisions.

                  Each Guarantee will be limited to an amount not to exceed the maximum amount that can be guaranteed by such Guarantor after giving effect to all of its other contingent and fixed liabilities without rendering such Guarantee, as it relates to such Guarantor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.

                         [Signatures on Following Pages]

                  IN WITNESS WHEREOF, each of the Guarantors has caused this Guarantee to be signed by a duly authorized Officer.

                                           [           ], as Guarantor

                                           By: _________________________________
                                               Name:
                                               Title:

                                                                       EXHIBIT G

                            [FORM OF CERTIFICATE FROM
                  ACQUIRING INSTITUTIONAL ACCREDITED INVESTOR]

Laidlaw Investments Ltd.
55 Shuman Blvd.
Naperville, Illinois 60563

Deutsche Bank Trust Company Americas
280 Park Avenue
New York, New York 10017

                  Re: 10 3/4% SENIOR NOTES DUE 2011

                  Reference is hereby made to the Indenture, dated as of June 3, 2003 (the "Indenture"), between Laidlaw Investments Ltd., a Ontario corporation, as issuer (the "Company"), and Deutsche Bank Trust Company Americas, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

                  In connection with our proposed purchase of $____________ aggregate principal amount of:

                  [ ] a beneficial interest in a Global Note, or

                  [ ] a Definitive Note,

                  we confirm that:

                  1. We understand that any subsequent transfer of the Notes or any interest therein is subject to certain restrictions and conditions set forth in the Indenture and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Notes or any interest therein except in compliance with, such restrictions and conditions and the United States Securities Act of 1933, as amended (the "Securities Act").

                  2. We understand that the offer and sale of the Notes have not been registered under the Securities Act, and that the Notes and any interest therein may not be offered or sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell the Notes or any interest therein, prior to the expiration of the holding period applicable to sales of the Notes under Rule 144(k) of the Securities Act, we will do so only (A) to the Company or any subsidiary thereof, (B) in accordance with Rule 144A under the Securities Act to a "qualified institutional buyer" (as defined therein),

         (C) to an institutional "accredited investor" (as defined below) that, prior to such transfer, furnishes (or has furnished on its behalf by a U.S. broker-dealer) to you and to the Company a signed letter substantially in the form of this letter and, if such transfer is in respect of a principal amount of Notes, at the time of transfer of less than $250,000, an Opinion of Counsel in form reasonably acceptable to the Company to the effect that such transfer is in compliance with the Securities Act, (D) outside the United States in accordance with Rule 904 of Regulation S under the Securities Act, (E) pursuant to the provisions of Rule 144(k) under the Securities Act or (F) pursuant to an effective registration statement under the Securities Act, and we further agree to provide to any person purchasing the Definitive Note or beneficial interest in a Global Note from us in a transaction meeting the requirements of clauses (A) through (E) of this paragraph a notice advising such purchaser that resales thereof are restricted as stated herein.

                  3. We understand that, on any proposed resale of the Notes or beneficial interest therein, we will be required to furnish to you and the Company such certifications, legal opinions and other information as you and the Company may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Notes purchased by us will bear a legend to the foregoing effect. We further understand that any subsequent transfer by us of the Notes or beneficial interest therein acquired by us must be effected through one of the Placement Agents.

                  4. We are an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment.

                  5. We are acquiring the Notes or beneficial interest therein purchased by us for our own account or for one or more accounts (each of which is an institutional "accredited investor") as to each of which we exercise sole investment discretion.

                  You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

                                           _____________________________________
                                           [Insert Name of Transferor]

                                           By: _________________________________
                                               Name:
                                               Title:
Dated: _____________, _____